EXHIBIT 4.1


                                   CREDIT AGREEMENT

                        $725,000,000 REDUCING REVOLVING CREDIT

                             AND COMPETITIVE BID FACILITY

                                        AMONG

                             SEAGULL ENERGY CORPORATION,

                      TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                      Individually and as Administrative Agent,

                                    CHEMICAL BANK,
                                   as Auction Agent

                                         AND

                           THE OTHER BANKS SIGNATORY HERETO


                                  TABLE OF CONTENTS

     Section 1.   Definitions and Accounting Matters.  . . . . . . . . . . .   1

          1.1.    Certain Defined Terms  . . . . . . . . . . . . . . . . . .   1
          1.2.    Accounting Terms and Determinations  . . . . . . . . . . .  26
          1.3.    Types of Loans . . . . . . . . . . . . . . . . . . . . . .  26
          1.4.    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . .  26

     Section 2.   Commitments; Borrowing  Base Determinations;  Competitive
                  Bid Facility.  . . . . . . . . . . . . . . . . . . . . . .  26

          2.1.    Committed Loans  . . . . . . . . . . . . . . . . . . . . .  26
          2.2.    Letters of Credit  . . . . . . . . . . . . . . . . . . . .  27
          2.3.    Reductions and Changes of Commitments  . . . . . . . . . .  30
          2.4.    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          2.5.    Affiliates; Lending Offices  . . . . . . . . . . . . . . .  32
          2.6.    Several Obligations  . . . . . . . . . . . . . . . . . . .  32
          2.7.    Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .  32
          2.8.    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . .  32
          2.9.    Borrowing Base Determinations  . . . . . . . . . . . . . .  32
          2.10.   Competitive Bid Procedure  . . . . . . . . . . . . . . . .  33

     Section 3.   Borrowings, Prepayments and Selection of Interest Rates. .  35

          3.1.    Borrowings . . . . . . . . . . . . . . . . . . . . . . . .  35
          3.2.    Prepayments  . . . . . . . . . . . . . . . . . . . . . . .  36
          3.3.    Selection of Interest Rates  . . . . . . . . . . . . . . .  38

     Section 4.   Payments of Principal and Interest.  . . . . . . . . . . .  38

          4.1.    Repayment of Loans and Reimbursement Obligations . . . . .  38
          4.2.    Interest . . . . . . . . . . . . . . . . . . . . . . . . .  38

     Section 5.   Payments; Pro Rata Treatment; Computations, Etc. . . . . .  39

          5.1.    Payments . . . . . . . . . . . . . . . . . . . . . . . . .  39
          5.2.    Pro Rata Treatment . . . . . . . . . . . . . . . . . . . .  40
          5.3.    Computations . . . . . . . . . . . . . . . . . . . . . . .  40
          5.4.    Minimum and Maximum Amounts  . . . . . . . . . . . . . . .  40
          5.5.    Certain Actions, Notices, Etc  . . . . . . . . . . . . . .  41
          5.6.    Non-Receipt of Funds by the Administrative Agent . . . . .  42
          5.7.    Sharing of Payments, Etc . . . . . . . . . . . . . . . . .  42

     Section 6.   Yield Protection and Illegality. . . . . . . . . . . . . .  43

          6.1.    Additional Costs . . . . . . . . . . . . . . . . . . . . .  43
          6.2.    Limitation on Types of Loans . . . . . . . . . . . . . . .  44
          6.3.    Illegality . . . . . . . . . . . . . . . . . . . . . . . .  45
          6.4.    Substitute Alternate Base Rate Loans . . . . . . . . . . .  45
          6.5.    Compensation . . . . . . . . . . . . . . . . . . . . . . .  46


                                         (1)


          6.6.    Additional Costs in Respect of Letters of Credit . . . . .  46
          6.7.    Capital Adequacy . . . . . . . . . . . . . . . . . . . . .  47
          6.8     Limitation on Additional Charges; Substitute Banks;  Non-
                  Discrimination . . . . . . . . . . . . . . . . . . . . . .  47

     Section 7.   Conditions Precedent.  . . . . . . . . . . . . . . . . . .  48

          7.1.    Initial Loans  . . . . . . . . . . . . . . . . . . . . . .  48
          7.2.    Initial and Subsequent Loans . . . . . . . . . . . . . . .  50

     Section 8.   Representations and Warranties.  . . . . . . . . . . . . .  51

          8.1.    Corporate Existence  . . . . . . . . . . . . . . . . . . .  51
          8.2.    Corporate Power and Authorization  . . . . . . . . . . . .  51
          8.3.    Binding Obligations  . . . . . . . . . . . . . . . . . . .  51
          8.4.    No Legal Bar or Resultant Lien . . . . . . . . . . . . . .  51
          8.5.    No Consent . . . . . . . . . . . . . . . . . . . . . . . .  51
          8.6.    Financial Condition  . . . . . . . . . . . . . . . . . . .  52
          8.7.    Investments and Guaranties . . . . . . . . . . . . . . . .  52
          8.8.    Liabilities and Litigation . . . . . . . . . . . . . . . .  52
          8.9.    Taxes and Governmental Charges . . . . . . . . . . . . . .  53
          8.10.   Title to Properties  . . . . . . . . . . . . . . . . . . .  53
          8.11.   Defaults . . . . . . . . . . . . . . . . . . . . . . . . .  53
          8.12.   Location of Businesses and Offices . . . . . . . . . . . .  53
          8.13.   Compliance with Law  . . . . . . . . . . . . . . . . . . .  53
          8.14.   Margin Stock . . . . . . . . . . . . . . . . . . . . . . .  54
          8.15.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .  54
          8.16.   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          8.17.   Investment Company Act . . . . . . . . . . . . . . . . . .  54
          8.18.   Public Utility Holding Company Act . . . . . . . . . . . .  54
          8.19.   Environmental Matters  . . . . . . . . . . . . . . . . . .  55
          8.20.   Claims and Liabilities . . . . . . . . . . . . . . . . . .  56
          8.21.   Solvency . . . . . . . . . . . . . . . . . . . . . . . . .  56

     Section 9.   Affirmative Covenants. . . . . . . . . . . . . . . . . . .  56

          9.1.    Financial Statements and Reports . . . . . . . . . . . . .  56
          9.2.    Officers' Certificates . . . . . . . . . . . . . . . . . .  59
          9.3.    Taxes and Other Liens  . . . . . . . . . . . . . . . . . .  59
          9.4.    Maintenance  . . . . . . . . . . . . . . . . . . . . . . .  60
          9.5.    Further Assurances . . . . . . . . . . . . . . . . . . . .  60
          9.6.    Performance of Obligations . . . . . . . . . . . . . . . .  60
          9.7.    Reimbursement of Expenses  . . . . . . . . . . . . . . . .  60
          9.8.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . .  61
          9.9.    Accounts and Records . . . . . . . . . . . . . . . . . . .  62
          9.10.   Rights of Inspection . . . . . . . . . . . . . . . . . . .  62
          9.11.   Notice of Certain Events . . . . . . . . . . . . . . . . .  62
          9.12.   ERISA Information and Compliance . . . . . . . . . . . . .  64
          9.13.   Minimum APC Dividends and/or ENSTAR Alaska Advances  . . .  64
          9.14.   Minimum ENSTAR Alaska Management Fees  . . . . . . . . . .  65
          9.15.   Minimum ENSTAR Alaska Tax Payments . . . . . . . . . . . .  65


                                         (2)


     Section 10.  Negative Covenants.  . . . . . . . . . . . . . . . . . . .  65

          10.1.   Debts, Guaranties and Other Obligations  . . . . . . . . .  65
          10.2.   Liens  . . . . . . . . . . . . . . . . . . . . . . . . . .  67
          10.3.   Investments, Loans and Advances  . . . . . . . . . . . . .  70
          10.4.   Dividend Payment Restrictions  . . . . . . . . . . . . . .  72
          10.5.   Mergers and Sales of Assets  . . . . . . . . . . . . . . .  73
          10.6.   Proceeds of Notes  . . . . . . . . . . . . . . . . . . . .  73
          10.7.   ERISA Compliance . . . . . . . . . . . . . . . . . . . . .  73
          10.8.   Amendment of Certain Documents . . . . . . . . . . . . . .  74
          10.9.   Tangible Net Worth . . . . . . . . . . . . . . . . . . . .  74
          10.10.  ENSTAR Alaska Financial Ratios . . . . . . . . . . . . . .  74
          10.11.  Company Debt/Capitalization Ratio  . . . . . . . . . . . .  74
          10.12.  EBITDA/Interest Ratio  . . . . . . . . . . . . . . . . . .  75
          10.13.  Nature of Business . . . . . . . . . . . . . . . . . . . .  75
          10.14.  Futures Contracts  . . . . . . . . . . . . . . . . . . . .  75
          10.15.  Covenants in Other Agreements  . . . . . . . . . . . . . .  75

     Section 11.  Defaults.  . . . . . . . . . . . . . . . . . . . . . . . .  76

          11.1.   Events of Default  . . . . . . . . . . . . . . . . . . . .  76
          11.2.   Collateral Account . . . . . . . . . . . . . . . . . . . .  78
          11.3.   Preservation  of  Security  for  Unmatured  Reimbursement
                  Obligations  . . . . . . . . . . . . . . . . . . . . . . .  78
          11.4.   Right of Setoff  . . . . . . . . . . . . . . . . . . . . .  79

     Section 12.  The Agents.  . . . . . . . . . . . . . . . . . . . . . . .  80

          12.1.   Appointment, Powers and Immunities . . . . . . . . . . . .  80
          12.2.   Reliance by Agents . . . . . . . . . . . . . . . . . . . .  81
          12.3.   Defaults . . . . . . . . . . . . . . . . . . . . . . . . .  81
          12.4.   Rights as a Bank . . . . . . . . . . . . . . . . . . . . .  81
          12.5.   Indemnification  . . . . . . . . . . . . . . . . . . . . .  81
          12.6.   Non-Reliance on Agents and Other Banks . . . . . . . . . .  82
          12.7.   Failure to Act . . . . . . . . . . . . . . . . . . . . . .  82
          12.8.   Resignation or Removal of Agents . . . . . . . . . . . . .  82

     Section 13.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . .  83

          13.1.   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .  83
          13.2.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . .  83
          13.3.   Indemnification  . . . . . . . . . . . . . . . . . . . . .  84
          13.4.   Amendments, Etc. . . . . . . . . . . . . . . . . . . . . .  84
          13.5.   Successors and Assigns . . . . . . . . . . . . . . . . . .  85
          13.6.   Limitation of Interest . . . . . . . . . . . . . . . . . .  88
          13.7.   Survival . . . . . . . . . . . . . . . . . . . . . . . . .  89
          13.8.   Captions . . . . . . . . . . . . . . . . . . . . . . . . .  89
          13.9.   Counterparts . . . . . . . . . . . . . . . . . . . . . . .  89
          13.10.  Governing Law  . . . . . . . . . . . . . . . . . . . . . .  89
          13.11.  Severability . . . . . . . . . . . . . . . . . . . . . . .  90
          13.12.  Chapter 15 Not Applicable  . . . . . . . . . . . . . . . .  90


                                         (3)


          13.13.  Confidential Information . . . . . . . . . . . . . . . . .  90
          13.14.  Tax Forms  . . . . . . . . . . . . . . . . . . . . . . . .  91
          13.15.  Amendment and Restatement  . . . . . . . . . . . . . . . .  91
          13.16.  Intercreditor Agreement  . . . . . . . . . . . . . . . . .  91

     EXHIBITS:

     Exhibit A    Oil and Gas Subsidiaries
     Exhibit B    Form of Borrowing Base Certificate
     Exhibit C    Form of Request for Extension of Credit
     Exhibit D    Mortgages, Acts  of Collateral  Mortgage, Collateral  Mortgage
                  Notes and Collateral Pledge Agreements
     Exhibit E    Form of Committed Note
     Exhibit F    Subsidiaries (with Addresses)
     Exhibit G    Form of Compliance Certificate
     Exhibit H    Assignment and Acceptance
     Exhibit I    Form of Engineering Report Certificate
     Exhibit J    Parameters Interest  Rate Protection  and Commodities  Futures
                  Programs
     Exhibit K    Form of Competitive Bid Request
     Exhibit L    Form of Notice to Banks of Competitive Bid Request
     Exhibit M    Form of Competitive Bid
     Exhibit N    Form of Competitive Bid Administrative Questionnaire
     Exhibit O    Form of Competitive Note
     Exhibit P    Articles of Amendment
     Exhibit Q    Existing Competitive Loans
     Exhibit R    Form of Amendment to Intercreditor Agreement
     Exhibit S    Form of Amendment to Canadian Facility


                                         (4)

                                   CREDIT AGREEMENT

          This CREDIT AGREEMENT, dated as of May 24, 1994 (the "Effective Date"), is by and among SEAGULL ENERGY CORPORATION (the "Company"), a corporation duly organized and validly existing under the laws of the State of Texas; each of the banks which is or which may from time to time become a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent"); and CHEMICAL BANK ("Chemical"), a New York banking corporation, as auction agent (in such capacity, together with its successors in such capacity, the "Auction Agent").

          The parties hereto agree as follows:

          Section 1.     Definitions and Accounting Matters.

          1.1. Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Acts of Collateral Mortgage" shall mean, collectively, the collateral mortgages, pledges, assignments of production and security agreements described or referenced on Exhibit D hereto each in form and substance satisfactory to the Administrative Agent, executed by the indicated Persons, with which the applicable Collateral Mortgage Note executed by such Person has been or is to be paraphed for identification, together with additional or supplemental collateral mortgages, pledges, assignments of production and security agreements required to be executed pursuant to any of the terms of this Agreement or any of the other Loan Documents, as any of the same may be amended, modified, restated or supplemented from time to time. The parties recognize and acknowledge that the Acts of Collateral Mortgage described or referenced on Exhibit D hereto have each been released or redelivered to the Company and are no longer in effect, and that the inclusion of such Acts of Collateral Mortgage in this definition is solely for the purpose of those provisions of this Agreement that continue to refer to the Mortgages even following their release or redelivery.

          "Additional Costs"  shall have  the meaning ascribed  to such  term in
     Section 6.1 hereof.

          "Adjustable Alaskan Gas Debt" shall mean Alaskan Gas Debt minus the highest amount of Short Term Borrowings outstanding during the Short Term Borrowings Measuring Period.

          "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, grandchildren, nephews and nieces) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Agents" shall mean the Administrative Agent and the Auction Agent.

          "Agreement" shall mean this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time.

          "Alaskan Gas Component Value" shall mean (A) prior to the initial Borrowing Base Determination, $43,000,000 and (B) thereafter, the amount by which (i) the product of 5-1/2 times an amount equal to (I) the average annual EBITDA of ENSTAR Alaska on a consolidated basis for the three year period ended on the most recent December 31st plus (II) 70% of the average annual management fees paid to the Company by ENSTAR Alaska during such three year period minus (III) average annual Capital Expenditures attributable to ENSTAR Alaska in accordance with GAAP and on a consolidated basis during such three year period exceeds (ii) the Alaskan Gas Debt determined as of (x) the preceding January 1 (in the case of a Scheduled Redetermination) or (y) the last day of the second month prior to the month in which the effective date of the Borrowing Base Determination occurs (in the case of a Requested Redetermination).

          "Alaskan Gas Debt" shall mean the sum of (i) Funded Indebtedness of ENSTAR Alaska plus (ii) Current Maturities of ENSTAR Alaska plus
     (iii) Redemption Obligations of ENSTAR Alaska plus (iv) the highest amount of Short Term Borrowings outstanding during the Short Term Borrowings Measuring Period.

          "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day or (b) 1/2 of 1% plus the Federal Funds Rate in effect for such day (rounded upwards, if necessary, to the nearest 1/16th of 1%). For purposes hereof, "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
     Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective on the effective date of such change in the Federal Funds Rate. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist. For the purposes hereof, "Prime Rate" shall mean the prime rate as announced from time to time by the
     Administrative Agent, and thereafter entered in the minutes of the Administrative Agent's Loan and Discount Committee. Without notice to the Company or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. For purposes of this Agreement any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced.

          "Alternate Base Rate Loans" shall mean Loans which bear interest at a rate based upon the Alternate Base Rate.

          "APC" shall mean Alaska Pipeline Company, an Alaska corporation, a Subsidiary of the Company.

          "APC Long Term Financing Documents" shall mean that certain Inducement Agreement and that certain Note Agreement (together with the Notes, as defined therein), each dated as of May 14, 1992, by and among the Company, Aid Association for Lutherans, The Equitable Life Assurance Society of the United States, Equitable Variable Life Insurance Company, Provident Life and Accident Insurance Company and Teachers Insurance & Annuity Association of America, any documentation executed in connection with any renewal, extension or rearrangement of the Indebtedness that is the subject of the foregoing documents, the Gas Sales Contract, the Intercompany Mortgage, as defined in the above-mentioned Note Agreement, and any documents executed in replacement of any of the foregoing documents, if any, and only if the Administrative Agent has received notice thereof pursuant to Section 10.8.

          "Applicable Lending Office" shall mean, for each Bank and for each Type of Loan, such office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and/or issued and maintained.

          "Applicable Margin" shall mean, on any day and with respect to any Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt/Capitalization Ratio as of the last day of the most recently ending fiscal quarter of the Company and its Subsidiaries with respect to which the Administrative Agent shall have received the financial statements and other information (the "Current Information") required to be delivered to the Administrative Agent pursuant to Section 9.1 hereof (said calculation to be made by the
     Administrative Agent as soon as practicable after receipt by the Administrative Agent of all required Current Information):

                                                               Eurodollar
                                         Alternate Base Rate      Loan
                                           Loan Applicable     Applicable
           Debt/Capitalization Ratio           Margin            Margin

          Greater than or equal to 60%          0.50              1.50

          Greater than or equal to 55%
          but less than 60%                     0.25              1.25

          Greater than or equal to 50%
          but less than 55%                     0.00              1.00

          Greater than or equal to 45%
          but less than 50%                     0.00              0.75

          Less than 45%                         0.00              0.625

     Notwithstanding the foregoing, at all times that a Borrowing Base Deficiency shall exist and is continuing for more than 30 days, the Applicable Margins provided for in this definition shall each be increased by adding 1.00%. Each change in the Applicable Margin based on a change in the Current Information shall be effective as of the fifteenth day of the month during which the Current Information used to calculate the new Applicable Margin was delivered to the Administrative Agent.

          "Applications" shall mean all applications and agreements for Letters of Credit, or similar instruments or agreements, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued.

          "Articles of Amendment" shall mean the proposed Articles of Amendment attached hereto as Exhibit P.

          "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended, and any successor statute.

          "Beluga Financing Documents" shall mean that certain Inducement Agreement and that certain Note Agreement (together with the Notes, as defined therein), each dated June 17, 1985, and amended as of June 15, 1990, by and among the Company and The Equitable Life Assurance Society of the United States and the Travelers Insurance Company, any documentation executed in connection with any renewal, extension or rearrangement of the Indebtedness that is the subject of the foregoing documents, the Gas Sales Contract, the Intercompany Mortgage, as defined in the above-mentioned Note

     Agreement, and any documents executed in replacement of any of the foregoing documents, if and only if the Administrative Agent has received notice thereof pursuant to Section 10.8.

          "Borrowing Base" shall mean, as at any date, the sum of

          (i)   the Oil and Gas Reserves Component Value plus

          (ii)  the Alaskan Gas Component Value plus

          (iii) the Pipeline Component Value.

     If the Company fails to provide a current Borrowing Base Certificate as required by Section 9.2(c), two (2) Business Days after notice to the Company the Majority Banks may determine the Borrowing Base from time to time in their reasonable discretion, taking into account all information reasonably available to them, and the Borrowing Base from time to time so determined shall be the Borrowing Base for all purposes of this Agreement until a current Borrowing Base Certificate is furnished.

          "Borrowing Base Certificate" shall mean a certificate with respect to the Alaskan Gas Component Value and the Pipeline Component Value, duly executed by the chief executive officer, chief financial officer, treasurer or controller of the Company, appropriately completed and in substantially the form of Exhibit B hereto.

          "Borrowing Base Debt" shall mean, without duplication, the sum of (i) borrowed money Indebtedness that is not Funded Indebtedness plus (ii) Senior Debt plus (iii) the "Maximum Outstanding Amount" in effect from time to time under the Canadian Facility plus (iv) Redemption Obligations payable within five (5) years after any applicable determination date, together with obligations (excluding volumetric obligations with respect to pre-sales of Hydrocarbon production which have already been accounted for in the calculation of the Borrowing Base) payable out of Hydrocarbon production (except such obligations payable solely by recourse to properties not included in the Borrowing Base and Indebtedness permitted by
     Section 10.1(l)) to the extent such obligations have not already been deducted in the calculation of the Borrowing Base; provided, however, that Borrowing Base Debt shall not include the Loans or any Subordinated Debt.

          "Borrowing Base Deficiency" shall mean the amount by which (a) the sum of (i) the aggregate outstanding amount of all Revolving Credit Obligations plus (ii) the aggregate outstanding amount of all other Borrowing Base Debt of the Company and its Subsidiaries (other than ENSTAR Alaska) exceeds (b) the then current Borrowing Base.

          "Borrowing Base Deficiency Notification Date" shall mean the date on which any notice of a Borrowing Base Deficiency is received by the Company.

          "Borrowing Base Determination" shall mean a Scheduled Redetermination or a Requested Redetermination.

          "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas or New York, New York, and where such term is used in the definition of "Quarterly Date" in this Section 1.1 or if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, a day which is also a day on which dealings in Dollar deposits are carried out in the relevant interbank market.

          "Canadian Facility" shall mean that certain Credit Agreement dated December 30, 1993 executed by and among Seagull Energy Canada Ltd., Chemical Bank of Canada, as Arranger and as Administrative Agent, The Bank of Nova Scotia, as Paying Agent and as Co-Agent, Canadian Imperial Bank of Commerce, as Co-Agent, and certain banks therein named, as amended by that certain First Amendment to Credit Agreement in the form of Exhibit S hereto dated concurrently herewith executed by and among Seagull Energy Canada Ltd., Chemical Bank of Canada, as Arranger and as Administrative Agent, The Bank of Nova Scotia, as Paying Agent and as Co-Agent, Canadian Imperial Bank of Commerce, as Co-Agent, and certain banks therein named, and as amended by the Intercreditor Agreement, and as the same may be further amended or modified from time to time.

          "Capital Expenditures" shall mean expenditures in respect of fixed or capital assets (calculated in accordance with GAAP) excluding expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy. Expenditures in respect of replacements and maintenance consistent with the business practices of the Company and its Subsidiaries in respect of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary course of business are not Capital Expenditures to the extent such expenditures are not capitalized in preparing a balance sheet of the Company in accordance with GAAP.

          "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Capitalization" shall mean an amount equal to the sum of (a) Funded Indebtedness of the Company and its Subsidiaries on a consolidated basis plus (b) Current Maturities of the Company and its Subsidiaries on a consolidated basis plus (c) borrowed money Indebtedness of the Company and its Subsidiaries on a consolidated basis that is not Funded Indebtedness plus (d) Indebtedness of the Company and its Subsidiaries on a consolidated basis constituting obligations payable out of Hydrocarbons (except such obligations payable solely by recourse to properties not included in the

     Borrowing Base) plus (e) Tangible Net Worth of the Company and its Subsidiaries on a consolidated basis.

          "Change of Control" shall mean a change resulting when any Unrelated Person or any Unrelated Persons acting together which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of the Company or (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Company. As used herein (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "Unrelated Person" means at any time any Person other than the Company or any Subsidiary and other than any trust for any employee benefit plan of the Company or any Subsidiary of the Company; (d) "Related Person" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and (e) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

          "Chapter One" shall mean Chapter One of the Texas Credit Code, as in effect on the date the document using such term was executed.

          "Code"  shall mean the Internal  Revenue Code of  1986, as amended, or
     any  successor  statute,   together  with  all  regulations,   rulings  and
     interpretations thereof or thereunder by the Internal Revenue Service.

          "Collateral Mortgage Notes" shall mean, collectively, any collateral mortgage notes now or hereafter executed in connection with the Obligations, each in form and substance satisfactory to the Administrative Agent, payable to the order of bearer, together with additional or supplemental collateral mortgage notes hereafter required to be executed pursuant to any of the terms of this Agreement or any of the other Loan Documents, as any of the same may be amended, modified, restated or supplemented from time to time.

          "Collateral Pledge Agreements" shall mean, collectively, any assignments of production, security agreements and financing statements now or hereafter executed in favor of the Administrative Agent in connection with the Obligations, each in form and substance satisfactory to the Administrative Agent, together with additional or supplemental assignments of production, security agreements and financing statements hereafter required to be executed in favor of the Administrative Agent pursuant to any of the terms of this Agreement or any of the other Loan Documents, as any of the same may be amended, modified, restated or supplemented from time to time.

          "Commitment Percentage" shall mean, as to any Bank, the percentage equivalent of a fraction the numerator of which is the amount of such Bank's Commitment and the denominator of which is the aggregate amount of the Commitments of all Banks.

          "Commitments" shall mean, as to any Bank, the obligation, if any, of such Bank to make Committed Loans and incur Letter of Credit Liabilities in an aggregate principal amount at any one time outstanding up to but not exceeding the amount, if any, set forth opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced from time to time pursuant to Section 2.3).

          "Committed Loans" shall mean the loans provided for in Section 2.1 hereof.

          "Committed Notes" shall mean the promissory notes of the Company evidencing the Committed Loans, in the form of Exhibit E hereto, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor.

          "Company Report" shall mean one or more reports, in form satisfactory to the Administrative Agent and the Majority Banks, prepared by petroleum engineers employed by the Company or its Subsidiaries, which shall evaluate
     (i) at least 85% of the present value of the producing and non-producing proved oil and gas reserves of the Company and its Oil and Gas Subsidiaries evaluated in the most recent Engineering Report delivered pursuant hereto and (ii) any other properties as to which the Company has conducted successful exploration activities subsequent to the most recent Engineering Report, in each case effective as of the immediately preceding July 1. Each Company Report shall set forth production, drilling and acquisition information and other information requested by the Administrative Agent and shall be based upon updated economic assumptions acceptable to the Administrative Agent and approved by the Majority Banks at the beginning of the applicable year.

          "Competitive Bid" shall mean an offer by a Bank to make a Competitive Loan pursuant to Section 2.10 hereof.

          "Competitive  Bid   Administrative   Questionnaire"   shall   mean   a
     questionnaire substantially in the form of Exhibit N hereto.

          "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Bank pursuant to Section 2.10 hereof, the fixed rate of interest, in each case, offered by the Bank making such Competitive Bid.

          "Competitive Bid Request" shall have the meaning ascribed to such term in Section 2.10 hereof.

          "Competitive Loans" shall mean the Existing Competitive Loans and loans provided for in Section 2.10 hereof.

          "Competitive Notes" shall mean the promissory notes of the Company evidencing the Competitive Loans, in the form of Exhibit O hereto, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor.

          "Cover" for Letter of Credit Liabilities shall be effected by paying to the Administrative Agent immediately available funds, to be held by the Administrative Agent in a collateral account maintained by Administrative Agent at its Principal Office and collaterally assigned as security for the financial accommodations extended pursuant to this Agreement using documentation satisfactory to the Administrative Agent, in an amount equal to any required prepayment. Such amount shall be retained by the Administrative Agent in such collateral account until such time as (x) in the case of Cover being provided pursuant to Section 2.2(a), the applicable Letter of Credit shall have expired and Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied or (y) in the case of Cover being provided pursuant to Section 3.2(b)(1), the outstanding principal amount of all Revolving Credit Obligations is not greater than the aggregate amount of the Commitments.

          "Current Maturities" shall mean, on any day on which Current Maturities are calculated, the sum of (a) scheduled principal payments on Funded Indebtedness which are payable within one (1) year after such day plus (b) the principal component of payments required to be made with respect to Capital Lease Obligations within one (1) year of said date plus
     (c), to the extent not included above, all items which in accordance with GAAP would be classified as current maturities of long term debt.

          "Debt/Capitalization Ratio" shall mean the ratio of (a) the sum of Funded Indebtedness of the Company and its Subsidiaries on a consolidated basis plus Current Maturities of the Company and its Subsidiaries on a consolidated basis plus borrowed money Indebtedness of the Company and its Subsidiaries on a consolidated basis that is not Funded Indebtedness plus Indebtedness of the Company and its Subsidiaries on a consolidated basis constituting obligations payable out of Hydrocarbons (except such obligations payable solely by recourse to properties not included in the Borrowing Base) to (b) Capitalization.

          "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosure Statement" shall mean the Disclosure Statement dated December 31, 1992 delivered to the Administrative Agent by the Company.

          "Dividend Payment" shall mean, with respect to any Person, dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the redemption of, or the setting apart of money for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of such Person, or the exchange or conversion of any shares of any class of capital stock of such Person for or into any obligations of or shares of any other class of capital stock of such Person or any other property, but excluding dividends to the extent payable in, or exchanges or conversions for or into, shares of common stock of the Company or options or warrants to purchase common stock of the Company.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "EBITDA" shall mean net earnings (excluding gains and losses on sales and retirement of assets, non-cash write downs and charges resulting from accounting convention changes) before deduction for federal and state taxes, interest expense (including capitalized interest), operating lease rentals or depreciation, depletion and amortization expense, all determined in accordance with GAAP.

          "EBITDA/Interest Ratio" shall mean the ratio of (a) EBITDA of the Company and its Subsidiaries on a consolidated basis to (b) operating lease rentals and interest expense (including capitalized interest) on all Indebtedness of the Company and its Subsidiaries on a consolidated basis for any twelve-month period ending on the last day of every calendar quarter during the period with respect to which the EBITDA/Interest Ratio is to be calculated.

          "Engineering Report" shall mean one or more reports, in form satisfactory to the Administrative Agent and the Majority Banks, prepared by one or more independent consulting firms acceptable to the Administrative Agent and the Majority Banks in their reasonable business judgment, which shall evaluate at least 85% of the present value of the producing and non-producing proved oil and gas reserves of the Company and its Oil and Gas Subsidiaries as of the immediately preceding January 1. Each Engineering Report shall set forth a projection of the future rate of production, Net Proceeds of Production and present value of the Net Proceeds of Production, in each case based upon economic assumptions acceptable to the Administrative Agent and approved by the Majority Banks.

          "ENSTAR Alaska" shall collectively mean (i) the gas distribution system in south-central Alaska known as ENSTAR Natural Gas Company, a division of the Company, and (ii) APC.

          "ENSTAR Alaska Group" shall have the meaning assigned to such term in the Articles of Amendment.

          "ENSTAR Alaska Stock" shall have the meaning assigned to such term in the Articles of Amendment.

          "Environmental Claim" means any third party (including Governmental Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land or the clean-up of such pollution or contamination; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) the manufacture, processing, distribution in commerce or use of Hazardous Substances. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as alleged by any Governmental Authority.

          "Environmental Liabilities" includes all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including reasonable attorneys' fees and court costs.

          "Environmental Permit" means any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations and interpretations by the Internal Revenue Service or the Department of Labor thereunder.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

          "Eurodollar Base Rate" shall mean, with respect to any Interest Period for any Eurodollar Loan, the lesser of (A) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by the Administrative Agent and the Company) as of 11:00 a.m., Houston, Texas time (or as soon thereafter as practicable) on the day two Business Days prior to the first day of such Interest Period for Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to which such Interest Period relates or (B) the Highest Lawful Rate. If none of such Telerate Page 3750 nor any successor or similar service is available, then the "Eurodollar Base Rate" shall mean, with respect to any Interest Period for any applicable Eurodollar Loan, the lesser of (A) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined by the Administrative Agent to be the average of the rates quoted by the Reference Banks at approximately 11:00 a.m., Houston, Texas time (or as soon thereafter as practicable) on the day two Business Days prior to the first day of such Interest Period for the offering by such Reference Banks to leading banks in the interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to which such Interest Period relates or (B) the Highest Lawful Rate. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks; if none of such quotations is available on a timely basis, the provisions of Section 6.2 shall apply. Each determination of the Eurodollar Base Rate shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

          "Eurodollar  Loans"  shall   mean  Loans  the  interest  on  which  is
     determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.1.

          "Eurodollar Rate" shall mean, for any Interest Period for any Eurodollar Loan, a rate per annum determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period.

          "Event of  Default" shall have  the meaning assigned  to such  term in
     Section 11 hereof.

          "Existing  Competitive   Loans"  shall  mean  the   Competitive  Loans
     described on Exhibit Q hereto.

          "Facility Fee Percentage" shall mean 0.1875%; provided, however, that at all times that the Company shall have received an investment grade senior debt rating from two nationally known agencies (one of which must be either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.)

     of BBB-/Baa3 (or the equivalent), the Facility Fee Percentage shall be reduced to 0.125%.

          "Financial  Statements"  shall   mean  the   financial  statement   or
     statements, together with the notes and schedules thereto, described or referred to in Sections 8.6 and 9.1.

          "Funded Indebtedness" shall mean all Indebtedness which by its terms matures more than one (1) year from the date as of which any calculation of Funded Indebtedness is made, and any Indebtedness maturing within one (1) year from such date which is renewable at the option of the obligor to a date beyond one (1) year from such date.

          "GAAP" shall mean as to a particular Person, such accounting practice as, in the opinion of KPMG Peat Marwick or other independent accountants of recognized national standing retained by such Person and acceptable to the Majority Banks, conforms at the time to generally accepted accounting principles, consistently applied. Generally accepted accounting principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Banks, except only for such changes in principles and practices with which the applicable independent public accountants concur and which are disclosed to the Banks in writing, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition and results of operations of such Person.

          "Gas and Liquids Pipeline Subsidiaries" shall mean each company (which may include the Company) engaged in the Pipeline Operations.

          "Gas Sale Contract" shall mean that certain Gas Sale Contract dated January 1, 1984, between APC, as Seller, and ENSTAR Natural Gas Company, as Purchaser, as amended on June 17, 1985, and from time to time thereafter, if and only if the Administrative Agent has received notice thereof pursuant to Section 10.8.

          "Governmental Authority" shall mean any sovereign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any central bank, agency, instrumentality, department, commission, board, bureau, authority, court or other tribunal or quasi-governmental authority in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Company, any of its Subsidiaries, any of their respective property, either of the Agents or any Bank.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of any such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase assets, goods, securities or services at an arm's length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Substance" shall mean petroleum products, and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

          "Highest Lawful Rate" shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter One establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day.

          "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate and all other liquid or gaseous hydrocarbons and related minerals, in each case whether in a natural or a processed state.

          "Indebtedness" shall mean, as to any Person: (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services, including, without limitation, obligations (excluding volumetric obligations with respect to pre-sales of Hydrocarbon production which have already been accounted for in the calculation of the Borrowing
     Base) payable out of Hydrocarbon production; (ii) obligations, whether fixed or contingent, of such Person in respect of letters of credit, acceptances or similar instruments issued or accepted by banks and other financial institutions for the account of such Person or any other Person;
     (iii) Capital Lease Obligations of such Person; (iv) Redemption Obligations of such Person and other obligations of such Person to redeem or otherwise retire shares of capital stock of such Person or any other Person; (v) indebtedness of others of the type described in clause (i), (ii), (iii) or
     (iv) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person; and
     (vii) indebtedness of  others of the  type described in  clause (i),  (ii),
     (iii) or (iv) above Guaranteed by such Person.

          "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated December 30, 1993 executed by and among the Company, Seagull Energy Canada Ltd., the Administrative Agent and the "Administrative Agent" under the Canadian Facility, as amended by that certain First Amendment to Intercreditor Agreement in the form of Exhibit R hereto dated concurrently herewith executed by and among the Company, Seagull Energy Canada Ltd., the Administrative Agent and the "Administrative Agent" under the Canadian Facility and as the same may be further amended or modified from time to time.

          "Interest Period" shall mean:

          (a)   With  respect to any  Eurodollar Loan, the  period commencing on
     (i) the date such Loan is made or converted into or continued as a Eurodollar Loan or (ii) in the case of a roll-over to a successive Interest Period, the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in
     Section 3.3 hereof, except that each such Interest Period which commences on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month shall end on the last Business Day of the appropriate subsequent calendar month.

          (b) With respect to any Alternate Base Rate Loan, the period commencing on the date such Loan is made and ending on the next succeeding Quarterly Date.

          (c) With respect to any Existing Competitive Loan, the applicable interest period specified on Exhibit Q hereto, and with respect to any other Competitive Loan, the period commencing on the date such Loan is made and ending on the date specified in the Competitive Bid in which the offer to make the Competitive Loan was extended; provided, however, that each such period shall have a duration of not less than seven calendar days or more than 180 calendar days.

     Notwithstanding the foregoing: (i) no Interest Period applicable to any Eurodollar Loan or any Competitive Loan may commence before and end after the date of any scheduled reduction in the Commitments if, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans or Competitive Loans which have Interest Periods which end after such reduction date shall be greater than the aggregate principal amount of the Commitments scheduled to be in effect after such reduction date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
     Day); (iii) no Interest Period applicable to any Eurodollar Loan or any Competitive Loan shall extend beyond the end of the scheduled Revolving Credit Availability Period, and (iv) no Interest Period for any Eurodollar Loans shall have a duration of less than one month and, if the Interest

     Period therefor would otherwise be a shorter period, such Loans shall not be available hereunder.

          "Investments" shall have the meaning assigned to such term in Sec-tion 10.3 hereof.

          "Investments Tests" shall mean compliance with each of the following restrictions (both before and immediately after giving effect to the applicable Investments):

                  (i)    there shall exist no Borrowing Base Deficiency;

                 (ii) no Default or Event of Default shall have occurred and be continuing; and

                (iii) the applicable Investment, when aggregated with any prior permitted Investments, shall not exceed 10% of Tangible Net Worth of the Company and its Subsidiaries on a consolidated basis.

          "Issuer" shall mean each Bank issuing a Letter of Credit hereunder.

          "Legal Requirement" shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, now or hereafter in effect.

          "Letter of  Credit" shall have  the meaning  assigned to such  term in
     Section 2.2 hereof.

          "Letter of Credit Fee" shall mean a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time.

          "Letter of Credit Liabilities" shall mean, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit.

          "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, collateral assignment, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Liquid Investments" shall mean:

          (I) in the case of investments of U.S. Dollars

                  (i) securities issued or directly, fully and unconditional-ly guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of issue;

                 (ii)    U.S. Dollar  time deposits and certificates  of deposit
                         (A) of any Bank having capital and surplus in excess of U.S. $300,000,000, or (B) of any commercial bank incorporated in the United States, of recognized standing, having capital and surplus in excess of U.S. $500,000,000 and which has (or which is a Subsidiary of a holding company which has) publicly traded debt securities rated, at the time of issuance of such time deposits, AA or higher by Standard & Poor's Corporation or Aa-2 or higher by Moody's Investors Service, Inc. with maturities of not more than one year from the date of issue;

                (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (I)(i) above entered into with any bank meeting the qualifications specified in clause
                         (I)(ii) above, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institution Examination Counsel Supervisory Policy--Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985;

                 (iv) commercial paper or other U.S. Dollar obligations issued by the parent corporation (A) of any Bank having capital and surplus in excess of U.S. $300,000,000, or (B) of any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) of recognized standing having capital and surplus in excess of U.S. $500,000,000 and commercial paper or other U.S. Dollar obligations issued by any Person incorporated in the United States, which commercial paper is rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of issue;

                  (v) obligations of any state or political subdivision thereof rated at least F-1 by Fitch Investors Service,

                         Inc. or AA by Standard & Poor's Corporation with an original maturity of 180 days or less; and

                 (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (I)(i) through (v) above; and

          (II) in the case of investments of Canadian dollars

                  (i) bonds or other evidences of indebtedness of, or the principal and interest of which is fully guaranteed by, the Government of Canada or any province of Canada, payable in Canadian dollars and (in the case of any provincial obligations and any Government of Canada obligations that are rated) rated AAA or AA (or the then equivalent grade) by Dominion Bond Rating Service Limited, or any other nationally recognized bond rating service, having a maturity not in excess of one year,

                 (ii) certificates of deposit issued or guaranteed by a bank or trust company organized under the laws of Canada or any province thereof, provided such bank or trust company has capital and retained earnings in the aggregate in excess of Canadian $500,000,000 on its most recent balance sheet (whether audited or unaudited), having a maturity not in excess of one year,

                (iii) bankers' acceptances of any bank or trust company the certificates of deposit of which would constitute Liquid Investments as provided in clause (II)(ii) above, if outstanding unsecured debt of such bank or trust company is rated no less than AA (or the then equivalent grade) by Dominion Bond Rating Service Limited, or any other nationally recognized bond rating service; and

                 (iv) commercial paper rated no less than R-1 (or the then equivalent grade) by Dominion Bond Rating Service Limited or A-1 (or the then equivalent grade) by CBRS Inc., having a maturity not in excess of one year; excluding any bonds or other evidences of indebtedness, certificates of deposit or commercial paper which a Canadian chartered bank may not hold as security under the Bank Act (Canada).

          "Loan Documents" shall mean this Agreement, the Notes, the Intercreditor Agreement, all Applications, all instruments, certificates and agreements now or hereafter executed or delivered to either of the Agents or any Bank pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

          "Loans" shall mean Committed Loans and Competitive Loans.

          "Majority Banks" shall mean (a) prior to the termination of the Commitments, Banks having greater than 66-2/3% of the aggregate amount of the Commitments and (b) after the termination of the Commitments, Banks having greater than 66-2/3% of the aggregate principal amount of the Loans and the Letter of Credit Liabilities.

          "Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or otherwise), operations, properties (including proven oil and gas reserves) or prospects of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its material obligations under any Loan Document to which it is a party.

          "Maximum Revolving Credit Available Amount" shall mean, at any date, an amount equal to the lesser of (i) the aggregate of the Commitments or
     (ii) the amount by which (a) the Borrowing Base exceeds (b) the aggregate outstanding amount of all Borrowing Base Debt of the Company and its Subsidiaries (other than ENSTAR Alaska).

          "Mesa Contract" shall mean that certain Purchase and Sale Agreement dated February 6, 1991 executed by and among Mesa Limited Partnership, a Delaware limited partnership, Mesa Operating Limited Partnership, a Delaware limited partnership, and Mesa Midcontinent Limited Partnership, a Delaware limited partnership, as Sellers, and the Company, as Buyer, as amended by that certain First Amendment to Purchase and Sale Agreement dated February 22, 1991 and as further amended by that certain Second Amendment to Purchase and Sale Agreement dated March 8, 1991.

          "Midcon" shall mean Seagull Midcon Inc., a Delaware corporation, all of the issued and outstanding shares of each class of which are owned by Seagull Energy E & P Inc., a Texas corporation and a wholly owned Subsidiary of the Company.

          "Mortgages" shall mean, collectively, the Acts of Collateral Mortgage and each of the other mortgages, deeds of trust, assignments or pledges of production, leasehold mortgages, leasehold deeds of trust and deeds to secure debt described or referenced on Exhibit D hereto. The parties recognize and acknowledge that the Acts of Collateral Mortgage and the other mortgages, deeds of trust, assignments and pledges of production, leasehold mortgages, leasehold deeds of trust and deeds to secure debt described or referenced on Exhibit D hereto have each been released or redelivered to the Company and are no longer in effect, and that the inclusion of such Acts of Collateral Mortgage and such other mortgages, deeds of trust, assignments and pledges of production, leasehold mortgages, leasehold deeds of trust and deeds to secure debt in this definition is solely for the purpose of those provisions of this Agreement that continue to refer to the Mortgages even following their release or redelivery.

          "Net Proceeds of Production" shall mean, with respect to any Person, all revenue received by or credited to the account of such Person from the sale of Hydrocarbons and other minerals in, under or produced from their respective oil, gas and mineral properties after deducting royalties, overriding royalties, volumetric production payments with respect to pre-sales of Hydrocarbon production, production payments pledged to secure non-recourse financing payable solely out of such production payments, net profits interests and other burdens payable out of production, normal and reasonable operating expenses and severance, ad valorem, excise and windfall profit taxes.

          "Notes" shall mean the Committed Notes and the Competitive Notes.

          "Obligations" shall mean, as at any date of determination thereof, the sum of the following: (i) the aggregate principal amount of Loans outstanding hereunder plus (ii) the aggregate amount of the Letter of Credit Liabilities hereunder plus (iii) all other liabilities, obligations and indebtedness of the Company or any Subsidiary of the Company under any Loan Document.

          "Oil and Gas Reserves Component Value" shall mean (A) prior to the initial Borrowing Base Determination, $538,000,000 and (B) thereafter, that amount of Indebtedness that the Super Majority Banks shall agree can be supported by the producing and non-producing proved oil and gas reserves of the Company and its Subsidiaries, after an engineering and economic review of the reserves conducted by the Banks using customary standards for oil and gas lending.

          "Oil and Gas Subsidiaries" shall mean any Subsidiary of the Company whose assets consist primarily of oil and gas properties. As of the date hereof, the Oil and Gas Subsidiaries are listed as such on Exhibit A hereto.

          "Original Closing Date" shall mean December 31, 1992.

          "Organizational Documents" shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" shall mean an individual, a corporation, a company, a bank, a
     voluntary   association,  a   partnership,  a   trust,  an   unincorporated
     organization, any Governmental Authority or any other entity.

          "Pipeline  Component Value"  shall  mean   (A)  prior  to the  initial
     Borrowing Base Determination $44,000,000 and (B) thereafter, the amount by which:

            (i) the sum  of (I)  EBITDA of the  Pipeline Operations  (other than
                EBITDA of portions of the Pipeline Operations acquired or constructed in the immediately preceding calendar year) on a consolidated basis for the three year period ending on the most recent December 31 (or, in the case of those portions of the Pipeline Operations constructed during the three year period ending on the most recent December 31, for the period commencing on January 1 of the year following the year in which such portions of the Pipeline Operations were acquired or constructed and ending on the most recent December 31), minus non-recurring profits and losses such as construction fees arising during such three year period, and minus cash flow from gas plant operations during such three year period in excess of $3,000,000 in any calendar year, plus (II) an amount equal to (x) three times the Projected Pipeline Cash Flow of those portions of the Pipeline Operations acquired or constructed in the immediately preceding calendar year, (y) two times the Projected Pipeline Cash Flow of those portions of the Pipeline Operations acquired or constructed in the second calendar year immediately preceding the then current calendar year and (z) one times the Projected Pipeline Cash Flow of those portions of the Pipeline Operations acquired or constructed in the third calendar year immediately preceding the then current calendar year exceeds

           (ii) Capital Expenditures attributable to the Pipeline Operations (other than Capital Expenditures which would have the effect of increasing throughput capacity, as approved by the Majority Banks) during such three year period.

          "Pipeline  Operations"  shall  mean  the  natural  gas  gathering  and
     transmission,   gas  liquids   plant,   gas   marketing,  engineering   and
     construction and liquids pipeline operations of the Company and its Subsidiaries, excluding any portion of such operations attributable to ENSTAR Alaska.

          "Plan" shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
     Section 412 of the Code and is either (a) maintained by the Company or any ERISA Affiliate for employees of the Company or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount payable by the

     Company under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the lesser of (a) the sum of (x) with respect to Eurodollar Loans, 2% per annum plus the applicable Eurodollar Rate then in effect plus the Applicable Margin for Eurodollar Loans until the expiration of the applicable Interest Period, (y) with respect to Competitive Loans, 2% per annum plus the applicable fixed rate offered by the applicable Bank and accepted by the Company in accordance with Section
     2.10 hereof (or, in the case of the Existing Competitive Loans, the applicable fixed rate specified on Exhibit Q hereto), and (z) with respect to Alternate Base Rate Loans and with respect to Eurodollar Loans after the expiration of the applicable Interest Period (and also with respect to indebtedness other than Loans), 2% plus the Alternate Base Rate as in effect from time to time plus the Applicable Margin for Alternate Base Rate Loans or (b) the Highest Lawful Rate.

          "Principal   Office"   shall  mean   the   principal  office   of  the
     Administrative Agent, presently located at 712 Main Street, Houston, Harris County, Texas.

          "Projected Pipeline Cash Flow" shall mean the amount by which (i) the projection of operating cash flow for the period from January 1 through
     December 31 of the next calendar year of newly acquired or constructed assets comprising a portion of the Pipeline Operations, to the extent and only to the extent that such cash flow has not been included in the EBITDA of the Pipeline Operations then being used in connection with the calculation of the Pipeline Component Value exceeds (ii) the projection of Capital Expenditures attributable to such Pipeline Operations (other than Capital Expenditures which would have the effect of increasing throughput capacity, as approved by the Majority Banks) during such next calendar year. Projections of operating cash flow and Capital Expenditures must be acceptable to the Majority Banks to be included in the calculation of the Pipeline Component Value.

          "Quarterly Dates" shall mean the last day of each March, June, September and December, provided that, if any such date is not a Business Day, then the relevant Quarterly Date shall be the next succeeding Business Day.

          "Redemption Obligations" shall mean with respect to any Person all mandatory redemption obligations of such Person with respect to preferred stock or other equity securities issued by such Person or put rights in favor of the holder of such preferred stock or other equity securities.

          "Reference Banks" shall mean Texas Commerce Bank National Association and such other Banks (up to a maximum of two (2) additional Banks) as the Company, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), may from time to time designate.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time and any successor or other regulation relating to reserve requirements.

          "Regulatory Change" shall mean, with respect to any Bank, any change on or after the date of this Agreement in Legal Requirements (including Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of banks including such Bank under any Legal Requirements (whether or not having the force of law) by any Governmental Authority.

          "Reimbursement Obligations" shall mean, as at any date, the obligations of the Company then outstanding in respect of Letters of Credit under this Agreement, to reimburse the Administrative Agent for the account of the applicable Issuer for the amount paid by the applicable Issuer in respect of any drawing under such Letter of Credit.

          "Relevant Party" shall mean the Company and each other party to any of the Loan Documents other than (a) the Banks and (b) the Agents.

          "Request for Extension of Credit" shall mean a request for extension of credit duly executed by the chief executive officer, chief financial officer, or treasurer of the Company, appropriately completed and substantially in the form of Exhibit C attached hereto.

          "Requested Redetermination" shall have the meaning assigned to such term in Section 2.9 hereof.

          "Requesting Banks" shall mean (a) prior to the termination of the Commitments, Banks having greater than 50% of the aggregate amount of the Commitments and (b) after the termination of the Commitments, Banks having greater than 50% of the aggregate principal amount of the Loans and the Letter of Credit Liabilities.

          "Requirements of Environmental Law" means all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation;
     (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances.

          "Reserve Requirement" shall mean, for any Eurodollar Loan for any Interest Period therefor, the stated maximum rate for all reserves (including any marginal, supplemental or emergency reserves) required to be maintained during such Interest Period under Regulation D by any member bank of the Federal Reserve System or any Bank against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect and include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
     Section 1.1 or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. Any determination by the Administrative Agent of the Reserve Requirement shall be conclusive and binding, absent manifest error, and may be made using any reasonable averaging and attribution method.

          "Responsible Officer" shall mean the chairman of the board, the president, any executive vice president, the vice president of finance and administration, the chief executive officer or the chief operating officer or any equivalent officer (regardless of title) and in the case of the Company, any other vice president, and in respect of financial or accounting matters, shall also include the chief financial officer, the treasurer and the controller or any equivalent officer (regardless of title).

          "Revolving Credit Availability Period" shall mean the period from and including the date hereof to but not including December 31, 2000 or the date the Commitments are terminated pursuant to Section 11.1, whichever is first to occur.

          "Revolving  Credit  Obligations"  shall  mean,  as   at  any  date  of
     determination thereof, the sum of the following (determined without duplication): (i) the aggregate principal amount of Loans outstanding hereunder plus (ii) the aggregate amount of the Letter of Credit Liabilities hereunder.

          "Scheduled Redetermination" shall having the meaning assigned to such term in Section 2.9 hereof.

          "Seagull Energy Group" shall have the meaning assigned to the term "Seagull Energy" in the Articles of Amendment.

          "Security Documents" shall mean, collectively, the Mortgages, the Collateral Pledge Agreements, the Collateral Mortgage Notes, and all applicable financing statements; and, from and after the execution and delivery thereof, shall include any addition or supplement to such document. As of the Effective Date, there are no Security Documents.

          "Senior Debt" shall mean Indebtedness having a weighted average maturity at least seven (7) years from the date of issuance and having no conditions precedent or covenants materially more onerous to the Company than the conditions precedent and covenants contained herein and in the other Loan Documents with respect to the Loans. The documents evidencing


                                         -24-
     any  Senior  Debt shall  contain  a  provision substantially  identical  to
     Section 10.2(y) hereof permitting Liens securing the Notes and the other Obligations on a pari passu basis with such Senior Debt.

          "Short Term Borrowings" shall mean, as of any date, the aggregate outstanding principal amount of ENSTAR Alaska's borrowed money Indebtedness (other than borrowed money Indebtedness owed by ENSTAR Natural Gas Company to APC or by APC to ENSTAR Natural Gas Company) which is not Funded Indebtedness.

          "Short Term Borrowings Measuring Period" shall mean that period of ninety (90) consecutive days during the twelve-month period ending on the applicable date that average Short Term Borrowings were lower than any other period of ninety (90) consecutive days during such twelve-month period.

          "Subordinated Debt" shall mean Indebtedness of the Company having a weighted average maturity at least seven (7) years from the date of issuance and having no conditions precedent or covenants materially more onerous to the Company than the conditions precedent and covenants contained herein and in the other Loan Documents with respect to the Loans and which is expressly made subordinate and junior in right of payment to the Obligations and in respect of any collateral or security by the express terms of the instruments evidencing the Subordinated Debt or the indenture or other similar instrument under which the Subordinated Debt is issued (which indenture or other instrument will be binding on all holders of such Subordinated Debt), by provisions not more favorable to the holders of the Subordinated Debt than the following:

          (a) in the event a Default exists and is continuing, no payment of principal or interest will be made on account of Subordinated Debt and no remedy for default shall be exercised until (i) such Default will have been cured or waived or until the Obligations will have been paid in full (or provisions made therefor reasonably satisfactory to the Banks) or (ii) 179 days after the occurrence of such Default (as to which the Banks have knowledge as a result of having received notice from the Company pursuant to this Agreement or otherwise) and no action being taken by the Banks with respect to such Default, whichever occurs earlier;

          (b) upon the occurrence of any of the events or proceedings specified in Subsections 11.1(f) or (g) hereof (or, as to any Subsidiary of the Company, Subsection 11.1(j) to the extent that it refers to
     Subsections 11.1(f) or (g)), the holders of any Obligations will be entitled to receive payment in full of all principal or interest on all Obligations before the holders of the Subordinated Debt are entitled to receive any payment on account of principal or interest on the Subordinated Debt, and to that end (but subject to the power of a court of competent jurisdiction to make other provision) the holders of the Obligations will be entitled to receive distributions of any kind or character, whether in cash or property or securities (other than equity securities and other securities establishing rights in the holders thereof which are subordinate to the rights of the holders of the Obligations in accordance with this definition of Subordinated Debt), which may be or would otherwise be payable or deliverable in any such proceedings in respect of the Subordinated Debt (provided that, the Subordinated Debt may provide that if the Obligations have been paid in full or provision therefor reasonably satisfactory to the Banks has been made, the holders of the Subordinated Debt will be subrogated to the rights of the holders of the Obligations);

          (c) in the event that any Subordinated Debt is declared due and payable before its expressed maturity because of the occurrence of an event of default thereunder (under circumstances when the provisions of the foregoing clauses (a) and (b) will not be applicable), the holders of the Obligations at the time such Subordinated Debt becomes due and payable because of such an event of default will be entitled to receive payment in full of all Obligations (or have provision therefor satisfactory to the Banks made) before the holders of the Subordinated Debt are entitled to receive any payment on account of the principal or interest on the Subordinated Debt; and

          (d) no holder of the Obligations will be prejudiced in its right to enforce subordination of the Subordinated Debt by any act or failure to act on the part of the Company or the part of the holders of the Obligations;

     provided that, the Subordinated Debt may provide that the foregoing provisions are solely for the purpose of defining the relative rights of the holders of the Obligations on the one hand, and the holders of the Subordinated Debt on the other hand, and that nothing therein will impair, as between the Company and the holders of the Subordinated Debt, the obligation of the Company, which may be unconditional and absolute, to pay to the holders of the Subordinated Debt the principal and interest thereon in accordance with its terms, nor will anything herein prevent the holders of the Subordinated Debt from exercising all remedies otherwise permitted by applicable law or thereunder upon default thereunder, subject to the rights under clauses (a), (b) and (c) above of the holders of the Obligations to receive cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Debt.

          "Subsidiary" shall mean,  with respect to  any Person (the  "parent"),
     (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the parent or one or more of the Subsidiaries of the parent or by the parent and one or more of the Subsidiaries of the parent, and (b) any partnership, limited partnership, joint venture or other form of entity, the majority of the legal or beneficial ownership of which is at the time directly or indirectly owned or controlled by the parent or one or more of the Subsidiaries of the parent or by the parent and one or more of the Subsidiaries of the parent.

          "Super Majority Banks" shall mean (a) prior to the termination of the Commitments, Banks having 75% or more of the aggregate amount of the Commitments and (b) after the termination of the Commitments, Banks having 75% or more of the aggregate principal amount of the Loans and the Letter of Credit Liabilities.

          "Tangible Net Worth" shall mean the sum of preferred stock, par value of common stock, capital in excess of par value of common stock (additional paid-in capital) and retained earnings, less treasury stock, goodwill, deferred development costs, franchises, licenses, patents, trademarks and copyrights and all other assets which are properly classified as intangible assets in accordance with GAAP less any Redemption Obligations.

          "Type" shall have the meaning assigned to such term in Section 1.3 hereof.

          "Unfunded Liabilities" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any ERISA Affiliate to the PBGC or a Plan under Title IV of ERISA.

          1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP. To enable the ready determination of compliance with the provisions hereof, the Company will not change from December 31 in each year the date on which its fiscal year ends, nor from March 31, June 30 and September 30 the dates on which the first three fiscal quarters in each fiscal year end.

          1.3. Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Loan, a Competitive Loan or an Alternate Base Rate Loan.

          1.4. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference to Sections shall refer to Sections of this Agreement.

          Section 2. Commitments; Borrowing Base Determinations; Competitive Bid Facility.

          2.1. Committed Loans. From time to time on or after the date hereof and during the Revolving Credit Availability Period, each Bank shall make Committed Loans under this Section 2.1 to the Company in an aggregate principal amount at any one time outstanding (including its Commitment

     Percentage of all Letter of Credit Liabilities at such time) up to but not exceeding such Bank's Commitment Percentage of the amount by which the Maximum Revolving Credit Available Amount exceeds the aggregate unpaid principal balance of all Competitive Loans from time to time outstanding. Subject to the conditions herein, any such Committed Loan repaid prior to the end of the Revolving Credit Availability Period may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such Committed Loans shall be due and payable in full at the end of the Revolving Credit Availability Period.

          2.2.  Letters of Credit.

          (a) Letters of Credit. Subject to the terms and conditions hereof, and on the condition that aggregate Letter of Credit Liabilities shall never exceed $20,000,000, the Company shall have the right, in addition to Committed Loans provided for in Section 2.1 hereof, to utilize the
     Commitments from time to time from and after the Original Closing Date through the expiration of the Revolving Credit Availability Period by obtaining the issuance of letters of credit for the account of the Company and on behalf of the Company by the applicable Issuer if the Company shall so request in the notice referred to in Section 2.2(b)(i) (such letters of credit being collectively referred to as the "Letters of Credit"). Upon the date of the issuance of a Letter of Credit, the applicable Issuer shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the applicable Issuer, a participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities. No Letter of Credit issued pursuant to this Agreement shall have an expiry date later than one (1) year from date of issuance, provided that any Letter of Credit having an expiry date after the end of the Revolving Credit Availability Period shall have been fully Covered or shall be backed by a letter of credit in form and substance, and issued by an issuer, acceptable to the Administrative Agent in its reasonably exercised discretion. Subject to the terms and conditions hereof, upon the request of the Company, if TCB is the designated Issuer, TCB shall issue the applicable Letter of Credit and if any other Bank is the designated Issuer, such Bank may, but shall not be obligated to, issue such Letter of Credit.

          (b)   Additional  Provisions.    The following  additional  provisions
     shall apply to each Letter of Credit:

                  (i) The Company shall give the Administrative Agent at least three (3) Business Days' prior notice (effective upon receipt) specifying the proposed Issuer and the date such Letter of Credit is to be issued and describing the proposed terms of such Letter of Credit and the nature of the transaction proposed to be supported thereby, and shall furnish such additional information regarding such transaction as the Administrative Agent or the applicable Issuer may reasonably request. Upon receipt of such notice the Administrative Agent shall promptly notify each

     Bank of the contents thereof and of such Bank's Commitment Percentage of the amount of such proposed Letter of Credit.

                 (ii) No Letter of Credit may be issued if after giving effect thereto (i) the aggregate outstanding principal amount of Committed Loans plus the aggregate Letter of Credit Liabilities would exceed (ii) the amount by which the Maximum Revolving Credit Available Amount exceeds the aggregate unpaid principal balance of all Competitive Loans from time to time outstanding. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Bank shall be deemed to be utilized for all purposes hereof in an amount equal to such Bank's Commitment Percentage of the amount then available for drawings under such Letter of Credit.

                (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the applicable Issuer shall promptly notify the Company and each Bank as to the amount to be paid as a result of such demand and the payment date. If at any time the applicable Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit, each Bank will pay to the applicable Issuer immediately upon demand by the applicable Issuer at any time during the period commencing after such payment until reimbursement thereof in full by the Company, an amount equal to such Bank's Commitment Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 11:00 a.m. Houston, Texas time on such date, from the next succeeding Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period.

                (iv) The Company shall be irrevocably and unconditionally obligated forthwith to reimburse the applicable Issuer for any amount paid by the applicable Issuer upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. Such reimbursement may, subject to satisfaction of any other applicable conditions set forth in this Agreement, including the existence of the Maximum Revolving Credit Available Amount (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability) be made by borrowing of Loans. In the event any such reimbursement is not made by borrowing of Loans, the Company shall make such reimbursement in immediately available funds within five (5) days after demand therefor by the applicable Issuer. The applicable Issuer will pay to each Bank such Bank's Commitment Percentage of all amounts received from the Company for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the applicable Issuer in respect of such Letter of Credit pursuant to clause (iii) above.

                  (v) The Company will pay to the Administrative Agent at the Principal Office for the account of each Bank a fee on such Bank's Commitment Percentage of the daily average amount available for drawings under each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof at a rate per annum equal to the Letter of Credit Fee in effect from time to time, such fee to be paid in arrears on the Quarterly Dates and on the date of the expiration or termination thereof. The Administrative Agent will pay to each Bank, promptly after receiving any payment in respect of letter of credit fees referred to in the preceding sentence of this clause (v), an amount equal to such Bank's Commitment Percentage of such fees. The Company shall pay to the applicable Issuer an administration and issuance fee in an amount equal to 1/8 of 1% per annum of the daily average amount available for drawings under such Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, such fee to be paid in arrears on the Quarterly Dates and on the date of the expiration or termination thereof. Such administration and issuance fee shall be retained by the applicable Issuer.

                 (vi) The issuance by the applicable Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the applicable Issuer and that the Company shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the applicable Issuer shall have reasonably requested and are not inconsistent with the terms of this Agreement including an Application therefor. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms of this Agreement shall control. Without limiting the generality of the foregoing sentence, in the event any such Application shall include requirements for Cover, it is agreed that there shall be no requirements for the Company to provide Cover except as expressly required in this Agreement.

          (c) Indemnification. The Company hereby indemnifies and holds harmless the Administrative Agent, the applicable Issuer and each Bank from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank, the applicable Issuer or the Administrative Agent may incur (or which may be claimed against such Bank, the applicable Issuer or the Administrative Agent by any Person whatsoever) in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Administrative Agent, the applicable Issuer or such Bank, as the case may be, may incur (whether incurred as a result of its own negligence or otherwise) by reason of or in connection with the failure of any other Bank (whether as a result of its own negligence or otherwise) to fulfill or comply with its obligations to the Administrative Agent, the applicable Issuer or such Bank, as the case may be, hereunder (but nothing herein contained shall affect any rights the Company may have against such defaulting Bank); provided that, the Company shall not be required to indemnify any Bank, the applicable Issuer or the Administrative Agent for any claims, damages,

                                         -30-
     losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification, or (ii) by such Bank's, the applicable Issuer's or the Administrative Agent's, as the case may be, failure to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law. Nothing in this Section 2.2(c) is intended to limit the obligations of the Company under any other provision of this Agreement.

          (d) Co-issuance or Separate Issuance of Letters of Credit. The Company may, at its option, request that any requested Letter of Credit which exceeds $1,000,000 be issued severally, but not jointly, by any two or more of the Banks or issued through separate Letters of Credit issued by any two or more of the Banks, respectively, each in an amount equal to a portion of the amount of the applicable Letter of Credit requested by the Company. In either such event, the Banks issuing such Letters of Credit shall each constitute an "Issuer" and the Letters of Credit so issued shall each constitute a "Letter of Credit" for all purposes hereunder and under the Loan Documents. Notwithstanding the foregoing, no Bank other than TCB shall have any obligation to issue any Letter of Credit, but may do so at its option.

          2.3.  Reductions and Changes of Commitments.

          (a)   Mandatory.

            (i) The total Commitment of the Banks shall be reduced as follows:

                                        Reduction   Resulting Revolving
                  Reduction Date         Amount      Credit Commitment

                March 31, 1997        $45,000,000      $680,000,000
                June 30, 1997         $45,000,000      $635,000,000
                September 30, 1997    $45,000,000      $590,000,000
                December 31, 1997     $45,000,000      $545,000,000
                March 31, 1998        $45,000,000      $500,000,000
                June 30, 1998         $45,000,000      $455,000,000
                September 30, 1998    $45,000,000      $410,000,000
                December 31, 1998     $45,000,000      $365,000,000
                March 31, 1999        $45,000,000      $320,000,000
                June 30, 1999         $45,000,000      $275,000,000
                September 30, 1999    $45,000,000      $230,000,000
                December 31, 1999     $45,000,000      $185,000,000
                March 31, 2000        $45,000,000      $140,000,000
                June 30, 2000         $45,000,000      $ 95,000,000
                September 30, 2000    $45,000,000      $ 50,000,000
                December 31, 2000     $50,000,000      $0

           (ii) On December 31, 2000, all Commitments shall be terminated in their entirety unless terminated at an earlier date pursuant to
                Section 11.1.

          (b) Optional. The Company shall have the right to terminate or reduce the unused portion of the Commitments at any time or from time to time, provided that: (i) the Company shall give notice of each such termination or reduction to the Administrative Agent as provided in Section
     5.5 hereof, (ii) each such partial reduction shall be permanent and in an aggregate amount at least equal to $5,000,000 and (iii) no such reduction shall cause Borrowing Base Deficiency.

          (c) No Reinstatement. Any reduction in or termination of the Commitments may not be reinstated without the approval of the Administrative Agent and any Bank whose Commitment (or the applicable part thereof) is to be so reinstated.

          2.4.  Fees.

          (a) The Company shall pay to the Administrative Agent for the account of each Bank a facility fee accruing from the Effective Date, computed for each day at a rate per annum equal to the Facility Fee Percentage times such Bank's pro rata share (based on its respective Commitment) of the Maximum Revolving Credit Available Amount on such day. Such facility fees shall be payable on the Quarterly Dates and on the earlier of the date the Commitments are terminated in their entirety or the last day of the Revolving Credit Availability Period.

          (b) The Company shall pay to the Administrative Agent for the account of each Bank a commitment fee with respect to such Bank's Commitment accruing from the Effective Date, computed for each day at a rate per annum equal to 0.125% times the amount of such Bank's pro rata share (based on its respective Commitment) of (i) the aggregate Commitments on such day minus (ii) the sum of the aggregate outstanding Loans on such day plus the aggregate Letter of Credit Liabilities outstanding on such day. Commitment fees accruing pursuant to this clause (b) shall be payable on the Quarterly Dates and on the earlier of the date the Commitments are terminated in their entirety or the last day of the Revolving Credit Availability Period.

          (c) The Company shall pay to the Administrative Agent for the account of each Bank an additional facility fee upon any increase in such Bank's available Commitment as a result of an increase in the Borrowing Base or a decrease in Borrowing Base Debt. Such additional facility fee shall be in an amount equal to such Bank's pro rata share (based on its respective Commitment) of the product of (i) one-fourth (1/4th) of the amount (if any) by which the then current Facility Fee Percentage exceeds 0.125% times (ii) the amount of such increase in a Bank's available Commitment as a result of an increase in the Borrowing Base or a decrease in Borrowing Base Debt. Payment of such additional fee resulting from an increase in the Borrowing Base shall be due and payable upon the effective date of such increase in the Borrowing Base. Payment of such additional fee resulting from a decrease in Borrowing Base Debt shall be due and payable upon delivery of a Request for Extension of Credit pursuant to
     Section  7.2 hereof  or a  certificate of  compliance pursuant  to Sections

     9.2(a)(i) or 9.2(b) hereof, whichever shall first occur, reflecting such decrease in Borrowing Base Debt. The facility fee provided for in this
     Section 2.4(c) shall be payable notwithstanding any prior decrease in the available Commitments which may have occurred as a result of a decrease in the Borrowing Base or an increase in Borrowing Base Debt.

          (d) The Company agrees to pay to the Administrative Agent and the Auction Agent fees as provided in the separate letter agreements executed by and between the Administrative Agent and the Company and the Auction Agent and the Company, respectively.

          2.5.  Affiliates; Lending Offices.

          (a) Any Bank may, if it so elects, fulfill any obligation to make a Eurodollar Loan or Competitive Loan by causing a branch, foreign or otherwise, or Affiliate of such Bank to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or Affiliate of such Bank; provided that, in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay such Loan shall nevertheless be to such Bank and shall be deemed to be held by such Bank and, to the extent of such Loan, to have been made for the account of such branch or Affiliate.

          (b) Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

          2.6. Several Obligations. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither the Agents nor any Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.

          2.7. Notes. The Committed Loans made by each Bank shall be evidenced by a single Committed Note of the Company in substantially the form of Exhibit E hereto payable to the order of such Bank in a principal amount equal to the Commitment of such Bank, and otherwise duly completed. The Competitive Loans made by each Bank shall be evidenced by a single Competitive Note of the Company in substantially the form of Exhibit O hereto payable to the order of such Bank and otherwise duly completed. Each Bank is hereby authorized by the Company to endorse on the schedules (or a continuations thereof) attached to the Notes of such Bank, to the extent applicable, the date, amount and Type of and the Interest Period for each Loan made by such Bank to the Company hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Bank, provided, that any failure by such Bank to make any such endorsement shall not affect the obligations of the Company under such Note or hereunder in respect of such Loan.

          2.8.  Use of Proceeds.   The proceeds of  the Loans shall be  used for
     general corporate purposes.

          2.9.  Borrowing Base Determinations.

          (a) Within 45 days after receipt of the Engineering Report required to be delivered each year, commencing with the Engineering Report required to be delivered in 1994, the Administrative Agent shall notify the Company, in writing, of the Oil and Gas Reserves Component Value determined on the basis of such Engineering Report and the Borrowing Base determined on the basis of such Oil and Gas Reserves Component Value, together with the determination of the Alaskan Gas Component Value and the Pipeline Component Value. Each such determination is herein called a "Scheduled Redetermina-tion". Each Scheduled Redetermination shall be effective when the Company is notified of the amount of the redetermined Borrowing Base by the Administrative Agent.

          (b) The Requesting Banks or the Company may, from time to time (but not more frequently than one time during any calendar year by the Requesting Banks and one time during any calendar year by the Company), request a redetermination of the Oil and Gas Reserves Component Value based upon the most recently received Engineering Report or Company Report, as the case may be, and of the Borrowing Base based upon such redetermination of the Oil and Gas Reserves Component Value, together with the determination of the Alaskan Gas Component Value and the Pipeline Component Value. Each such requested redetermination is herein called a "Requested Redetermination." Each Requested Redetermination shall be effective when the Company is notified, in writing, of the amount of the redetermined Borrowing Base by the Administrative Agent.

          (c) The Borrowing Base is also subject to adjustment as provided for in Section 3.2(b)(4) and Section 9.13.

          2.10. Competitive Bid Procedure.

          (a) In order to request Competitive Bids, the Company shall hand deliver, telex or telecopy to the Agents a duly completed request substantially in the form of Exhibit K, with the blanks appropriately completed (a "Competitive Bid Request"), to be received by the Agents not later than 11:00 a.m., Houston, Texas time, five Business Days before the date specified for a proposed Competitive Loan. No Alternate Base Rate Loan shall be requested in, or, except pursuant to Section 6, made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit K may be rejected at the Auction Agent's sole discretion, and the Auction Agent shall promptly notify the Company of such rejection by telecopier. Each Competitive Bid Request shall in each case refer to this Agreement and specify (x) the date of such Competitive Loans (which shall be a Business Day) and the aggregate principal amount thereof (which shall not be less than $25,000,000 or greater than the unused portion of the Maximum Revolving Credit Available Amount on such date and shall be an integral multiple of $5,000,000) and
     (y) the Interest Period with respect thereto (which may not end after the termination of the Revolving Credit Availability Period). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Auction Agent shall invite by telecopier (in substantially the form set forth in Exhibit L hereto) the Banks to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request. Notwithstanding the foregoing, the Auction Agent shall have no obligation to invite any Bank to make a Competitive Bid pursuant to this
     Section 2.10(a) until such Bank has delivered a properly completed Competitive Bid Administrative Questionnaire to the Auction Agent.

          (b) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Company responsive to each Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Auction Agent via telecopier, in the form of Exhibit M hereto, not later than 11:00 a.m., Houston, Texas time, four Business Days before the date specified for a proposed Competitive Loan. Competitive Bids that do not conform substantially to the format of Exhibit M may be rejected by the Auction Agent after conferring with, and upon the instruction of, the Company, and the Auction Agent shall notify the Bank of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (x) specify the principal amount (which shall be in a minimum principal amount of $10,000,000 and in an integral multiple of $1,000,000 and which may equal the entire aggregate principal amount of the Competitive Loan requested by the Company) of the Competitive Loan that the Bank is willing to make to the Company, (y) specify the Competitive Bid Rate at which the Bank is prepared to make the Competitive Loan and (z) confirm the Interest Period with respect thereto specified by the Company in its Competitive Bid Request. A Competitive Bid submitted by a Bank pursuant to this paragraph
     (b) shall be irrevocable.

          (c) The Auction Agent shall, by 2:00 p.m. four Business Days before the date specified for a proposed Competitive Loan, notify the Company by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the maximum principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Auction Agent shall send a copy of all Competitive Bids to the Company for its records as soon as practicable after completion of the bidding process set forth in this Section 2.10.

          (d) The Company may in its sole and absolute discretion, subject only to the provisions of this Section 2.10(d), accept or reject any Competitive Bid referred to in Section 2.10(c); provided, however, that the aggregate amount of the Competitive Bids so accepted by the Company may not exceed the principal amount of the Competitive Loan requested by the Company. The Company shall notify the Auction Agent by telecopier whether and to what extent it has decided to accept or reject any or all of the bids referred to in Section 2.10(c), not later than 11:00 a.m., Houston, Texas time, three Business Days before the date specified for a proposed Competitive Loan; provided, however, that (w) the failure by the Company to give such notice shall be deemed to be a rejection of all the bids referred to in Section 2.10(c), (x) the Company shall not accept a bid made at a particular Competitive Bid Rate if the Company has decided to reject a bid made at a lower Competitive Bid Rate, (y) if the Company shall accept bids made at a particular Competitive Bid Rate but shall be restricted by other conditions hereof from borrowing the maximum principal amount of Competitive Loans in respect of which bids at such Competitive Bid Rate have been made, then the Company shall accept a pro rata portion of each bid made at such Competitive Bid Rate based as nearly as possible on the respective maximum principal amounts of Competitive Loans for which such bids were made and (z) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $10,000,000 and an integral multiple of $1,000,000. Notwithstanding the foregoing, if it is necessary for the Company to accept a pro rata allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in clause (y) above or otherwise) and the available principal amount of Competitive Loans to be allocated among the Banks is not sufficient to enable Competitive Loans to be allocated to each Bank in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000, then the Company shall select the Banks to be allocated such Competitive Loans and shall round allocations up or down to the next higher or lower multiple of $1,000,000 as it shall deem appropriate. In addition, the Company shall be permitted under the foregoing procedures to accept a bid or bids in a principal amount of less than $10,000,000 (i) in order to enable the Company to accept bids equal to (but not in excess of) the principal amount of the Competitive Loan requested by the Company or (ii) in order to enable the Company to accept all remaining bids, or all remaining bids at a particular Competitive Bid Rate. A notice given by Company pursuant to this paragraph (d) shall be irrevocable.

          (e) The Auction Agent shall promptly notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telex or telecopier sent by the Auction Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, the Auction Agent shall (i) notify the Agent of each Competitive Bid that has been accepted, the amount thereof and the Competitive Bid Rate therefor and
     (ii) notify each Bank of the aggregate principal amount of all Competitive Bids accepted.

          (f) No Competitive Loan shall be made within five Business Days of the date of any other Competitive Loan, unless the Company and the Auction Agent shall mutually agree otherwise.

          (g) If the Auction Agent shall at any time have a Commitment hereunder and shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Company one quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Auction Agent pursuant to paragraph (b) above.

          (h) All notices required by this Section 2.10 shall be made in accordance with Section 13.2 and the Competitive Bid Administrative Questionnaire most recently placed on file by each Bank with the Auction Agent.

          Section 3.     Borrowings,  Prepayments  and   Selection  of  Interest
     Rates.

          3.1. Borrowings. The Company shall give the Administrative Agent notice of each borrowing to be made hereunder as provided in Sections 2.10 and 5.5 hereof. Not later than 2:00 p.m. Houston, Texas time on the date specified for each such borrowing hereunder, each Bank shall make available the amount of the Loan, if any, to be made by it on such date to the Administrative Agent, at its Principal Office, in immediately available funds, for the account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account designated by the Company maintained with the Administrative Agent at the Principal Office.

          3.2.  Prepayments.

          (a) Optional Prepayments. Subject to the provisions of Sections 4, 5 and 6, the Company shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, Loans at any time or from time to time, provided that, the Company shall give the Administrative Agent notice of each such prepayment as provided in Section
     5.5 hereof. Eurodollar Loans and Competitive Loans may be prepaid on the last day of an Interest Period applicable thereto. Neither Eurodollar Loans nor Competitive Loans may be otherwise prepaid unless prepayment is accompanied by payment of all compensation required by Section 6.

          (b)   Mandatory Prepayments and Cover; Borrowing Base Deficiency.

          (1) Reduction of Commitments. The Company shall from time to time on demand by the Administrative Agent prepay the Loans (or provide Cover for Letter of Credit Liabilities) in such amounts as shall be necessary so that at all times the aggregate outstanding principal amount of all Revolving Credit Obligations shall not be in excess of the aggregate amount of the Commitments, as reduced from time to time pursuant to Section 2.3 hereof plus any Cover provided under this Section 3.2(b)(1).

          (2) Borrowing Base Deficiency. Should a Borrowing Base Deficiency occur, the Administrative Agent may (and, at the direction of the Majority Banks, shall) notify the Company in writing of such Borrowing Base

     Deficiency.   Within 30 days from  and after the Borrowing  Base Deficiency
     Notification Date, the Company shall, at its election, take one of the following actions:

                  (i) execute and deliver to the Administrative Agent Security Documents, in form and substance satisfactory to the Administrative Agent and its counsel, securing the Notes and the other Obligations or, at the sole option of the Administrative Agent, any designated Collateral Mortgage Note, and covering additional assets, which are not included in the Borrowing Base and which are not then covered by any Security Documents, of a type and nature, and having a value (determined by the Majority Banks using customary standards for lending) satisfactory to the Majority Banks; or

                 (ii) make a payment on the Loans or Borrowing Base Debt of the Company or its Subsidiaries, as the Company may elect, in an amount sufficient to eliminate such Borrowing Base Deficiency, and deliver to the Administrative Agent evidence satisfactory to the Administrative Agent of any such payment of Borrowing Base Debt of the Company or its Subsidiaries.

     If the Company shall elect to execute and deliver Security Documents to the Administrative Agent pursuant to subsection (i) above, it shall provide the Administrative Agent and each Bank with descriptions of the assets to be collaterally assigned (together with current valuations, Engineering Reports and title evidence applicable thereto, each of which shall be in form and substance satisfactory to the Administrative Agent) within 20 days after the Borrowing Base Deficiency Notification Date.

     If the Company fails to take either of the actions described above within such 30-day period, then without any necessity for notice to the Company or any other person, the Company shall become obligated to pay on the Loans three (3) installments, each in an amount equal to one-third (1/3rd) of the applicable Borrowing Base Deficiency, such installments to be due and payable on or before three (3), six (6) and nine (9) calendar months after the Borrowing Base Deficiency Notification Date, respectively. Payments of principal otherwise required hereunder shall be credited against such installments.

          (3) Asset Dispositions. If the Company or any Subsidiary sells, transfers or otherwise disposes of assets that have been given value in the most recent determination of the Borrowing Base and having a fair market value in the aggregate for the Company and such Subsidiaries in excess of $10,000,000 during the period from the effective date of any Borrowing Base Determination until the effective date of the next Borrowing Base Determination, the Borrowing Base shall be immediately reduced, until the effective date of the next Borrowing Base Determination, by an amount equal to (i) in the case of sale, transfer or other disposition of all or substantially all of the assets comprising (x) ENSTAR Alaska, (y) the Pipeline Operations or (z) the producing and non-producing proved oil and gas reserves of the Company and its Subsidiaries, the value of such assets reflected in the most recent Borrowing Base, or if the value of the applicable asset reflected in the most recent Borrowing Base cannot be readily determined, the net sales proceeds realized from the sale, transfer or other disposition of such assets and (ii) in the case of sale, transfer or other disposition of less than all or substantially all of the assets comprising any of the business segments described in (x), (y) or (z) above, the value of such assets reflected in the most recent Borrowing Base (if such value can be readily determined), or if the value of the applicable asset reflected in the most recent Borrowing Base cannot be readily determined, the net sales proceeds realized from the sale, transfer or other disposition of such assets. If such reduction shall result in a Borrowing Base Deficiency, then in lieu of the provisions of Sec-tion 3.2(b)(2) hereof, the Company shall immediately make a payment on the Loans in an amount equal to such Borrowing Base Deficiency. In addition to and cumulative of the foregoing, if a Borrowing Base Deficiency exists prior to such sale, transfer or other disposition of assets, then in lieu of the provisions of Section 3.2(b)(2) hereof, the Company shall immediately make a payment on the Loans in an amount equal to the lesser of the amount of the Borrowing Base Deficiency (after giving effect to the applicable sale, transfer or other disposition) or 100% of the net sales proceeds realized from the applicable sale, transfer or other disposition.

          (4) Adjustable Alaskan Gas Debt. In the event that the Adjustable Alaskan Gas Debt shall increase by $3,000,000 or more (determined on a net basis considering both increases and decreases in Adjustable Alaskan Gas
     Debt) over the amount thereof on the effective date of the then most recent Borrowing Base Certificate, then until the effective date of the next Borrowing Base Determination, the Borrowing Base shall be immediately reduced by an amount equal to the amount by which the Adjustable Alaskan Gas Debt at the time of the reduction exceeds the amount of the Adjustable Alaskan Gas Debt reflected in the then most recent Borrowing Base Certificate.

          3.3. Selection of Interest Rates. Subject to the terms and provisions of this Agreement, the Company shall have the right either to convert any Loan (in whole or in part) into a Loan of another Type (provided that no such conversion of Eurodollar Loans or Competitive Loans shall be permitted other than on the last day of an Interest Period applicable thereto) or to continue such Loan (in whole or in part) as a Loan of the same Type. In the event the Company fails to so give such notice prior to the end of the applicable Interest Period with respect to any Eurodollar Loan or Competitive Loan, such Loan shall become an Alternate Base Rate Loan on the last day of such Interest Period.

          Section 4.     Payments of Principal and Interest.

          4.1. Repayment of Loans and Reimbursement Obligations. The Company will pay to the Administrative Agent for the account of each Bank (a) the principal of each Loan made by such Bank on the dates provided in the respective Notes and as provided hereunder and (b) the amount of each Reimbursement Obligation promptly upon its occurrence. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in Section 7 hereof have been satisfied, be paid with the proceeds of Loans.

          4.2. Interest. (a) Subject to Section 13.6 hereof, the Company will pay to the Administrative Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the lesser of (I) the following rates per annum:

                  (i) if such Loan is an Alternate Base Rate Loan, the Alternate Base Rate plus the Applicable Margin,

                 (ii) if such Loan is a Eurodollar Loan, the applicable Eurodollar Rate plus the Applicable Margin, and

                (iii) if such Loan is a Competitive Loan, the applicable fixed rate offered by the applicable Bank and accepted by the Company in accordance with Section 2.10 hereof (or, in the case of Existing Competitive Loans, the applicable fixed rate specified on Exhibit Q hereto), or (II) the Highest Lawful Rate.

          (b) Notwithstanding any of the foregoing but subject to Section 13.6 hereof, the Company will pay to the Administrative Agent for the account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank, on any Reimbursement Obligation and on any other amount payable by the Company hereunder to or for the account of such Bank (but, if such amount is interest, only to the extent legally allowed), which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

          (c) Accrued interest on each Loan shall be payable on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), except that (i) accrued interest payable at the Post-Default Rate shall be due and payable from time to time on demand of the Administrative Agent or the Majority
     Banks (through the Administrative Agent) and (ii) accrued interest on any amount prepaid or converted pursuant to Section 6 hereof shall be paid on the amount so prepaid or converted.

          Section 5.     Payments; Pro Rata Treatment; Computations, Etc.

          5.1.  Payments.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company hereunder and under the Notes shall be made in Dollars, in immediately available funds, to the Administrative Agent at the Principal Office (or in the case of a successor Administrative Agent, at the principal office of such successor Administrative Agent in the United States), not later than 11:00 a.m. Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Administrative Agent, or any Bank for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Administrative Agent or such Bank, as the case may be.

          (b) The Company shall, at the time of making each payment hereunder or under any Note, specify to the Administrative Agent the Loans or other amounts payable by the Company hereunder or thereunder to which such payment is to be applied. Each payment received by the Administrative Agent hereunder or under any Note or any other Loan Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds for the account of such Bank's Applicable Lending Office.

          (c) If the due date of any payment hereunder or under any Note or any other Loan Document falls on a day which is not a Business Day, the due date for such payment (subject to the definition of Interest Period) shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

          5.2. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Banks under Section 2.1 hereof shall be made ratably from the Banks on the basis of their respective Commitments and each payment of commitment or facility fees shall be made for the account of the Banks, and each termination or reduction of the Commitments of the Banks under Section 2.3 hereof shall be applied, pro rata, according to the Banks' respective Commitments; (b) each payment by the Company of principal of or interest on Loans of a particular Type shall be made to the Administrative Agent for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of such Loans held by the Banks; and (c) the Banks (other than the applicable Issuer) shall purchase from the applicable Issuer participations in the Letters of Credit to the extent of their respective Commitment Percentages.

          5.3. Computations. Interest on Competitive Loans and interest based on the Eurodollar Base Rate or the Federal Funds Rate will be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless the effect of so computing shall be to cause the rate of interest to exceed the Highest Lawful Rate, in which case interest shall be calculated on the basis of the actual number of days elapsed in a year composed of 365 or 366 days, as the case may be. All other interest and fees shall be computed on the basis of a year of 365 (or 366) days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          5.4. Minimum and Maximum Amounts. Except for prepayments made pursuant to Section 3.2(b) hereof, and subject to the provisions of Section
     2.10 hereof with respect to Competitive Loans, each borrowing and repayment of principal of Loans, each termination or reduction of Commitments, each optional prepayment and each conversion of Type shall be in an aggregate principal amount at least equal to (a) in the case of Eurodollar Loans and Competitive Loans, $5,000,000, and (b) in the case of Alternate Base Rate Loans, $1,000,000 (borrowings or prepayments of Loans of different Types or, in the case of Eurodollar Loans and Competitive Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings and prepayments for purposes of the foregoing, one for each Type or Interest Period). Upon any mandatory prepayment that would reduce Eurodollar Loans or Competitive Loans, respectively, having the same Interest Period to less than $5,000,000 such Loans shall automatically be converted into Alternate Base Rate Loans. Notwithstanding anything to the contrary contained in this Agreement, there shall not be, at any one time, more than eight (8) Interest Periods in effect with respect to Eurodollar Loans or Competitive Loans, in the aggregate.

          5.5. Certain Actions, Notices, Etc. Notices to the Administrative Agent of any termination or reduction of Commitments, of borrowings and prepayments, conversions and continuations of Loans and of the duration of

     Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. Houston, Texas time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or repayment, conversion or continuance specified below:

                                                     Number of
                                                     Business
                              Notice                 Days Prior

                    Termination or
                    Reduction of Commitments              2

                    Borrowing or prepayment
                    of or conversion into or
                    continuance of
                    Alternate Base Rate             11:00 a.m. of
                    Loans                           the same day

                    Borrowing or
                    prepayment of or conversion
                    into or continuance of
                    Eurodollar Loans                      3

     Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount and Type of the Loans to be borrowed or prepaid (subject to Sections 3.2(a) and 5.4 hereof), the date of borrowing or prepayment (which shall be a Business Day) and, in the case of Eurodollar Loans, the duration of the Interest Period therefor (subject to the definition of "Interest Period"). Each such notice of conversion of a Loan into a Loan of another Type shall identify such Loan (or portion thereof) being converted and specify the Type of Loan into which such Loan is being converted (subject to Section 5.4 hereof) and the date for conversion (which shall be a Business Day) and, unless such Loan is being converted into an Alternate Base Rate Loan, the duration (subject to the definition of "Interest Period") of the Interest Period therefor which is to commence as of the last day of the then current Interest Period therefor (or the date of conversion, if such Loan is being converted from an Alternate Base Rate Loan). Each such notice of continuation of a Loan (or portion thereof) as the same Type of Loan shall identify such Loan (or portion thereof) being continued (subject to Section 5.4 hereof) and, unless such Loan is an Alternate Base Rate Loan, the duration (subject to the definition of "Interest Period") of the Interest Period therefor which is to commence as of the last day of the then current Interest Period therefor. The Administrative Agent shall promptly notify the affected Banks of the contents of each such notice. Notice of any prepayment having been given, the principal amount specified in such notice, together with interest thereon to the date of prepayment, shall be due and payable on such prepayment date. Section 2.10 hereof shall control the time periods applicable to Competitive Loans.

          5.6. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which such Bank is to make payment to the Administrative Agent of the proceeds of a Loan to be made by it hereunder (or the payment of any amount by such Bank to reimburse the applicable Issuer for a drawing under any Letter of Credit) or the Company is to make a payment to the Administrative Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent on or before such date, the recipient of such payment (or, if such recipient is the beneficiary of a Letter of Credit, the
     Company and, if the Company fails to pay the amount thereof to the Administrative Agent forthwith upon demand, the Banks ratably in proportion to their respective Commitment Percentages) shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

          5.7. Sharing of Payments, Etc. If a Bank shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, or on any Reimbursement Obligation or other obligation then due to such Bank hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Loans made, or Reimbursement Obligations or other obligations held, by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them (provided, however, that the foregoing shall not apply to payments of Competitive Loans made prior to the termination of the Commitments following the occurrence of an Event of Default). To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Loans made, or Reimbursement Obligations or other obligations held, by other Banks may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans and Reimbursement Obligations or other obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of

                                         -44-
     any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of the Company.

          Section 6.     Yield Protection and Illegality.

          6.1.  Additional Costs.

          (a) Subject to Section 13.6, the Company shall pay to the Administrative Agent, on demand for the account of each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to its making or maintaining of any Eurodollar Loan or any Competitive Loan hereunder or its obligation to make any such Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

                  (i) subjects such Bank (or makes it apparent that such Bank is subject) to any tax (including without limitation any United States interest equalization tax), levy, impost, duty, charge or fee (collectively, "Taxes"), or any deduction or withholding for any Taxes on or from the payment due under any Eurodollar Loan or any Competitive Loan or other amounts due hereunder, other than income and franchise taxes of the jurisdiction (or any subdivision thereof) in which such Bank has an office or its Applicable Lending Office; or

                 (ii) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than changes which affect taxes measured by or imposed on the overall net income or franchise taxes of such Bank or of its Applicable
     Lending Office for any of such Loans by the jurisdiction (or any subdivision thereof) in which such Bank has an office or such Applicable Lending Office); or

                (iii) imposes or modifies or increases or deems applicable any reserve, special deposit or similar requirements (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank or loans made by such Bank, or against any other funds, obligations or other property owned or held by such Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section
     1.1 hereof) and such Bank actually incurs such additional costs; or

                 (iv) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

     Each Bank (if so requested by the Company through the Administrative Agent) will designate a different available Applicable Lending Office for the Eurodollar Loans or the Competitive Loans of such Bank or take such other action as the Company may request if such designation or action will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank (provided that such Bank shall have no obligation so to designate an Applicable Lending Office for Eurodollar Loans located in the United States of America). Each Bank will furnish the Company with a statement setting forth the basis and amount of each request by such Bank for compensation under this Section 6.1(a); subject to Section 6.8, such certificate shall be conclusive, absent manifest error, and may be prepared using any reasonable averaging and attribution methods.

          (b)   Without limiting the effect of the foregoing provisions  of this
     Section 6.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or Competitive Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Bank to make Eurodollar Loans or Competitive Loans, as the case may be, hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 6.4 hereof shall be applicable).

          (c) Good faith determinations and allocations by any Bank for purposes of this Section 6.1 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, absent manifest error.

          (d)   The   Company's  obligation   to   pay   Additional  Costs   and
     compensation with regard to each Eurodollar Loan and each Competitive Loan shall survive termination of this Agreement.

          6.2. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, with respect to any Eurodollar Loans:

          (a) the Administrative Agent determines in good faith (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.1 hereof are not being provided by the Reference Banks in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans for Interest Periods therefor as provided in this Agreement; or

          (b) the Majority Banks determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section
     1.1 hereof upon the basis of which the rates of interest for such Loans are to be determined do not accurately reflect the cost to such Banks of making or maintaining such Loans for Interest Periods therefor; or

          (c)   the  Administrative  Agent  determines  in  good   faith  (which
     determination shall be conclusive) that by reason of circumstances affecting the interbank Dollar market generally, deposits in United States dollars in the relevant interbank Dollar market are not being offered for the applicable Interest Period and in an amount equal to the amount of the Eurodollar Loan requested by the Company;

     then the Administrative Agent shall promptly notify the Company and each Bank thereof, and, so long as such condition remains in effect, the Banks shall be under no obligation to make Eurodollar Loans (but shall maintain until the end of the Interest Period then in effect the Eurodollar Loans then outstanding).

          6.3. Illegality. Notwithstanding any other provision of this Agreement to the contrary, if (x) by reason of the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Bank with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority or (y) circumstances affecting the relevant interbank Dollar market or the position of a Bank therein shall at any time make it unlawful or impracticable in the sole discretion of a Bank exercised in good faith for such Bank or its Applicable Lending Office to
     (a) honor its obligation to make Eurodollar Loans or Competitive Loans hereunder, or (b) maintain Eurodollar Loans or Competitive Loans hereunder, then such Bank shall promptly notify the Company thereof through the Administrative Agent and such Bank's obligation to make or maintain Eurodollar Loans or Competitive Loans, as the case may be, hereunder shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans or Competitive Loans, as the case may be (in which case the provisions of Section 6.4 hereof shall be applicable). Before giving such notice pursuant to this Section 6.3, such Bank will designate a different available Applicable Lending Office for the Eurodollar Loans or the Competitive Loans, as the case may be, of such Bank or take such other action as the Company may request if such designation or action will avoid the need to suspend such Bank's obligation to make Eurodollar Loans or Competitive Loans, as the case may be, hereunder and will not, in the sole opinion of such Bank exercised in good faith, be disadvantageous to such Bank (provided, that such Bank shall have no obligation so to designate an Applicable Lending Office for Eurodollar Loans located in the United States of America).

          6.4. Substitute Alternate Base Rate Loans. If the obligation of any Bank to make or maintain Eurodollar Loans or Competitive Loans, as the case may be, shall be suspended pursuant to Section 6.1, 6.2 or 6.3 hereof, all Loans which would otherwise be made by such Bank as Eurodollar Loans or

     Competitive Loans, as the case may be, shall be made instead as Alternate Base Rate Loans (and, if an event referred to in Section 6.1(b) or 6.3 hereof has occurred and such Bank so requests by notice to the Company with a copy to the Administrative Agent, each Eurodollar Loan or each Competitive Loan, as the case may be, of such Bank then outstanding shall be automatically converted into an Alternate Base Rate Loan on the date specified by such Bank in such notice) and, to the extent that Eurodollar Loans or Competitive Loans, as the case may be, are so made as (or converted into) Alternate Base Rate Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans or such Competitive Loans, as the case may be, shall be applied instead to such Alternate Base Rate Loans.

          6.5. Compensation. Subject to Section 13.6 hereof, the Company shall pay to the Administrative Agent for the account of each Bank, within four
     (4) Business Days after demand therefor by such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense actually incurred by it (exclusive of any lost profits or opportunity costs) as a result of:

          (a) any payment, prepayment or conversion of a Eurodollar Loan or a Competitive Loan made by such Bank on a date other than the last day of an Interest Period for such Loan; or

          (b) any failure by the Company to borrow a Eurodollar Loan or a Competitive Loan to be made by such Bank on the date for such borrowing specified in the relevant notice of borrowing under Section 5.5 or Section
     2.10 hereof or to convert a Eurodollar Loan or a Competitive Loan into an Alternate Base Rate Loan on such date after giving notice of such conversion;

     such compensation to include, without limitation, any loss or expense actually incurred (exclusive of any lost profits or opportunity costs) by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Bank to fund or maintain its share of any Loan. Subject to Section 6.8, each determination of the amount of such compensation by a Bank shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method. No costs shall be payable under this Section solely by reason of the conversion of loans designated as "Eurodollar Loans" under that certain Amended and Restated Credit Agreement referred to in Section 13.15 hereof into the Existing Competitive Loans.

          6.6. Additional Costs in Respect of Letters of Credit. If as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations in such Letters of Credit, and the result shall be to increase the cost to any Bank of issuing or maintaining any Letter of Credit or any participation therein, or reduce any amount receivable by any Bank hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then such Bank shall notify the Company through the Administrative Agent, and upon demand therefor by such Bank through the Administrative Agent, the Company (subject to Section 13.6 hereof) shall pay to such Bank, from time to time as specified by such Bank, such additional amounts as shall be sufficient to compensate such Bank for such increased costs or reductions in amount. Before making such demand pursuant to this Section 6.6, such Bank will designate a different available Applicable Lending Office for the Letter of Credit of such Bank or take such other action as the Company may request, if such designation or action will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank exercised in good faith, be disadvantageous to such Bank. A statement as to such increased costs or reductions in amount incurred by such Bank, submitted by such Bank to the Company, shall be conclusive as to the amount thereof, absent manifest error.

          6.7. Capital Adequacy. If any Bank shall have determined that the adoption after the date hereof or effectiveness after the date hereof (whether or not previously announced) of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein after the date hereof, or any change in the interpretation or administration thereof after the date hereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive after the date hereof regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on such Bank's capital as a conse-quence of such Bank's obligations hereunder, under the Loans made by it, under the Letters of Credit and under the Notes held by it to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, upon satisfaction of the conditions precedent set forth in this Section 6.7, upon demand by such Bank (with a copy to the Administrative Agent), the Company (subject to Section 13.6 hereof) shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. A certificate as to such amounts, submitted to the Company and the Administrative Agent by such Bank, setting forth the basis for such Bank's determination of such amounts, shall constitute a demand therefor and shall be conclusive and binding for all purposes, absent manifest error. The Company shall pay the amount shown as due on any such certificate within four (4) Business Days after delivery of such certificate. Subject to Section 6.8, in preparing such certificate, a Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

          6.8   Limitation  on   Additional  Charges;  Substitute   Banks;  Non-
     Discrimination.  Anything in this Section 6 notwithstanding:

          (a) the Company shall not be required to pay to any Bank reimbursement with regard to any costs or expenses, unless such Bank notifies the Company of such costs or expenses within 90 days after the date paid or incurred;

          (b) none of the Banks shall be permitted to pass through to the Company charges and costs under this Section 6 on a discriminatory basis (i.e., which are not also passed through by such Bank to other customers of such Bank similarly situated where such customer is subject to documents providing for such pass through); and

          (c) if any Bank elects to pass through to the Company any material charge or cost under this Section 6 or elects to terminate the availability of Eurodollar Loans for any material period of time, the Company may, within 60 days after the date of such event and so long as no Default shall have occurred and be continuing, elect to terminate such Bank as a party to this Agreement; provided that, concurrently with such termination the Company shall (i) if the Administrative Agent and each of the other Banks shall consent, pay that Bank all principal, interest and fees and other amounts owed to such Bank through such date of termination or (ii) have arranged for another financial institution approved by the Administrative Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Bank for all purposes under this Agreement in the manner provided in Section 13.5; provided further that, prior to substitution for any Bank, the Company shall have given written notice to the Administrative Agent of such intention and the Banks shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Bank in lieu of such substitution.

          Section 7.     Conditions Precedent.

          7.1. Initial Loans. The obligation of each Bank or any applicable Issuer to make its initial Loans after the date hereof or issue or participate in a Letter of Credit after the date hereof (if such Letter of Credit is issued prior to the funding of the initial Loans after the date hereof) hereunder is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the satisfaction of the Majority Banks:

          (a) Corporate Action and Status. The Administrative Agent shall have received from the appropriate Governmental Authorities certified copies of the Organizational Documents (other than bylaws) of the Company and each of its Subsidiaries, and evidence satisfactory to the Administrative Agent of all corporate action taken by the Company or any of its Subsidiaries authorizing the execution, delivery and performance of the Loan Documents and all other documents related to this Agreement to which it is a party (including, without limitation, a certificate of the secretary of each such party setting forth the resolutions of its Board of Directors authorizing the transactions contemplated thereby and attaching a copy of its bylaws), together with such certificates as may be appropriate to demonstrate the qualification and good standing of and payment of taxes by the Company and each of its Subsidiaries in each state in which such qualification is necessary.

          (b) Incumbency. The Company and each Relevant Party shall have delivered to the Administrative Agent a certificate in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf the applicable Loan Documents related to any Loan or the issuance of any Letter of Credit and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with any Loan or the issuance of any Letter of Credit. The Administrative Agent and each Bank may conclusively rely on such certificates until they receive notice in writing from the Company or the appropriate Relevant Party to the contrary.

          (c)   Notes.    The  Administrative  Agent  shall  have  received  the
     appropriate Note of the Company for each Bank, duly completed and executed.

          (d) Loan Documents. The Company and each other Relevant Party shall have duly executed and delivered the other Loan Documents to which it is a party (in such number of copies as the Administrative Agent shall have requested) and each such Loan Document shall be in form satisfactory to Administrative Agent. Each such Loan Document shall be in substantially the form furnished to the Banks prior to their execution of this Agreement, together with such changes therein as the Administrative Agent may approve.

          (e) Fees and Expenses. The Company shall have paid to the Administrative Agent for the account of each Bank all accrued and unpaid commitment fees and other fees in the amounts previously agreed upon in writing among the Company and the Administrative Agent; and shall have in addition paid to the Administrative Agent all amounts payable under the letter agreements referred to Section 2.4(d) hereof and under Section 9.7 hereof on or before the date of this Agreement.

          (f) Opinions of Counsel. The Administrative Agent shall have received (1) an opinion of Vinson & Elkins L.L.P., counsel to the Company, in form and substance reasonably satisfactory to the Administrative Agent and (2) such opinions of counsel to the Company and other Relevant Parties and special local counsel of the Administrative Agent as the Administrative Agent shall reasonably request with respect to the Company and the Loan Documents.

          (g) Execution by Banks and Auction Agent. The Administrative Agent shall have received counterparts of this Agreement executed and delivered by or on behalf of each of the Banks and by the Auction Agent or the Administrative Agent shall have received evidence satisfactory to it of the execution and delivery by each of the Banks and by the Auction Agent of a counterpart hereof.

          (h) Consents. The Administrative Agent shall have received evidence satisfactory to it that, except as disclosed in the Disclosure Statement and except as provided in the Mortgages, all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans and the Letters of Credit and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

          (i) Amendment to Intercreditor Agreement. The Administrative Agent shall have received counterparts of the Amendment to Intercreditor Agreement referred to in the definition of "Intercreditor Agreement" in
     Section 1.1 hereof executed and delivered by or on behalf of each of the Company and by the "Administrative Agent" under the Canadian Facility or the Administrative Agent shall have received evidence satisfactory to it of the execution and delivery by each such Person of a counterpart of such Amendment to Intercreditor Agreement.

          (j) Amendment to Canadian Facility. The Administrative Agent shall have received counterparts of the Amendment to Credit Agreement referred to in the definition of "Canadian Facility" in Section 1.1 hereof executed and delivered by or on behalf of each of Seagull Energy Canada Ltd., Chemical Bank of Canada, as Arranger and as Administrative Agent, The Bank of Nova Scotia, as Paying Agent and as Co-Agent, Canadian Imperial Bank of Commerce, as Co-Agent, and certain banks parties thereto or the Administrative Agent shall have received evidence satisfactory to it of the execution and delivery by each such Person of a counterpart of such Amendment to Credit Agreement.

          (k) Other Documents. The Administrative Agent shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as the Administrative Agent may reasonably request.

          All provisions and payments required by this Section 7.1 are subject to the provisions of Section 13.6.

          7.2. Initial and Subsequent Loans. The obligation of each Bank or any applicable Issuer to make any Loan (including, without limitation, its initial Loan) to be made by it hereunder or to issue or participate in any Letter of Credit is subject to the additional conditions precedent that (i) the Administrative Agent shall have received a Request for Extension of Credit and such other certifications as the Administrative Agent may reasonably require, (ii) in the case of Competitive Loans, the Company shall have complied with the provisions of Section 2.10 hereof and (iii) as of the date of such Loan or such issuance, and after giving effect thereto:

          (a)   no Default shall have occurred and be continuing;

          (b) except for facts timely disclosed to the Administrative Agent from time to time in writing, which facts (I) are not materially more adverse to the Company and its Subsidiaries, (II) do not materially decrease the ability of the Banks to collect the Obligations as and when due and payable and (III) do not materially increase the liability of the Administrative Agent or any of the Banks, in each case compared to those facts existing on the date hereof and the material details of which have been set forth in the Financial Statements delivered to the Administrative Agent prior to the date hereof or in the Disclosure Statement, and except for the representations set forth in the Loan Documents which, by their terms, are expressly (or by means of similar phrasing) made as of the Original Closing Date or as of the date hereof, as the case may be, only, the representations and warranties made in each Loan Document shall be true and correct in all material respects on and as of the date of the making of such Loan or such issuance, with the same force and effect as if made on and as of such date;

          (c) the making of such Loan or the issuance of such Letter of Credit shall not violate any Legal Requirement applicable to any Bank.

          Each Request for Extension of Credit by the Company hereunder or request for issuance of a Letter of Credit shall include a representation and warranty by the Company to the effect set forth in Subsections 7.2(a) and (b) (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          Section 8. Representations and Warranties. To induce the Banks to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Company represents and warrants (such representations and warranties to survive any investigation and the making of the Loans and the issuance of the Letters of Credit) to the Banks and the Administrative Agent as follows:

          8.1. Corporate Existence. The Company and each Subsidiary of the Company are corporations duly incorporated and organized, legally existing and in good standing under the laws of the respective jurisdictions in which they are incorporated, and are duly qualified as foreign corporations in all jurisdictions wherein the property owned or the business transacted by them makes such qualification necessary and the failure to so qualify could reasonably be expected to result in a Material Adverse Effect.

          8.2. Corporate Power and Authorization. The Company is duly authorized and empowered to create and issue the Notes; each of the Company and each Subsidiary of the Company is duly authorized and empowered to execute, deliver, and perform this Agreement and the other Loan Documents to which it is a party; and all corporate action on the Company's part requisite for the due creation and issuance of the Notes and on the Company's part and on the part of each Subsidiary of the Company for the due execution, delivery, and performance of this Agreement and the other

     Loan Documents to which each of the Company and each such Subsidiary is a party has been duly and effectively taken.

          8.3. Binding Obligations. This Agreement, the Notes and the other Loan Documents constitute legal, valid and binding obligations of the Company and its Subsidiaries, to the extent each is a party thereto, enforceable against the Company and its Subsidiaries, to the extent each is a party thereto, in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, moratorium or other similar laws or judicial decisions affecting creditors' rights generally.

          8.4. No Legal Bar or Resultant Lien. The Company's and each of its Subsidiaries' creation, issuance, execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, to the extent they are parties thereto, do not and will not violate any provisions of the Organizational Documents of the Company or any Subsidiary of the Company or any Legal Requirement to which the Company or any Subsidiary of the Company is subject or by which its property may be presently bound or encumbered, or result in the creation or imposition of any Lien upon any properties of the Company or any Subsidiary of the Company, other than those permitted by this Agreement.

          8.5. No Consent. Except as set forth in the Disclosure Statement and except as provided in the Mortgages, the Company's creation and issuance of the Notes and the Company's and each of its Subsidiaries' execution, delivery, and performance of this Agreement, the Notes and the other Loan Documents to which they are parties do not and will not require the consent or approval of any Person other than such consents and/or approvals obtained by the Company contemporaneously with or prior to the execution of this Agreement, including, without limitation, any Governmental Authorities, other than those consents the failure to obtain which could not be reasonably expected to have a Material Adverse Effect.

          8.6.  Financial Condition.    The audited  consolidated and  unaudited
     consolidating annual financial statements of the Company and its Subsidiaries for the year ended December 31, 1992 and the unaudited consolidated interim financial statements of the Company and its Subsidiaries for the quarter and three-month period ended March 31, 1993, which have been delivered to the Banks, have been prepared in accordance with GAAP, and present fairly the financial condition and results of the operations of the Company and its Subsidiaries for the period or periods stated (subject only to normal year-end audit adjustments with respect to the unaudited interim statements). No material adverse change, either in any case or in the aggregate, has occurred since March 31, 1993 in the assets, liabilities, financial condition, business, operations, affairs or circumstances of the Company and its Subsidiaries taken as a whole, except as disclosed to the Banks in the Disclosure Statement. Each Engineering Report and Company Report fairly presents the values and prospective performances of the property described therein and there are no statements or conclusions therein which were based upon or included materially misleading information or fail to take into account material information.

          8.7. Investments and Guaranties. As of the Original Closing Date, neither the Company nor any Subsidiary of the Company had made Investments in, advances to, or Guarantees of, the obligations of any Person, except as
     (a) disclosed to the Banks in the Disclosure Statement or (b) not prohibited by applicable provisions of Section 10.

          8.8. Liabilities and Litigation. Neither the Company nor any Subsidiary of the Company has any material (individually or in the aggregate) liabilities, direct or contingent, except as (a) disclosed or referred to in the Financial Statements, (b) disclosed to the Banks in the Disclosure Statement, (c) disclosed in a notice to the Administrative Agent pursuant to Section 9.11 with respect to such as could reasonably be expected to have a Material Adverse Effect or (d) not prohibited by applicable provisions of Section 10. Except as (a) described in the Financial Statements, (b) otherwise disclosed to the Banks in the Disclosure Statement, (c) disclosed in a notice to the Administrative Agent pursuant to Section 9.11 with respect to such as could reasonably be expected to have a Material Adverse Effect or (d) not prohibited by applicable provisions of Section 10, no litigation, legal, administrative or arbitral proceeding, investigation, or other action of any nature exists or (to the knowledge of the Company) is threatened against or affecting the Company or any Subsidiary of the Company which could reasonably be expected to result in any judgment which could reasonably be expected to have a Material Adverse Effect, or which in any manner challenges or may challenge or draw into question the validity of this Agreement, the Notes or any other Loan Document, or enjoins or threatens to enjoin or otherwise restrain any of the transactions contemplated by any of them.

          8.9. Taxes and Governmental Charges. The Company and its Subsidiaries have filed, or obtained extensions with respect to the filing of, all material tax returns and reports required to be filed and have paid all material taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective properties or income which are due and payable, including interest and penalties, or have provided adequate reserves for the payment thereof.

          8.10. Title to Properties. The Company and its Subsidiaries have good and defensible title to their respective properties included in the Borrowing Base (including, without limitation, all fee and leasehold interests), free and clear of all Liens except (a) those referred to in the Financial Statements, (b) as disclosed to the Banks in the Disclosure Statement or (c) as permitted by Section 10.2.

          8.11. Defaults. Neither the Company nor any Subsidiary of the Company is in default, which default could reasonably be expected to have a Material Adverse Effect, under any indenture, mortgage, deed of trust, agreement or other instrument to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company or the property of the Company or any Subsidiary of the Company is bound, except as (a) disclosed to the Banks in the Disclosure Statement, (b) disclosed in a notice to the Administrative Agent pursuant to Section 9.11 with respect to such as could reasonably be expected to have a Material Adverse Effect or (c) specifically permitted by applicable provisions of
     Section 10. No Default under this Agreement, the Notes or any other Loan Document has occurred and is continuing.

          8.12. Location of Businesses and Offices. Except to the extent that the Administrative Agent has been furnished written notice to the contrary or of additional locations, pursuant to Section 9.11, the Company's principal place of business and chief executive offices are located at the address stated on the signature page hereof and the principal places of business and chief executive offices of each Subsidiary are described on Exhibit F hereto.

          8.13. Compliance with Law. Neither the Company nor any Subsidiary of the Company (except as (a) disclosed to the Banks in the Disclosure Statement, (b) disclosed in a notice to the Administrative Agent pursuant to Section 9.11 with respect to such as could reasonably be expected to have a Material Adverse Effect or (c) not prohibited by applicable provisions of Section 10):

          (a)   is in violation of any Legal Requirement; or

          (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of their respective properties or the conduct of their respective business;

     which violation or failure could reasonably be expected to have a Material Adverse Effect.

          8.14. Margin Stock. None of the proceeds of the Notes will be used for the purpose of, and neither the Company nor any Subsidiary of the Company is engaged in the business of extending credit for the purpose of
     (a) purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221) or (b) reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock, if such purpose under either (a) or (b) above would constitute this transaction a "purpose credit" within the meaning of said Regulation U, or for any other purpose which would constitute this transaction a "purpose credit". Neither the Company nor any Subsidiary of the Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Company nor any Subsidiary of the Company nor any Person acting on behalf of the Company or any Subsidiary of the Company has taken or will take any action which might cause the Notes or any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System, or to violate any similar provision of the Securities Exchange Act of 1934 or any rule or regulation under any such provision thereof.

          8.15. Subsidiaries. The Company has no Subsidiaries as of the date of this Agreement except those shown in Exhibit F hereto.

          8.16. ERISA. With respect to each Plan, the Company and each ERISA Affiliate have fulfilled their obligations, including obligations under the minimum funding standards of ERISA and the Code, and are in compliance in all material respects with the provisions of ERISA and the Code. The Company has no knowledge of any event which could result in a liability of the Company or any ERISA Affiliate to the PBGC or a Plan (other than to make contributions in the ordinary course). Since the effective date of Title IV of ERISA, there have not been any nor are there now existing any events or conditions that would cause the Lien provided under Section 4068 of ERISA to attach to any property of the Company or any ERISA Affiliate. There are no Unfunded Liabilities with respect to any Plan other than those specifically described in the certificate delivered in accordance with
     Section 7.1(i). No "prohibited transaction" has occurred with respect to any Plan.

          8.17. Investment Company Act. Neither the Company nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

          8.18. Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries (i) is subject to regulation under the Public Utility Holding Company Act of 1935, as amended (the "PUHC Act"), except as to
     Section 9(a)(2) thereof (15 U.S.C.A. 79(i)(a)(2)), or (ii) is in violation of any of the provisions, rules, regulations or orders of or under the PUHC Act. Further, none of the transactions contemplated under this Agreement, including without limitation, the making of the Loans and the issuance of the Letters of Credit, shall cause or constitute a violation of any of the provisions, rules, regulations or orders of or under the PUHC Act and the PUHC Act does not in any manner impair the legality, validity or enforceability of the Notes. The Company has duly filed with the Securities and Exchange Commission good faith applications (each an "Application") under Section 2(a)(8) of the PUHC Act (15 U.S.C.A.
      79(b)(a)(8)) for a declaration  of non-subsidiary status pursuant  to such
     Section 2(a)(8) with respect to each Person (each a "Specified Shareholder") which owns, controls or holds with power to vote, directly or indirectly, a sufficient quantity of the voting securities of the Company to be construed as a "holding company", as such term is defined in the PUHC Act, in respect of the Company. All of the information contained in such Applications, as amended, was true as of the most recent filing date with respect thereto (provided that the Company may, unless it has actual current knowledge to the contrary, rely solely upon written information furnished by any Specified Shareholder with respect to background information about the Specified Shareholder and the nature of the ownership by such Specified Shareholder or its Affiliates of the voting securities of the Company), and the Company knows of no reason why each such Application, if acted upon by the Securities and Exchange Commission, would not be approved. True and correct copies of each such Application and any amendments thereto, as filed, have been furnished to the Administrative Agent. The Company has not received any written notice from the Securities and Exchange Commission with respect to any such Application other than as disclosed in writing to the Administrative Agent.

          8.19. Environmental Matters. Except as disclosed in the Disclosure Statement, (i) the Company and it Subsidiaries have obtained and maintained in effect all Environmental Permits (or has initiated the necessary steps to transfer the Environmental Permits into its name), the failure to obtain which could reasonably be expected to have a Material Adverse Effect, (ii) the Company and its Subsidiaries and their properties, assets, business and operations have been and are in compliance with all applicable Requirements of Environmental Law and Environmental Permits failure to comply with which could reasonably be expected to have a Material Adverse Effect, (iii) the Company and its Subsidiaries and their properties, assets, business and operations are not subject to any (A) Environmental Claims or (B) Environmental Liabilities, in either case direct or contingent, and whether known or unknown, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which could reasonably be expected to have a Material Adverse Effect, and (iv) no Responsible Officer of the Company or any of its Subsidiaries has received any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its assets, properties, business or operations which could reasonably be expected to have a Material Adverse Effect. The liability (including without limitation any Environmental Liability and any other damage to persons or property), if any, of the Company and its Subsidiaries and with respect to their properties, assets, business and operations which is reasonably expected to arise in connection with Requirements of Environmental Laws currently in effect and other environmental matters presently known by a Responsible Officer of the Company will not have a Material Adverse Effect. No Responsible Officer of the Company knows of any event or condition with respect to Environmental Matters with respect to any of its properties or the properties of any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. For purposes of this Section 8.19, "Environmental Matters" shall mean matters relating to pollution or protection of the environment, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, without limitation, ambient air, surface water or ground water, or land surface or subsurface), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

          8.20. Claims and Liabilities. Except as disclosed to the Banks in writing, neither the Company nor any of its Subsidiaries has accrued any liabilities under gas purchase contracts for gas not taken, but for which it is liable to pay if not made up and which, if not paid, would have a Material Adverse Effect. Except as disclosed to the Banks in writing, no claims exist against the Company or its Subsidiaries for gas imbalances which claims if adversely determined would have a Material Adverse Effect. No purchaser of product supplied by the Company or any of its Subsidiaries has any claim against the Company or any of its Subsidiaries for product paid for, but for which delivery was not taken as and when paid for, which claim if adversely determined would have a Material Adverse Effect.

          8.21. Solvency. Neither the Company nor the Company and its Subsidiaries, on a consolidated basis, is "insolvent", as such term is used and defined in (i) the Bankruptcy Code and (ii) the Texas Uniform Fraudulent Transfer Act, Tex. Bus. & Com. Code Ann. 24.001 et seq.

          Section 9. Affirmative Covenants. A deviation from the provisions of this Section 9 will not constitute a Default under this Agreement if such deviation is consented to in writing by the Majority Banks. Without the prior written consent of the Majority Banks, the Company agrees with the Banks and the Administrative Agent that, so long as any of the Commitments is in effect and until payment in full of all Loans hereunder, the termination or expiry of all Letters of Credit and payment in full of Letter of Credit Liabilities, all interest thereon and all other amounts payable by the Company hereunder:

          9.1. Financial Statements and Reports. The Company will promptly furnish to any Bank from time to time upon request such information regarding the business and affairs and financial condition of the Company and its Subsidiaries as such Bank may reasonably request, and will furnish to the Administrative Agent and each of the Banks:

          (a) Annual Reports - promptly after becoming available and in any event within 100 days after the close of each fiscal year of the Company:

                  (i) the audited consolidated balance sheet, statement of earnings and statement of cash flows of ENSTAR Alaska each as of the end of such year or for such year, as applicable;

                 (ii) the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year;

                (iii) the audited consolidated statement of earnings of the Company and its Subsidiaries for such year;

                 (iv) the audited consolidated statement of cash flows of the Company and its Subsidiaries for such year;

                  (v) the unaudited consolidating balance sheet and statement of earnings of ENSTAR Alaska, each for such year or as of the end of such year, as the case may be;

                 (vi) the unaudited consolidating balance sheet and statement of earnings of the Company and its Subsidiaries, each for such year or as of the end of such year, as the case may be;

                (vii) a report prepared by a petroleum engineer, who may be an employee of the Company or its Subsidiaries, setting forth the historical monthly production data for Hydrocarbons produced and sold by the Company and its Subsidiaries for such year;

     setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and, in the case of the audited Financial Statements, audited and accompanied by the related opinion of KPMG Peat Marwick or other independent certified public accountants of recognized national standing acceptable to the Majority Banks, which opinion shall state that such audited balance sheets and statements have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present the consolidated financial condition and results of operations of the applicable Persons as at the end of, and for, such fiscal year; and

          (b) Quarterly Reports - as soon as available and in any event within 50 days after the end of each of the first three quarterly periods in each fiscal year of the Company:

                  (i) the unaudited consolidated balance sheet, statement of earnings and statement of cash flows of ENSTAR Alaska, each as of the end of such quarter or for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, as the case may be;

                 (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter;

                (iii) the unaudited consolidated statement of earnings of the Company and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the close of such quarter;

                 (iv) the unaudited consolidated statement of cash flows of the Company and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the close of such quarter;

                  (v) the unaudited consolidating balance sheet and statement of earnings of the Company and its Subsidiaries, each for such quarter and for the period from the beginning of the fiscal year to the close of such quarter;

                 (vi) a report prepared by a petroleum engineer, who may be an employee of the Company or its Subsidiaries, setting forth the historical monthly production data for

                         Hydrocarbons produced and sold by the Company and its Subsidiaries for such quarter;

     all of items (i) through (v) above prepared on substantially the same accounting basis as the annual reports described in Subsection 9.1(a), subject to normal changes resulting from year-end adjustments; and

          (c) Company Report - promptly after becoming available and in any event on or before September 1 of each year, a Company Report; and

          (d) Other Bank Requirements - at such time as the same are required to be furnished to other lenders under other financing arrangements to which the Company or any of its Subsidiaries may be a party or be bound from time to time, a copy of any report, certificate, affidavit or other information required to be furnished to any such lender; and

          (e) SEC and Other Reports - promptly upon their becoming publicly available, one copy of each financial statement, report, notice or definitive proxy statement sent by the Company or any Subsidiary to shareholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any of its Subsidiaries with, or received by the Company or any of its Subsidiaries in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency; and

          (f) Engineering Report and other Component Values - promptly after becoming available and in any event on or before March 15 of each year, commencing with March 15, 1993, an Engineering Report, together with unaudited financial reports with respect to the Pipeline Operations.

          All of the balance sheets and other financial statements referred to in this Section 9.1 will be in such detail as any Bank may reasonably request and will conform to GAAP applied on a basis consistent with those of the Financial Statements as of December 31, 1992. In addition, if GAAP shall change with respect to any matter relative to determination of compliance with this Agreement, the Company will also provide financial information necessary for the Banks to determine compliance with this Agreement.

          9.2. Officers' Certificates. (a) Concurrently with the furnishing of the annual financial statements pursuant to Subsection 9.1(a), commencing with the annual financial statements required to be delivered in 1993, the Company will furnish or cause to be furnished to the Administrative Agent certificates of compliance, as follows:

                  (i) a certificate signed by the principal financial officer of the Company in the form of Exhibit G; and

                 (ii) a certificate from the independent public accountants stating that their audit has not disclosed the existence of any condition which constitutes a Default, or if their audit has disclosed the existence of any such condition, specifying the nature and period of existence.

          (b) Concurrently with the furnishing of the quarterly financial statements pursuant to Subsection 9.1(b), the Company will furnish to the Administrative Agent a principal financial officer's certificate in the form of Exhibit G.

          (c) Not later than concurrently with the furnishing of any annual reports pursuant to Section 9.1(a) or concurrently with any request by the Company for a Requested Redetermination (using then available Financial Statements) and within ten (10) Business Days after any request by the Requesting Banks for a Requested Redetermination (using then available Financial Statements), the Company will furnish to the Administrative Agent a Borrowing Base Certificate and, in the event aggregate Adjustable Alaskan Gas Debt shall have increased by $3,000,000.00 (determined on a net basis considering both increases and decreases in Adjustable Alaskan Gas Debt) since the effective date of the preceding Borrowing Base Certificate, the Company will furnish to the Administrative Agent a Borrowing Base Certificate on which the revised Alaskan Gas Component Value is reflected (but without requiring any adjustment to the Pipeline Component Value shown on the preceding Borrowing Base Certificate).

          (d) Concurrently with the furnishing of any Engineering Report or Company Report, the Company will furnish to the Administrative Agent a certificate signed by an appropriate officer of the Company and the applicable Relevant Party in the form of Exhibit I.

          9.3. Taxes and Other Liens. The Company will and will cause each Subsidiary of the Company to pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, or upon the income or any property of the Company or such Subsidiary, as well as all claims of any kind (including claims for labor, materials, supplies, rent and payment of proceeds attributable to Hydrocarbon production) which, if unpaid, might result in or become a Lien upon any or all of the property of the Company or such Subsidiary; provided, however, that neither the Company nor such Subsidiary will be required to pay any such tax, assessment, charge, levy or claims if the amount, applicability or validity thereof will currently be contested in good faith by appropriate proceedings diligently conducted and if the Company or such Subsidiary will have set up reserves therefor adequate under GAAP.

          9.4. Maintenance. Except as referred to in Section 8.1 and 8.13 the Company will and will cause each Subsidiary of the Company to: (i) maintain its corporate existence; (ii) maintain its rights and franchises, except for any mergers or consolidations otherwise permitted by this Agreement and except to the extent failure to so maintain the same would not have a Material Adverse Effect; (iii) observe and comply (to the extent that any failure would have a Material Adverse Effect) with all valid Legal Requirements (including without limitation Requirements of Environmental
     Law); and (iv) maintain (except to the extent failure to so maintain the same would not have a Material Adverse Effect) its properties (and any properties leased by or consigned to it or held under title retention or conditional sales contracts) consistent with the standards of a reasonably prudent operator at all times and make all repairs, replacements, additions, betterments and improvements to its properties consistent with the standards of a reasonably prudent operator.

          9.5. Further Assurances. The Company will and will cause each Subsidiary of the Company to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Loan Documents, including this Agreement. The Company at its expense will promptly execute and deliver to the Administrative Agent upon request all such other and further documents, agreements and instruments (or cause any of its Subsidiaries to take such action) in compliance with or accomplishment of the covenants and agreements of the Company or any of its Subsidiaries in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

          9.6. Performance of Obligations. The Company will pay the Notes according to the reading, tenor and effect thereof; and the Company will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Company under this Agreement and the other Loan Documents at the time or times and in the manner specified, and cause each of its Subsidiaries to take such action with respect to their obligations to be performed and discharged under the Loan Documents to which they respectively are parties.

          9.7. Reimbursement of Expenses. Whether or not any Loan is ever made or any Letter of Credit is ever issued, the Company agrees to pay or reimburse the Administrative Agent for paying the reasonable fees and expenses of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., special counsel to the Administrative Agent, together with the reasonable fees and expenses of local counsel engaged by the Administrative Agent, in connection with the negotiation of the terms and structure of the Obligations, the preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder, as well as any modification, supplement or waiver of any of the terms of this Agreement and the other Loan Documents. The Company will promptly upon request and in any event within 30 days from the date of receipt by the Company of a copy of a bill for such amounts, reimburse any Bank or the Administrative Agent for all amounts reasonably expended, advanced or incurred by such Bank or Administrative Agent to satisfy any obligation of the Company under this Agreement or any other Loan Document, to protect the properties or business of the Company or any Subsidiary of the Company, to collect the Obligations, or to enforce the rights of such Bank or Administrative Agent under this Agreement or any other Loan

     Document, which amounts will include without limitation all court costs, attorneys' fees (but not including allocated costs of in-house counsel), any engineering fees and expenses, fees of auditors, accountants and appraisers, investigation expenses, all transfer, stamp, documentary or similar taxes, assessments or charges levied by any governmental or revenue authority in respect of any of the Loan Documents or any other document referred to therein, all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any lien contemplated by any of the Loan Documents or any document referred to therein, fees and expenses incurred in connection with such Bank's participation as a member of a creditors' committee in a case commenced under the Bankruptcy Code or other similar law of the United States or any state thereof, fees and expenses incurred in connection with lifting the automatic stay prescribed in 362 Title 11 of the United States Code, and fees and expenses incurred in connection with any action pursuant to 1129 Title 11 of the United States Code and all other customary out-of-pocket expenses incurred by such Bank or Administrative Agent in connection with such matters, together with interest after the expiration of the 30-day period stated above in this Section if no Event of Default has occurred and is continuing, or from the date of the request to the Company if an Event of Default has occurred and is continuing, at either (i) the Post-Default Rate on each such amount until the date of reimbursement to such Bank or Administrative Agent, or (ii) if no Event of Default will have occurred and be continuing, the Alternate Base Rate plus the highest Applicable Margin for Alternate Base Rate Loans (not to exceed the Highest Lawful Rate) on each such amount until the date of the Company's receipt of written demand or request by such Bank or Administrative Agent for the reimbursement of same, and thereafter at the applicable Post-Default Rate until the date of reimbursement to such Bank or Administrative Agent. The obligations of the Company under this Section are compensatory in nature, shall be deemed liquidated as to amount upon receipt by the Company of a copy of any invoice therefor, and will survive the non-assumption of this Agreement in a case commenced under the Bankruptcy Code or other similar law of the United States or any state thereof, and will remain binding on the Company and any trustee, receiver, or liquidator of the Company appointed in any such case.

          9.8. Insurance. The Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated. Upon the request of the Administrative Agent acting at the instruction of the Majority Banks, the Company will furnish or cause to be furnished to the Administrative Agent from time to time a summary of the insurance coverage of the Company and its Subsidiaries in form and substance satisfactory to the Majority Banks in their reasonable judgment, and if requested will furnish the Administrative Agent copies of the applicable policies. Subject to the terms of Section 3 hereof, in the case of any fire, accident or other casualty causing loss or damage to any properties of the Company or any of its Subsidiaries, the proceeds of such policies will be used (i) to repair or replace the damaged property or (ii) to prepay the Obligations, at the election of the Company.

          9.9. Accounts and Records. The Company will keep and will cause each Subsidiary of the Company to keep books of record and account which fairly reflect all dealings or transactions in relation to their respective businesses and activities, in accordance with GAAP, which books of record and account will be maintained, to the extent necessary to enable compliance with all provisions of this Agreement, separately for each such Subsidiary, the Company and any division of the Company.

          9.10. Rights of Inspection. The Company will permit and will cause each of its Subsidiaries to permit any officer, employee, or agent of the Administrative Agent or any Bank to meet with the consultants who prepared any applicable Engineering Report and to review such Engineering Report with such consultants and to visit and inspect any of the properties of the Company or such Subsidiary, examine the Company's or such Subsidiary's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Bank or such Subsidiary with the Company's or such Subsidiary's officers, accountants and auditors, all at such reasonable times during normal business hours and as often as the Administrative Agent or such Bank may reasonably desire, and will assist in all such matters.

          9.11. Notice of Certain Events. The Company will promptly notify the Administrative Agent (and the Administrative Agent will then notify all of the Banks) if a Responsible Officer of the Company learns of the occurrence of, or if the Company causes or intends to cause, as the case may be:

                   (i) any event which constitutes a Default, together with a detailed statement by a responsible officer of the Company of the steps being taken to cure the effect of such Default; or

                  (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of the Company or any Subsidiary of the Company or of any security (as defined in the Securities Act of 1933, as amended) of the Company or any Subsidiary of the Company with respect to a claimed default, together with a detailed statement by a Responsible Officer of the Company specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Company or such Subsidiary is taking or proposes to take with respect thereto; or

                 (iii) any legal, judicial or regulatory proceedings affecting the Company or any Subsidiary of the Company or any of the properties of the Company or any Subsidiary of the Company in which the amount involved is materially adverse to the Company and its Subsidiaries taken as a whole, and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect; or

                  (iv) any dispute between the Company or any Subsidiary of the Company and any Governmental Authority or any other Person which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or

                   (v) any material adverse change, either in any case or in the aggregate, in the assets, liabilities, financial condition, proven oil and gas reserves, business, operations, affairs or circumstances of the Company and its Subsidiaries taken as a whole, from those reflected in the Financial Statements or by the facts warranted or represented in any Loan Document, including this Agreement; or

                  (vi) the occurrence of a default or event of default by the Company or any Subsidiary of the Company under any other agreement to which it is a party, which default or event of default could reasonably be expected to have a Material Adverse Effect; or

                 (vii) any change in the accuracy of the representations and warranties of the Company or any Subsidiary contained in this Agreement or any other Loan Document; or

                (viii) any material violation or alleged material violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim or any Environmental Liability; or

                  (ix) any tariff and rate cases and other material reports filed by the Company or any of its Subsidiaries with any Governmental Authority and any notice to the Company or any of its Subsidiaries from any Governmental Authority concerning noncompliance with any applicable Legal Requirement; or

                   (x)   the existence of any Borrowing Base Deficiency; or

                  (xi) within 10 days after the date on which a Responsible Officer of the Company has actual knowledge thereof, the receipt of any notice by the Company or any of its Subsidiaries of any claim of nonpayment of, or any attempt to collect or enforce, accounts payable of the Company or any of its Subsidiaries exceeding, in the case of any one account payable at one time outstanding, $1,000,000 and in the case of all accounts payable in the aggregate at any one time outstanding, $3,000,000; or

                 (xii) any requirement for the payment of all or any portion of any Indebtedness of the Company or any of its Subsidiaries prior to the stated maturity thereof (whether by acceleration or otherwise) or as the result of any failure to maintain or the reaching of any threshold amount provided in any promissory note, bond, debenture, or other evidence of Indebtedness or under any credit agreement, loan agreement, indenture or similar agreement executed in connection with any of the foregoing; or

                (xiii) the increase in aggregate Adjustable Alaskan Gas Debt since the effective date of the preceding Borrowing Base Certificate by

     $3,000,000 (determined on a net basis considering both increases and decreases in Adjustable Alaskan Gas Debt), which notice requirement may be satisfied by means of delivery of a Borrowing Base Certificate; or

                 (xiv) any notice from the Securities and Exchange Commission with respect to any Application (as defined in Section 8.18 hereof).

          9.12. ERISA Information and Compliance. The Company will promptly furnish to the Administrative Agent (i) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA and any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, (ii) if requested by the Administrative Agent, acting on the instruction of the Majority Banks, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder,
     (iii) immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived, or of any "prohibited transaction", as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal financial officer of the Company or the applicable ERISA Affiliate specifying the nature thereof, what action the Company or the applicable ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal
     Revenue Service or the Department of Labor with respect thereto, (iv) promptly after the filing or receiving thereof by the Company or any ERISA Affiliate of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (v) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted by the Company or any ERISA Affiliate to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be. To the extent required under applicable statutory funding requirements, the Company will fund, or will cause each ERISA Affiliate to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA, except to the extent that any such failure to comply could not reasonably be expected to have a Material Adverse Effect. The Company covenants that it shall and shall cause each ERISA Affiliate to (1) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (2) prepare and file in a timely manner all notices and reports required under the terms of ERISA including but not limited to annual reports; and (3) pay in a timely manner all required PBGC premiums, in each case, to the extent failure to do so would have a Material Adverse Effect.

          9.13. Minimum APC Dividends and/or ENSTAR Alaska Advances. The Company will receive Dividend Payments from APC and/or permanent advances of funds from ENSTAR Alaska without any repayment obligation on the part of the Company and that would be accounted for as a reduction of the equity of ENSTAR Alaska not less than, in the aggregate, $8,000,000 for any 15-month period ending on the last day of any calendar quarter (unless and to the extent the same is not permitted by the Alaska Public Utilities Commission or any successor; provided that if the Alaska Public Utilities Commission or any successor shall not permit such Dividend Payments and advances, the Administrative Agent, the Banks and the Company shall endeavor in good faith to agree on an alternate method of determining the Alaskan Gas Component Value [and the Borrowing Base] to take such action into account, with the decision of the Majority Banks to be binding on all of the Banks hereunder).

          9.14. Minimum ENSTAR Alaska Management Fees. The Company will receive management fees from ENSTAR Alaska during each calendar year not less than the amount permitted to be recovered by the Alaska Public Utilities Commission.

          9.15. Minimum ENSTAR Alaska Tax Payments. The Company will receive from ENSTAR Alaska during each calendar year not less than the amount of federal income tax liability which the Company in good faith determines would have been payable by ENSTAR Alaska for the previous year if ENSTAR Alaska were a separate taxable Person.

          Section 10. Negative Covenants. A deviation from the provisions of this Section 10 will not constitute a Default under this Agreement if such deviation is consented to in writing by the Majority Banks. The Company agrees with the Banks and the Administrative Agent that, so long as any of the Commitments is in effect and until payment in full of all Loans hereunder, the termination or expiry of all Letters of Credit and payment in full of Letter of Credit Liabilities, all interest thereon and all amounts payable by the Company hereunder:

          10.1. Debts, Guaranties and Other Obligations. The Company will not and will not permit any of its Subsidiaries (other than APC) to incur, create, assume or in any manner become or be liable in respect of any Indebtedness (including obligations for the payment of rentals); and the Company will not and will not permit any of its Subsidiaries (other than APC) to Guarantee or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the Indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the Indebtedness of any other Person, or otherwise, except that the foregoing restrictions will not apply to:

          (a)   the Notes or other Indebtedness under the Loan Documents;

          (b) liabilities, direct or contingent, of the Company or any Subsidiary of the Company existing on the date of this Agreement which are reflected in the Financial Statements or the Disclosure Statement and all renewals, extensions, refinancings and rearrangements, but not increases, thereof;

          (c) endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business;

          (d) trade payables, lease acquisition and lease maintenance obliga-tions, extensions of credit from suppliers or contractors, liabilities incurred in exploration, development and operation of the Company's or any Subsidiary's oil and gas properties or similar obligations from time to time incurred in the ordinary course of business, other than for borrowed money, which are paid within 90 days after the invoice date (inclusive of applicable grace periods) or (i) are being contested in good faith, if such reserve as required by GAAP has been made therefor or (ii) trade accounts payable of the Company and its Subsidiaries (with respect to which no legal proceeding to enforce collection has been commenced or, to the knowledge of a Responsible Officer of the Company, threatened) not exceeding, in the aggregate at any time outstanding, $5,000,000;

          (e) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as will be required by GAAP will have been made therefor;

          (f) Borrowing Base Debt of the Company; provided that the aggregate of all Indebtedness permitted under this Subsection 10.1(f) shall not exceed the amount by which the then current Borrowing Base exceeds the then current Revolving Credit Obligations;

          (g) to the extent, if any, not covered by Subsection (b) hereinabove, the Indebtedness of the Company to APC evidenced solely by the Intercompany Notes, as defined in the Beluga Financing Documents and the APC Long Term Financing Documents, together with any renewals, extensions, amendments, refinancings, rearrangements, modifications, restatements or supplements, but not increases (other than increases which are permitted under the present terms of the Beluga Financing Documents and the APC Long Term Financing Documents) thereof from time to time;

          (h) intercompany Indebtedness owed to the Company by any Subsidiary of the Company and intercompany Indebtedness owed to any Subsidiary of the Company by the Company or any other Subsidiary of the Company which is fully subordinated to the Obligations;

          (i) loans, advances or extensions of credit to the Company for the purpose of financing no more than 75% of the purchase price of any fixed assets which are not included in the property taken into account in determining the Borrowing Base and which are considered in the categories of property, plant or equipment according to GAAP applied on a consistent basis;

          (j)   obligations  of  the  Company  under  the  Gas  Sales  Contract, together with any renewals, extensions, amendments, refinancings, rearrangements, modifications, restatements or supplements, but not increases, thereof from time to time;

          (k) the Guarantee by the Company or any Subsidiary of the Company of payment or performance by any Subsidiary of the Company under any agreement so long as the obligation guaranteed does not constitute Indebtedness for borrowed money;

          (l) obligations of the Company or any of its Subsidiaries under gas purchase contracts for gas not taken, as to which the Company or its respective Subsidiary is liable to pay if not made up;

          (m) obligations of the Company or any of its Subsidiaries under any contract for sale for future delivery of oil or gas (whether or not the subject oil or gas is to be delivered), hedging contract, forward contract, swap agreement, futures contract or other similar agreement;

          (n) obligations of the Company or any of its Subsidiaries under any interest rate swap agreement, or any contract implementing any interest rate cap, collar or floor, or any similar interest hedging contract;

          (o) obligations in connection with gas imbalances arising in the ordinary course of business;

          (p) Indebtedness not exceeding $1,000,000 in the aggregate borrowed from the Amarillo Economic Development Commission and related Guarantees and related obligations of the Company and its Subsidiaries;

          (q) liabilities under leases and lease agreements which do not cover oil and gas properties to the extent the incurrence and existence of such liabilities will still enable the Company and each Subsidiary to comply with all other requirements of this Agreement and the other Loan Documents to which they respectively are parties;

          (r)   Subordinated Debt;

          (s) Funded Indebtedness of any Oil and Gas Subsidiary for borrowed money payable solely by recourse to properties not included in the Borrowing Base and Indebtedness incurred by any Gas and Liquids Pipeline Subsidiary in connection with the construction or acquisition of new assets (exclusive of any assets with respect to which EBITDA or Projected Cash Flow is included in the Pipeline Component Value) in connection with the Pipeline Operations which is payable solely by recourse to the assets so constructed or acquired, each to the extent not otherwise expressly permitted by this Section 10.1;

          (t) the Canadian Facility (and the "Bankers' Acceptances" provided for therein) and the guaranty by the Company of the Canadian Facility; and

          (u) Indebtedness of Seagull Energy Canada Ltd. having a maturity of 364 days or less from the date of its incurrence in an aggregate principal amount not exceeding Canadian $10,000,000 at any one time outstanding.

          10.2. Liens. The Company will not and will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Lien on any of its or their properties (now owned or hereafter acquired), except:

          (a)   Liens securing the Indebtedness described in Subsection 10.1(a);

          (b) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as will be required by GAAP will have been made therefor;

          (c) Liens of landlords, vendors, contractors, subcontractors, carriers, warehousemen, mechanics, laborers or materialmen or other like Liens arising by law in the ordinary course of business for sums not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as will be required by GAAP will have been made therefor;

          (d) Liens existing on property owned by the Company or any of its Subsidiaries on the date of this Agreement which have been disclosed to the Banks in the Disclosure Statement, together with any renewals, extensions, amendments, refinancings, rearrangements, modifications, restatements or supplements, but not increases, thereof from time to time;

          (e) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security and other like laws;

          (f) inchoate liens arising under ERISA to secure the contingent liability of the Company permitted by Section 9.12;

          (g) Liens in the ordinary course of business, not to exceed in the aggregate $2,000,000 as to the Company and its Subsidiaries at any time in effect, regarding (i) the performance of bids, tenders, contracts (other than for the repayment of borrowed money or the deferred purchase price of property or services) or leases, (ii) statutory obligations, (iii) surety appeal bonds or (iv) Liens to secure progress or partial payments made to the Company or any of its Subsidiaries and other Liens of like nature;

          (h) covenants, restrictions, easements, servitudes, permits, conditions, exceptions, reservations, minor rights, minor encumbrances, minor irregularities in title or conventional rights of reassignment prior to abandonment which do not materially interfere with the occupation, use and enjoyment by the Company or any Subsidiary of the Company of its respective assets in the normal course of business as presently conducted, or materially impair the value thereof for the purpose of such business;

          (i) Liens of operators under joint operating agreements or similar contractual arrangements with respect to the relevant entity's proportionate share of the expense of exploration, development and operation of oil, gas and mineral leasehold or fee interests owned jointly with others, to the extent that same relate to sums not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as will be required by GAAP will have been made therefor;

          (j) Liens created pursuant to the creation of trusts or other arrangements funded solely with cash, cash equivalents or other marketable investments or securities of the type customarily subject to such arrangements in customary financial practice with respect to long-term or medium-term indebtedness for borrowed money, the sole purpose of which is to make provision for the retirement or defeasance, without prepayment, of Indebtedness permitted under Section 10.1;

          (k)   Liens on the assets or properties of ENSTAR Alaska;

          (l) Liens permitted under the terms of the Mortgages (applied as if the Mortgages covered all oil and gas properties of the Company and its Subsidiaries);

          (m) the Vendor Financing Arrangements (as defined in the Mesa Contract), to the extent that the same shall have been deducted in calculating the Borrowing Base;

          (n) purchase money Liens for the acquisition of fixed assets pursuant to Subsection 10.1(i), so long as such Liens exist solely against the relevant fixed asset acquired and secure only the purchase money debt; provided, that the aggregate amount of Indebtedness which is secured by Liens described in this subsection (other than Indebtedness which is payable solely by recourse to the applicable property) shall not exceed $10,000,000 at any one time outstanding;

          (o) any Lien existing on any real or personal property of any corporation or partnership at the time it becomes a Subsidiary of the Company or of any other Subsidiary of the Company, or existing prior to the time of acquisition upon any real or personal property acquired by the Company or any of its Subsidiaries; provided, that such Liens may at all times be deducted in calculating the Borrowing Base from time to time in effect;

          (p) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as will be required by GAAP will have been made therefor;

          (q) any Liens securing Indebtedness neither assumed nor guaranteed by the Company or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company or any of its Subsidiaries for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or right-of-way purposes, and any Liens reserved in leases for rent and full compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause arises in the normal course of business as presently conducted and does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Company or its applicable Subsidiary;

          (r) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of the Company or any of its Subsidiaries;

          (s) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Company or any of its Subsidiaries, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by the Company or its applicable Subsidiary;

          (t) any obligations or duties affecting the property of the Company or any of its Subsidiaries to any municipality, governmental, statutory or public authority with respect to any franchise, grant, license or permit;

          (u) rights of a common owner of any interest in real estate, rights-of-way or easements held by the Company or any of its Subsidiaries and such common owner as tenants in common or through other common ownership;

          (v) any Liens arising from the matters described in Schedule 3.19 of the Mesa Contract;

          (w) Liens securing Indebtedness permitted under Section 10.1(s) hereof (to the extent such Liens are permitted under such Section 10.1(s));

          (x) as to assets located in Canada, reservations, limitations, provisos and conditions in any original grant from the Crown or freehold lessor of any of the properties of the Company or its Subsidiaries;

          (y)   other  Liens   securing  Indebtedness  not  exceeding,   in  the
     aggregate, $3,000,000 at any one time outstanding; and

          (z) other Liens securing Senior Debt, but only so long as such Liens shall also secure the Obligations on a pari passu basis, in a manner and pursuant to documentation acceptable to the Majority Banks.

          10.3. Investments, Loans and Advances. The Company will not and will not permit its Subsidiaries to make or permit to remain outstanding any advances, loans or other extensions of credit or capital contributions (other than prepaid expenses in the ordinary course of business) to (by means of transfers of property or assets or otherwise), or purchase or own any stocks, bonds, notes, debentures or other securities of, or incur contingent liability with respect to (except for the endorsement of checks in the ordinary course of business and except for the Indebtedness and Liens permitted under this Agreement) any Person (all such transactions being herein called "Investments"), except that the foregoing restriction will not apply to:

          (a) Investments (all prior to the date hereof) the material details of which have been set forth in the Financial Statements delivered to the Administrative Agent prior to the date hereof or the Disclosure Statement;

          (b)   Liquid Investments;

          (c) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business;

          (d)   the  acquisition of  all of  the capital  stock of  wholly owned
     Subsidiaries incorporated or acquired subsequent to the date of this Agreement;

          (e) investments where the consideration paid is capital stock of the Company, plus cash paid in lieu of issuing fractional shares and cash paid in settlement of claims of dissenters, such cash not to exceed 10% of the aggregate purchase price in any such transaction;

          (f) Investments in any Person which after giving effect thereto will be a Subsidiary of the Company, so long as the Investment in such Person, when consummated, would not result in a breach of the covenants set forth in Section 10.1;

          (g) intercompany loans, advances or investments by the Company to or in any Subsidiary of the Company or, to the extent permitted under Section 10.1(h) hereof, by any Subsidiary of the Company to or in the Company or to or in any other Subsidiary of the Company, provided, however, that APC may not make any intercompany loans, advances or investments in any Subsidiary of the Company pursuant to this clause (g);

          (h) intercompany loans, advances or investments by the Company, solely from income or cash flow of the Company subject to the Beluga Financing Documents, to APC as required under the Beluga Financing Documents and the APC Long Term Financing Documents;

          (i) to the extent, if any, not covered by Subsection (a) hereinabove, the Indebtedness of the Company to APC evidenced solely by the Intercompany Notes, as defined in the Beluga Financing Documents and the APC Long Term Financing Documents, together with any renewals, extensions, amendments, refinancings, rearrangements, modifications, restatements or supplements, but not increases (other than increases which are permitted under the present terms of the Beluga Financing Documents and the APC Long Term Financing Documents) thereof from time to time;

          (j) loans or advances to employees made in the ordinary course of business, up to the aggregate principal amount at any one time outstanding of $500,000;

          (k) Investments in reasonable amounts of securities for purposes of funding employee benefit plans maintained by the Company;

          (l) advances or extensions of credit made in the ordinary course of business to third parties under applicable contracts and agreements in connection with (i) oil, gas or other mineral exploration, development and production activities or (ii) Hydrocarbon or chemical pipeline gathering or transportation activities;

          (m) Investments where the consideration paid is assets of the Company or its Subsidiaries other than capital stock, cash or oil and gas reserves;

          (n) Investments in EBOC Energy Ltd. made in connection with and pursuant to that certain Sale Agreement dated November 19, 1993 executed by and between Novacor Petrochemicals Ltd., as Vendor, and the Company, as Purchaser; and

          (o) any other Investments which in the aggregate do not cause the Company to be in violation of the Investments Tests.

          10.4. Dividend Payment Restrictions. The Company will not declare or make any Dividend Payment other than:

          (i) so long as no Default or Event of Default shall have occurred and is continuing, dividends on up to $150,000,000 of convertible preferred stock to extent that, in the reasonable good faith determination of the Company and the Administrative Agent, such dividends are not materially in excess of dividends on similar securities issued in transactions of comparable type and magnitude for issuers similarly situated to the Company at the time of issuance of such preferred stock; provided, however, that, with respect to any particular issue of convertible preferred stock, the Administrative Agent shall be deemed to have agreed with any determination of the Company that the dividends for such issue satisfy the foregoing requirements if the Administrative Agent shall not have objected to such determination within 10 days after the Company has informed the

                Administrative Agent of the maximum dividend that could be paid with respect to such issue; and

          (ii) so long as no Default or Event of Default has occurred and is continuing, any Dividend Payments attributable to the ENSTAR Alaska Stock which, when aggregated with any prior Dividend Payment attributable to the ENSTAR Alaska Stock, does not exceed
                (a) $20,000,000 plus (b) 100% of the net income of the ENSTAR Alaska Group on a cumulative basis for the period commencing on January 1, 1994, through the then current date; and

          (iii) so long as no Default or Event of Default has occurred and is continuing and there exists no Borrowing Base Deficiency, any Dividend Payment (other than those permitted by clauses (i) and (ii) of this Section 10.4) which, when aggregated with any prior Dividend Payment (other than those permitted by clauses (i) and (ii) of this Section 10.4), does not exceed (a) $20,000,000 plus
                (b) 33-1/3% of net income of the Seagull Energy Group on a cumulative basis for the period commencing on January 1, 1994, through the then current date plus (c) 100% of the net income of the ENSTAR Alaska Group on a cumulative basis for such period minus (d) any Dividend Payments previously made as permitted by clause (ii) of this Section.

          10.5. Mergers and Sales of Assets. The Company will not (a) merge or consolidate with, or sell, assign, lease or otherwise dispose of, whether in one transaction or in a series of transactions, more than ten percent (10%) in the aggregate of the Company's and its Subsidiaries' consolidated total assets (whether now owned or hereafter acquired) to any Person or Persons during the period since the most recent Borrowing Base Determination, or permit any Subsidiary of the Company to do so (other than to the Company or another Subsidiary of the Company or the issuance by any Subsidiary of the Company of any stock to the Company or another Subsidiary of the Company), or (b) sell, assign, lease or otherwise dispose of, whether in one transaction or in a series of transactions, any other properties if receiving therefor consideration other than cash or other consideration readily convertible to cash or which is less than the fair market value of the relevant properties, or permit any Subsidiary of the Company to do so; provided that the Company or any Subsidiary of the Company may merge or consolidate with any other Person and any Subsidiary of the Company may transfer properties to any other Subsidiary of the Company or to the Company so long as, in each case, (i) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default, (ii) in the case of any such merger or consolidation to which the Company is a party, the Company is the surviving Person, (iii) in the case of any such merger or consolidation to which any Subsidiary of the Company is a party (but not the Company), a Subsidiary is the surviving Person and (iv) the surviving Person ratifies each applicable Loan Document and provided further that any Subsidiary of the Company may merge or consolidate with any other Subsidiary of the Company so long as, in each case (i) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default and (ii) the surviving Person ratifies each applicable Loan Document.

          10.6. Proceeds of Notes. The Company will not permit the proceeds of the Notes to be used for any purpose other than those permitted by this Agreement.

          10.7. ERISA Compliance. The Company will not at any time permit any Plan maintained by it or any Subsidiary of the Company to:

          (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code;

          (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

          (c) terminate or be terminated in a manner which could result in the imposition of a Lien on the property of the Company or any Subsidiary of the Company pursuant to Section 4068 of ERISA,

     in each case, to the extent that permitting the Plan to do so would have a Material Adverse Effect.

          10.8. Amendment of Certain Documents. The Company will not amend, modify or obtain or grant a waiver of (except for waivers only of cross-defaults created by a Default under this Agreement), or allow APC to enter into any amendment or modification or obtain or grant any waiver of (except for waivers only of cross-defaults created by a Default under this Agreement), any provision of those documents relating to or constituting the Beluga Financing Documents or the APC Long Term Financing Documents, without prior written notification to the Administrative Agent.

          10.9. Tangible Net Worth. The Company will not permit the Tangible Net Worth of the Company and its Subsidiaries, on a consolidated basis, at any time to be less than $225,000,000 plus

                  (i) 50% of net income of the Company and its Subsidiaries on a consolidated basis, if positive, beginning with the fiscal year ended December 31, 1993 and calculated annually thereafter based upon positive net income of the Company and its Subsidiaries for each applicable fiscal year taken cumulatively;

                plus

                 (ii) 75% of the net cash proceeds of any issuance of equity in the Company during the period referred to in clause
                         (i) above.

          10.10. ENSTAR Alaska Financial Ratios. The Company will not permit the ratio of (A) the sum of Funded Indebtedness of ENSTAR Alaska plus

     Current Maturities of ENSTAR Alaska to (B) the sum of Funded Indebtedness of ENSTAR Alaska plus Current Maturities of ENSTAR Alaska plus the Tangible Net Worth of ENSTAR Alaska, to be, at any time, more than 60%. The Company will not permit the ratio of (a) the sum of Funded Indebtedness of ENSTAR Alaska plus Current Maturities of ENSTAR Alaska plus borrowed money Indebtedness of ENSTAR Alaska that is not Funded Indebtedness to (b) the sum of Funded Indebtedness of ENSTAR Alaska plus Current Maturities of ENSTAR Alaska plus borrowed money Indebtedness of ENSTAR Alaska that is not Funded Indebtedness plus the Tangible Net Worth of ENSTAR Alaska, to be, at any time, more than 75%.

          10.11.    Company  Debt/Capitalization Ratio.   The  Company  will not
     permit the Debt/Capitalization Ratio to be, at any time, more than 65%.

          10.12.    EBITDA/Interest  Ratio.   The  Company  will not  permit the
     EBITDA/Interest Ratio to be, at any time, less than 3.5:1.0 for any twelve month period ending on the last day of any calendar quarter.

          10.13. Nature of Business. The Company will not engage in, and will not permit any Subsidiary of the Company to engage in, businesses other than oil and gas exploration and production, gas processing, transmission, distribution, marketing and storage and gas and liquids pipeline operations and activities related or ancillary thereto; provided, that if the Company acquires one or more Subsidiaries in transactions otherwise permitted by the terms hereof, any such Subsidiary may be engaged in businesses other than those listed in this Section so long as the assets of such Subsidiaries which are used in the conduct of such other businesses do not constitute more than five percent (5%) of the consolidated total assets of the Company (inclusive of the assets of the Subsidiary so acquired).

          10.14. Futures Contracts. The Company will not, and will not permit any Subsidiary of the Company to, enter into or be obligated under any contract for sale for future delivery of oil or gas (whether or not the subject oil or gas is to be delivered), hedging contract, forward contract, swap agreement, futures contract or other similar agreement except for (i) such contracts (x) which fall within the parameters set forth on Exhibit J hereto or are otherwise approved in writing by the Majority Banks and (y) which in the aggregate do not cover at any time a volume of oil and/or gas equal to or greater than 50% of the proved producing reserves attributable to the oil and gas properties of the Company and its Subsidiaries, taken as a whole, as evidenced by the most current Engineering and Company Reports and (ii) production sales contracts entered into in the ordinary course of the Company's or the applicable Subsidiary's business.

          10.15. Covenants in Other Agreements. The Company will not and will not permit any of its Subsidiaries to become a party to or to agree that it or any of its property is bound by any agreement, indenture, mortgage, deed of trust or any other instrument directly or indirectly

                  (i)    restricting   any   loans,   advances  or   any   other
     Investments to or in the Company by any of its Subsidiaries;

                 (ii) restricting the ability of any Subsidiary of the Company to make tax payments or management fee payments;

                (iii)    restricting   the  capitalization   structure  of   any
     Subsidiary of the Company; or

                 (iv) restricting the ability or capacity of any Subsidiary of the Company to make Dividend Payments.

     Notwithstanding the foregoing, either of ENSTAR Alaska or APC may become a party to, or grant a Lien in any of its property by way of, or agree that it will be bound by, any indenture, mortgage, deed of trust or other instrument containing provisions of the types described above in this
     Section 10.15 so long as the terms and provisions thereof are not materially more restrictive than the terms or provisions which were legally binding on ENSTAR Alaska or APC on the Original Closing Date.

          Section 11.    Defaults.

          11.1. Events  of Default.   If  one or  more of  the following  events
     (herein called "Events of Default") shall occur and be continuing:

          (a) Payments - (i) the Company or any other Relevant Party fails to make any payment or prepayment of any installment of principal on the Loans or any Reimbursement Obligation payable under the Notes, this Agreement or the other Loan Documents when due or (ii) the Company or any other Relevant Party fails to make any payment or prepayment of interest with respect to the Loans, any Reimbursement Obligation or any other fee or amount under the Notes, this Agreement or the other Loan Documents and such failure to pay continues unremedied for a period of five (5) Business Days; or

          (b) Representations and Warranties - any representation or warranty made by the Company or any other Relevant Party in this Agreement or in any other Loan Document or in any instrument executed in connection herewith or therewith proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including Financial Statements), certificate or data furnished or made by the Company or any other Relevant Party (or any officer of the Company or any other Relevant Party) under or in connection with this Agreement or any other Loan Document, including without limitation in the Disclosure Statement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

          (c) Affirmative Covenants - (i) default shall be made in the due observance or performance of any of the covenants or agreements contained in Sections 9.11 (or in Section 9.6 to the extent such default is considered an Event of Default under the other Subsections of this Sec-tion 11.1) or (ii) default is made in the due observance or performance of any of the other covenants or agreements contained in Section 9 of this Agreement or any other affirmative covenant of the Company or any other Relevant Party contained in this Agreement or any other Loan Document and such default continues unremedied for a period of 30 days after (x) notice thereof is given by the Administrative Agent to the Company or (y) such default otherwise becomes known to the Company, whichever is earlier; or

          (d) Negative Covenants - (i) default shall be made in the observance or performance of any of the covenants or agreements contained in
     Section 10.8 and such default continues unremedied for a period of five (5) Business Days after (x) notice thereof is given by the Administrative Agent to the Company or (y) such default otherwise becomes known to the Company, whichever is earlier, or (ii) default is made in the due observance or performance by the Company of any of the other covenants or agreements contained in Section 10 of this Agreement or of any other negative covenant of the Company or any other Relevant Party contained in this Agreement or any other Loan Document; or

          (e) Other Obligations - default is made in the due observance or performance by the Company or any of its Subsidiaries (as principal or guarantor or other surety) of any of the covenants or agreements contained in any bond, debenture, note or other evidence of Indebtedness in excess of $3,000,000 (singly or aggregating several such bonds, debentures, notes or other evidence of Indebtedness) which default gives the holder the right to accelerate the maturity of such Indebtedness, other than the Loan Documents, or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing, to which it (respectively) is a party and such default is unwaived or continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such instrument or agreement; or

          (f) Involuntary Bankruptcy or Receivership Proceedings - a receiver, conservator, liquidator or trustee of the Company or of any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 60 days; or the Company is adjudicated bankrupt or insolvent; or any of its property is sequestered by court order and such order remains in effect for more than 60 days; or a petition is filed against the Company under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing; or

          (g) Voluntary Petitions or Consents - the Company commences a voluntary case or other proceeding seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law nor or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or fails generally to, or cannot, pay its debts generally as they become due or takes any corporate action to authorize or effect any of the foregoing; or

          (h)   Assignments for Benefit of Creditors or Admissions of Insolvency
     - the Company makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of the Company or of all or any part of its property; or

          (i) Undischarged Judgments - judgments (individually or in the aggregate) for the payment of money in excess of $10,000,000 is rendered by any court or other governmental body against the Company or any of its Subsidiaries and the Company or such Subsidiary does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 60 days from the date of entry thereof, and within said period of 60 days from the date of entry thereof or such longer period during which execution of such judgment will have been stayed, the Company or such Subsidiary fails to appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under GAAP; or

          (j) Subsidiary Defaults - any Subsidiary of the Company takes, suffers, or permits to exist any of the events or conditions referred to in Subsections 11.1(f), (g) or (h); or

          (k)   Change in Control - there should occur any Change of Control.

     THEREUPON: the Administrative Agent may (and, if directed by the Majority Banks, shall) (a) declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or (b) terminate any Letter of Credit providing for such termination by sending a notice of termination as provided therein and/or (c) declare the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and all fees and all other amounts payable hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including without limitation notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; provided that in the case of the occurrence of an Event of Default with respect to the Company referred to in clause (f) or (g) of this Section 11.1 or in clause (j) of this
     Section 11.1 to the extent it refers to clauses (f) or (g), the Commitments shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and all fees and all other amounts payable hereunder and under the Notes shall be and become automatically and immediately due and payable, without notice (including but not limited to notice of intent to accelerate and notice of acceleration) and without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and/or
     (d) exercise any and all other rights available to it under the Loan Documents, at law or in equity.

          11.2. Collateral Account. The Company hereby agrees, in addition to the provisions of Section 11.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent or the Majority Banks (through the Administrative Agent), pay to the Administrative Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all Letters of Credit issued for the account of the Company, which funds shall be held by the Administrative Agent as Cover.

          11.3. Preservation of Security for Unmatured Reimbursement Obligations. In the event that, following (i) the occurrence of an Event of Default and the exercise of any rights available to the Administrative Agent under the Loan Documents, and (ii) payment in full of the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and fees and all other amounts payable hereunder and under the Notes, any Letters of Credit shall remain outstanding and undrawn upon, the Administrative Agent shall be entitled to hold (and the Company hereby grants and conveys to the Administrative Agent a security interest in and to) all cash or other property ("Proceeds of Remedies") realized or arising out of the exercise by Administrative Agent of any rights available to it under the Loan Documents, at law or in equity, including, without limitation, the proceeds of any foreclosure, as collateral for the payment of any amounts due or to become due under or in respect of such Letters of Credit. Such Proceeds of Remedies shall be held for the ratable benefit of the applicable Issuers. The rights, titles, benefits, privileges, duties and obligations of Administrative Agent with respect thereto shall be governed by the terms and provisions of this Agreement. The Administrative Agent may, but shall have no obligation to, invest any such Proceeds of Remedies in such manner as the Administrative Agent, in the exercise of its sole discretion, deems appropriate. Such Proceeds of Remedies shall be applied to Reimbursement Obligations arising in respect of any such Letters of Credit and/or the payment of any Issuer's obligations under any such Letter of Credit when such Letter of Credit is drawn upon. The Company hereby agrees to execute and deliver to the Administrative Agent and the Banks such security agreements, pledges or other documents as the Administrative Agent or any of the Banks may, from time to time, require to perfect the pledge, lien and security interest in and to any such Proceeds of Remedies provided for in this Section 11.3.

          11.4. Right of Setoff. Upon (i) the occurrence and during the continuance of any Event of Default referred to in clauses (f), (g) or (h) of Section 11.1, or in clause (j) of Section 11.1 to the extent it refers to clauses (f), (g) or (h), or upon (ii) the occurrence and continuance of any other Event of Default and upon the making of the notice specified in
     Section 11.1 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions thereof, or if (iii) the Company or any of its Subsidiaries becomes insolvent, however evidenced, the Banks are hereby authorized at any time and from time to time, without notice to the Company or any of its Subsidiaries (any such notice being expressly waived by the Company and its Subsidiaries), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or property at any time held, and other Indebtedness at any time owing by any Bank to or for the credit or the account of the Company against any and all of the Obligations irrespective of whether or not such Bank will have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Should the right of any Bank to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Banks shall make restitution or refund to the Company pro rata in accordance with their Commitments. The Banks agree promptly to notify the Company and the Administrative Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Administrative Agent and the Banks under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Administrative Agent or the Banks may have.

          Section 12.    The Agents.

          12.1. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agents to act as its Administrative Agent and Auction Agent, respectively, hereunder and under the Letters of Credit and the other Loan Documents with such powers as are specifically delegated to the respective Agents by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Neither of the Agents (which term as used in this Section 12 shall include reference to their affiliates and their own and their affiliates' officers, directors, employees and agents) (a) shall have any duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit, and the other Loan Documents, or shall by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Bank; (b) shall be responsible to any Bank for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Letters of Credit, or any other Loan Document or any other document referred to or provided for herein or therein or any property covered thereby or for any failure by any Relevant Party or any other Person to perform any of its obligations hereunder or thereunder; (c) shall be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent the Administrative Agent is so requested by the Majority Banks, or (d) shall be responsible for any action taken or omitted to be taken by them hereunder or under the Letters or Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, including, without limitation, pursuant to their own negligence, except for their own gross negligence or willful misconduct. The Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by them with reasonable care. Without in any way limiting any of the foregoing, each Bank acknowledges that neither the Administrative Agent nor any Issuer shall have any greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500). In any foreclosure proceeding concerning any collateral for the Notes, each holder of a Note if bidding for its own account or for its own account and the accounts of other Banks is prohibited from including in the amount of its bid an amount to be applied as a credit against its Note or Notes or the Notes of the other Banks; instead, such holder must bid in cash only; provided that this provision is for the sole benefit of the Administrative Agent and the Banks and shall not inure to the benefit of the Company or any of its Subsidiaries. However, in any such foreclosure proceeding, the Administrative Agent may (but shall not be obligated to) submit a bid for all Banks (including itself) in the form of a credit against the Notes of all of the Banks, and the Administrative Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all Banks.

          12.2. Reliance by Agents. The Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by them to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Company), independent accountants and other experts selected by the Agents. As to any matters not expressly provided for by this Agreement, the Letters of Credit, or any other Loan Document, the Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Banks (or, where unanimous consent is required by the terms hereof or of the other Loan Documents, all of the Banks), and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. Pursuant to instructions of the Majority Banks (except as otherwise provided in Section 13.4 hereof), the Administrative Agent shall have the authority to execute releases of the Security Documents on behalf of the Banks without the joinder of any Bank.

          12.3. Defaults. The Agents shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or Reimbursement Obligations) unless they have received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The

     Administrative Agent shall (subject to Section 12.7 hereof) take such action with respect to such Default as shall be directed by the Majority Banks and within its rights under the Loan Documents and at law or in equity, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Default as it shall deem advisable in the best interests of the Banks and within its rights under the Loan Documents, at law or in equity.

          12.4. Rights as a Bank. With respect to its Commitments and the Loans made and Letter of Credit Liabilities, TCB in its capacity as a Bank hereunder--and Chemical, if it should subsequently become a Bank hereunder- -shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent or Auction Agent, as the case may be, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the TCB in its individual capacity and, if Chemical should subsequently become a Bank hereunder, Chemical, in its individual capacity. Either Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Company (and any of its Affiliates) as if it were not acting as an Agent, and either Agent may accept fees and other consideration from the Company and its Affiliates (in addition to the fees heretofore agreed to between the Company and such Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          12.5. Indemnification. The Banks agree to indemnify the Agents (to the extent not reimbursed under Section 2.2(c), Section 9.7 or Section 13.3 hereof, but without limiting the obligations of the Company under said Sections 2.2(c), 9.7 and 13.3), ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (including but not limited to, the consequences of the negligence of either Agent) which may be imposed on, incurred by or asserted against the Agents in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Sections 2.2(c), 9.8 and 13.3 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of their respective agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Banks under this Section 12.5 shall survive the termination of this Agreement and the repayment of the Obligations.

          12.6. Non-Reliance on Agents and Other Banks. Each Bank agrees that it has received current financial information with respect to the Company and that it has, independently and without reliance on either Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Neither Agent shall be required to keep itself informed as to the performance or observance by any Relevant Party of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company or any Relevant Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agents hereunder, under the Letters of Credit or the other Loan Documents, neither Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any other Relevant Party (or any of their affiliates) which may come into the possession of the Agents.

          12.7. Failure to Act. Except for action expressly required of the Agents hereunder, under the Letters of Credit and under the other Loan Documents, either Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 12.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          12.8. Resignation or Removal of Agents. Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by giving notice thereof to the Banks and the Company, and either Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent, provided deposits with a successor Administrative Agent shall be insured by the Federal Deposit Insurance Corporation or its successor. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. A successor Administrative Agent shall promptly specify by notice to the Company, the Auction Agent and the Banks its Principal Office referred to in Sections 3.1 and 5.1 and a successor Auction Agent shall promptly specify by notice to the Company, the Administrative Agent and the Banks its address for notices hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

          Section 13.    Miscellaneous.

          13.1. Waiver. No waiver of any Default shall be a waiver of any other Default. No failure on the part of any Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

          13.2. Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy (confirmed by mail), cable, mail or other writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the Company, the Administrative Agent and the Auction Agent given in accordance with this Section 13.2. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly received when transmitted by telex or telecopier during regular business hours, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, three (3) days after deposit in the United States mails, postage prepaid, certified mail with return receipt requested (or upon actual receipt, if earlier), in each case given or addressed as aforesaid.

          13.3. Indemnification. The Company shall indemnify the Agents, the Banks, and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject (regardless of whether caused in whole or in part by the simple (but not gross) negligence of the Person indemnified), insofar as such losses, liabilities, claims or damages arise out of or result from any
     (i) actual or proposed use by the Company of the proceeds of any extension of credit (whether a Loan or a Letter of Credit) by any Bank hereunder,
     (ii) breach  by the Company  of this Agreement or  any other Loan Document,
     (iii) violation by the Company or any of its Subsidiaries of any Legal Requirement, including but not limited to those relating to Hazardous
     Substances, (iv) Liens or security interests previously or hereafter granted on any real or personal property, to the extent resulting from any Hazardous Substance located in, on or under any such property, (v) ownership by the Banks or the Administrative Agent of any real or personal property following foreclosure, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance located in, on or under such property, including, without limitation, losses, liabilities, claims or damages which are imposed upon Persons under laws relating to or regulating Hazardous Substances solely by virtue of ownership, (vi) Bank's or the Administrative Agent's being deemed an operator of any such real or personal property by a court or other regulatory or administrative agency or tribunal in circumstances in which neither the Administrative Agent nor any of the Banks is generally operating or generally exercising control over such property, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance located in, on or under such property,
     (vii) investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to any of the foregoing, and the Company shall reimburse the Agents, each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand, for any expenses (including legal fees) incurred in connection with any such investigation or proceeding or (viii) taxes (excluding income taxes and franchise taxes) payable or ruled payable by any Governmental Authority in respect of the Notes or any other Loan Document, together with interest and penalties, if any; provided, however, that the Company shall not have any obligations pursuant to this Section 13.3 with respect to any losses, liabilities, claims, damages or expenses (a) arising from or relating solely to events, conditions or circumstances which, as to clauses
     (iv), (v) or (vi) above, first came into existence or which first occurred after the date on which the Company or any of its Subsidiaries conveyed to an unrelated third party all of the Company's or the applicable Subsidiary's rights, titles and interests to the applicable real or personal property (whether by deed, deed-in-lieu, foreclosure or otherwise) other than a conveyance made in violation of any Loan Document or (b) incurred by the Person seeking indemnification by reason of the gross negligence or willful misconduct of such Person. If the Company ever disputes a good faith claim for indemnification under this Section 13.3 on the basis of the proviso set forth in the preceding sentence, the full amount of indemnification provided for shall nonetheless be paid, subject to later adjustment or reimbursement at such time (if any) as a court of competent jurisdiction enters a final judgment as to the applicability of any such exceptions.

          13.4. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Banks and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by each Bank affected thereby, do any of the following: (a) increase the Commitment of such Bank (it being understood that the waiver of any reduction in the Commitments or any mandatory repayment other than (x) the repayment of all Loans at the end of the Revolving Credit Availability

     Period and (y) the mandatory reductions  of the Commitments provided for in
     Section 2.3(a) and (z)  the mandatory prepayments required by  the terms of
     Section 3.2(b), shall not be deemed to be an increase in any Commitment) or subject the Banks to any additional obligation; (b) reduce the principal of, or interest on, any Loan, Reimbursement Obligation or fee hereunder;
     (c) postpone any scheduled date fixed for any payment or mandatory prepayment of principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid hereunder; (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Loans and Letter of Credit Liabilities, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Agreement; (e) change any provision contained in Sections 2.2(c), 9.7 or 13.3 hereof or this Section 13.4 or Section 6.7 hereof, or
     (f) release all or substantially all of any security for the obligations of the Company under this Agreement or any Note or all or substantially all of the personal liability of any obligor created under any of the Loan Documents. Anything in this Section 13.4 to the contrary, no amendment, waiver or consent shall be made with respect to Section 12 without the consent of the applicable Agent or Agents. The consent of the Super Majority Banks shall be required to any amendment of any requirement under this Agreement or the other the Loan Documents that the consent of the Super Majority Banks be obtained.

          13.5. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Agents and the Banks and their respective successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Banks. Each Bank may sell participations to any Person in all or part of any Loan or Letter of Credit, or all or part of its Notes or Commitments, in which event, without limiting the foregoing, the provisions of Section 6 shall inure to the benefit of each purchaser of a participation and the pro rata treatment of payments, as described in Section 5.2, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Loans or Letters of Credit, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to (i) any fees payable hereunder to the Banks and (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans.

          (b) Each Bank may assign to one or more Banks or any other Person all or a portion of its interests, rights and obligations under this Agreement, provided, however, that (i) other than in the case of an assignment to another Bank that is, at the time of such assignment, a party hereto or an Affiliate of such Bank, the Company must give its prior written consent, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans or Letters of Credit of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance (as defined below) with respect to such assignment is delivered to the Administrative Agent) shall in no event be less than $10,000,000 (or $5,000,000 in the case of an assignment to an Affiliate of a Bank or between Banks), (iii) no assignment shall have the effect of reducing the pro rata share of the Loans or Letters of Credit and the Commitments held by the assignor and its Affiliates below $10,000,000,
     (iv) notwithstanding any other term or provision of this Agreement, unless the Company shall have otherwise consented in writing (such consent not to be unreasonably withheld), each such assignment shall be pro rata with respect to the Loans, the Letters of Credit and the Commitment of the assignor, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance in the form of Exhibit H hereto (each an "Assignment and Acceptance") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500 paid by the assignee (for which the Company shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it as collateral to a Federal Reserve Bank; provided, that no such assignment shall release the assigning Bank from any of its obligations hereunder.

          (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 8.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank.

          (d) The Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agents and the Banks may treat each person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with any Note or Notes subject to such assignment, the written consent to such assignment executed by the Company and the fee payable in respect thereto, the Administrative Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance,
     (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes new Notes to the order of such assignee in an amount equal to the Commitments and/or Loans or Letters of Credit assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained Commitments and/or Loans hereunder, new Notes to the order of the assigning Bank in an amount equal to the Commitment and/or Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the respective Note. Thereafter, such surrendered Notes shall be marked renewed and substituted and the originals delivered to the Company (with copies, certified by the Company as true, correct and complete, to be retained by the Administrative Agent).

          (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.5, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Bank by or on behalf of the Company; provided, however, that, prior to any such disclosure, the Company shall have consented thereto, which consent shall not be unreasonably withheld, and each such assignee or participant, or proposed assignee or participant, shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of any Confidential Information (defined in Section 13.13) on terms substantially the same as those provided in Section 13.13.

          (g) The Company will have the right to consent to any material intercreditor arrangements in connection with an assignment by any Bank of any interest, right or obligation under this Agreement which is not pro rata with respect to the Loans, the Letters of Credit and the Commitment of the assignor and the Company may deny its consent to any such arrangements which, in the reasonable judgement of the Company, would adversely affect the Company in a material respect.

          (h) The provisions of this Section shall not apply to the assignment and pledge of a Bank's rights hereunder or under any Note to any Federal Reserve Bank for collateral purposes pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that such assignment and pledge shall not relieve such Bank of any of its obligations hereunder.

          13.6. Limitation of Interest. The Company and the Banks intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 13.6 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Company or any other Person be obligated to pay, or any Bank have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other applicable state, or (b) total interest in excess of the amount which such Bank could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence.

     Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 13.6, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Bank at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Bank, it shall be credited pro tanto against the then-outstanding principal balance of the Company's obligations to such Bank, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

          13.7. Survival. The obligations of the Company under Sections 2.2(c), 6, 9.7 and 13.3 hereof and the obligations of the Banks under Section 13.6 hereof shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and the Letters of Credit.

          13.8. Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          13.9. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

          13.10. Governing Law. This Agreement and the Notes and (except as therein provided) the other Loan Documents are performable in Harris County, Texas, which shall be a proper place of venue for suit on or in respect thereof. The Company irrevocably agrees that any legal proceeding in respect of this Agreement or the other Loan Documents shall be brought in the district courts of Harris County, Texas or the United States District Court for the Southern District of Texas, Houston Division (collectively, the "Specified Courts"). The Company hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Company further (1) agrees to designate and maintain an agent for service of process in the City of Houston in connection with any such suit, action or proceeding and to deliver to the Administrative Agent evidence thereof and (2) irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to the Company at its address as provided in this Agreement or as otherwise provided by Texas law. Nothing herein shall affect the right of any Agent or any Bank to commence legal proceedings or otherwise proceed against the Company in any jurisdiction or to serve process in any manner permitted by applicable law. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS AGREEMENT AND (EXCEPT AS THEREIN PROVIDED) THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

          13.11. Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

          13.12. Chapter 15 Not Applicable. Chapter 15, Subtitle 3, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement or to any Loan or Letter of Credit, nor shall this Agreement or any Loan or Letter of Credit be governed by or be subject to the provisions of such Chapter 15 in any manner whatsoever.

          13.13.    Confidential  Information.    The   Agents  and  each   Bank
     separately agrees that:

          (a) As used herein, the term "Confidential Information" means written information about the Company or the transactions contemplated herein furnished by the Company to the Agents and/or the Banks which is specifically designated as confidential by the Company; Confidential Information, however, shall not include information which (i) was publicly known or available, or otherwise available on a non-confidential basis to any Bank, at the time of disclosure from a source other than the Company,
     (ii) subsequently becomes publicly known through no act or omission by such Bank, (iii) otherwise becomes available on a non-confidential basis to any

     Bank other than through disclosure by the Company or (iv) has been in the possession of any Bank for a period of more than two years from the date on which such information originally was furnished to such Bank by the Company, unless the Company shall have requested the Agents and the Banks in writing, at least 30 days prior to the end of such two-year period, to maintain the confidentiality of such information for another two (2) year period (or for successive two (2) year periods); provided that the Company shall not unreasonably withhold its consent to a request made after the initial two (2) year period to eliminate information from "Confidential Information".

          (b) The Agents and each Bank agrees that it will take normal and reasonable precautions to maintain the confidentiality of any Confidential Information furnished to such Person; provided, however, that such Person may disclose Confidential Information (i) upon the Company's consent; (ii) to its auditors; (iii) when required by any Legal Requirement; (iv) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over it; (v) to such Person's and its Subsidiaries' or Affiliates' officers, directors, employees, agents, representatives and professional consultants in connection with this Agreement or administration of the Loans and Letters of Credit; (vi) as may be required or appropriate, should such Bank elect to assign or grant participations in any of the Obligations in connection with (1) the enforcement of the Obligations to any such Person under any of the Loan Documents or related agreements, or (2) any potential transfer pursuant to this Agreement of any Obligation owned by any Bank (provided any potential transferee has been approved by the Company if required by this Agreement, which approval shall not be unreasonably withheld, and has agreed in writing to be bound by substantially the same provisions regarding Confidential Information contained in this Section);
     (vii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or administrative proceeding;
     (viii) to any other Bank; (ix) to the extent reasonably required in connection with the exercise of any remedy hereunder or under the other Loan Documents; or (x) to correct any false or misleading information which may become public concerning such Person's relationship to the Company.

          13.14. Tax Forms. With respect to each Bank which is organized under the laws of a jurisdiction outside the United States, on the day of the initial borrowing hereunder and from time to time thereafter if requested by the Company or the Administrative Agent, such Bank shall provide the Administrative Agent and the Company with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder or other documents satisfactory to the Bank and the Administrative Agent indicating that all payments to be made to such Bank hereunder are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Company and the Administrative Agent shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States.

          13.15. Amendment and Restatement. This Agreement amends and restates in its entirety that certain Amended and Restated Credit Agreement dated as of June 25, 1993 executed by and among the Company, the Banks and the Administrative Agent.

          13.16. Intercreditor Agreement. Reference is hereby made to the Intercreditor Agreement, which provides for certain matters relating to both the Loans and the Canadian Facility. To the extent of any conflict between the terms hereof and the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control. The execution and delivery by the Administrative Agent of the Intercreditor Agreement on behalf of the Banks is hereby ratified and confirmed by each of the Banks. Any Bank that becomes a party to this Agreement after the Effective Date agrees to be bound by the terms and provisions of the Intercreditor Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        SEAGULL ENERGY CORPORATION,
                                        a Texas corporation


                                        By:
                                           Robert M. King,
                                           Vice President, Corporate Development
                                           and Treasurer

                                        Address for Notices:

                                        1001 Fannin, Suite 1700
                                        Houston, Texas  77002
                                        Attention:  Robert M. King

                                        CHEMICAL BANK,
                                        as Auction Agent


                                        By:
                                        Name:
                                        Title:

                                        Address for Notices:

                                        140 East 45th
                                        29th Floor
                                        New York, New York 10017
                                        Attention: Ms. Terri Reilly

                                        TEXAS COMMERCE BANK
                                            NATIONAL ASSOCIATION,
                                        as Administrative Agent and as a Bank


                                        By:
                                           Robert C. Mertensotto,
     Commitment:                           Senior Vice President

     $40,000,000                        Address for Notices:

                                        712 Main Street
                                        Houston, Texas  77002
                                        Attention:  Manager, Energy Division

                                        THE CHASE MANHATTAN BANK, N.A.



                                        By:
     Commitment:                        Name:
                                        Title:
     $50,000,000
                                        Address for Notices:

                                        1221 McKinney, Suite 3000
                                        Houston, Texas  77010
                                        Attention:  Scott Porter,
                                                    Vice President

                                       MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                        By:
     Commitment:                        Name:
                                        Title:
     $50,000,000
                                        Address for Notices:

                                        60 Wall Street
                                        New York, New York  10260-0060
                                        Attention: Loan Department

                                        NATIONSBANK OF TEXAS, N.A.



                                        By:
     Commitment:                        Name:
                                        Title:
     $50,000,000
                                        Address for Notices:

                                        700 Louisiana
                                        Houston, Texas  77002
                                        Attention:  Jo A. Tamalis,
                                                    Senior Vice President

                                        THE FIRST NATIONAL BANK OF BOSTON



                                        By:
     Commitment:                        Name:
                                        Title:
     $50,000,000
                                        Address for Notices:

                                        100 Federal Street
                                        Energy & Utilities 01-15-04
                                        Boston, Massachusetts  02110
                                        Attention:  George W. Passela,
                                                    Managing Director

                                        ABN AMRO BANK N.V., HOUSTON AGENCY



                                        By:
     Commitment:                        Name:
                                        Title:
     $30,000,000

                                        By:
                                        Name:
                                        Title:


                                        Address for Notices:

                                        Three Riverway, Suite 1600
                                        Houston, Texas  77056
                                        Attention: Mr. Charles W. Randall,
                                                   Vice President

                                        THE BANK OF NEW YORK



                                        By:
     Commitment:                        Name:
                                        Title:
     $35,000,000
                                        Address for Notices:

                                        One Wall Street
                                        New York, New York  10296
                                        Attention:  Mr. Andrew G. Mathews,
                                                    Vice President

                                        BANQUE PARIBAS HOUSTON AGENCY



                                        By:
     Commitment:                        Name:
                                        Title:
     $15,000,000

                                        By:
                                        Name:
                                        Title:


                                        Address for Notices:

                                        1200 Smith, Suite 3100
                                        Houston, Texas  77002
                                        Attention:  Barton D. Schouest,
                                                    Group Vice President

                                       CREDIT LYONNAIS NEW YORK BRANCH



                                        By:
     Commitment:                        Name:
                                        Title:
     $35,000,000


                                        Address for Notices:

                                        1000 Louisiana, Suite #5360
                                        Houston, Texas  77002
                                        Attention:  Mr. A. David Dodd,
                                                    Assistant Vice President

                                        THE FUJI BANK, LIMITED
                                        HOUSTON AGENCY


                                        By:
     Commitment:                           Soichi Yoshida,
                                           Vice President and Manager
     $30,000,000
                                        Address for Notices:

                                        909 Fannin, Suite #2800
                                        Houston, Texas  77010
                                        Attention:  Mr. Jacques Azagury,
                                                    Assistant Vice President

                                        NBD BANK, N.A.



                                        By:
     Commitment:                        Name:
                                        Title:
     $30,000,000
                                        Address for Notices:

                                        611 Woodward Avenue
                                        Detroit, Michigan  48226
                                        Attention:  Mr. Douglas R. Liftman,
                                                    Second Vice President

                                        SOCIETE GENERALE, SOUTHWEST AGENCY



                                        By:
     Commitment:                        Name:
                                        Title:
     $30,000,000
                                        Address for Notices:

                                        4800 Trammell Crow Center
                                        2001 Ross Avenue
                                        Dallas, Texas 75201
                                        Attention:  Mr. Ralph Saheb,
                                                    Vice President

                                        with a copy to:

                                        1111 Bagby, Suite 2020
                                        Houston, Texas  77002
                                        Attention:  Mr. Richard Erbert,
                                                    Vice President

                                        THE BANK OF TOKYO, LTD., DALLAS AGENCY



                                        By:
     Commitment:                        Name:
                                        Title:
     $10,000,000
                                        Address for Notices:

                                        909 Fannin, Suite 1104
                                        Two Houston Center
                                        Houston, Texas  77010
                                        Attention:  Mr. John M. McIntyre,
                                                    Vice President

                                        BANK OF SCOTLAND



                                        By:
     Commitment:                        Name:
                                        Title:
     $30,000,000
                                        Address for Notices:

                                        380 Madison Avenue
                                        New York, New York  10017
                                        Attention:  Mr. Craig Wilson

                                        CAISSE NATIONALE DE CREDIT AGRICOLE



                                        By:
     Commitment:                        Name:
                                        Title:
     $20,000,000
                                        Address for Notices:

                                        55 East Monroe Street
                                        Chicago, Illinois  60603-5702
                                        Attention:  Mr. Joseph Kunze,
                                                    Vice President

                                        CHRISTIANIA BANK OG KREDITKASSE



                                        By:
     Commitment:                        Name:
                                        Title:
     $35,000,000


                                        By:
                                        Name:
                                        Title:


                                        Address for Notices:

                                        11 West 42nd Street
                                        7th Floor
                                        New York, New York  10036
                                        Attention:  Mr. Jahn Roising,
                                                    First Vice President

                                        DEN NORSKE BANK AS



                                        By:
     Commitment:                        Name:
                                        Title:
     $25,000,000
                                        Address for Notices:

                                        333 Clay
                                        Suite 4890
                                        Houston, Texas  77002
                                        Attention:  Mr. Byron L. Cooley,
                                                    First Vice President

                                        MIDLAND BANK PLC, NEW YORK BRANCH



                                        By:
     Commitment:                        Name:
                                        Title:
     $25,000,000
                                        Address for Notices:

                                        140 Broadway
                                        New York, New York  10005
                                        Attention:  Mr. Gregory B. Jansen,
                                                    Director

                                        FIRST INTERSTATE BANK OF TEXAS, N.A.



                                        By:
     Commitment:                        Name:
                                        Title:
     $25,000,000
                                        Address for Notices:

                                        1000 Louisiana
                                        3rd Floor/MS #156
                                        Houston, Texas  77002
                                        Attention:  Ms. Collie Michaels,
                                                    Vice President

                                        THE BANK OF NOVA SCOTIA



                                        By:
     Commitment:                        Name:
                                        Title:
     $10,000,000
                                        Address for Notices:

                                        Suite 3000, 1100 Louisiana
                                        Houston, Texas  77002
                                        Attention:  Mr. Mark Ammerman

                                        CIBC INC.



                                        By:
     Commitment:                        Name:
                                        Title:
     $10,000,000
                                        Address for Notices:

                                        Two Paces West
                                        2727 Paces Ferry Road
                                        Suite 1200
                                        Atlanta, Georgia 30339
                                        Attention: Loan Operations

                                        with a copy to:

                                        Canadian Imperial Bank of Commerce
                                        Two Houston Center
                                        909 Fannin Street
                                        Houston, Texas  77010
                                        Attention:  Mr. Brian Swinford,
                                                    Vice President

                                        CITIBANK, N.A.



                                        By:
     Commitment:                        Name:
                                        Title:
     $25,000,000
                                        Address for Notices:

                                        1200 Smith Street
                                        20th Floor
                                        Houston, Texas 77002
                                        Attention: Ms. Lydia Junek

                                        MELLON BANK



                                        By:
     Commitment:                        Name:
                                        Title:
     $15,000,000
                                        Address for Notices:

                                        Mellon Bank
                                        One Mellon Bank Center
                                        Room 151-4425
                                        Pittsburgh, Pennsylvania 15258-0001
                                        Attention:  Mr. A. Gary Chace,
                                                    Senior Vice President,
                                                    Energy and Utilities Group

                                        with a copy to:

                                        Mellon Financial Services
                                        1100 Louisiana, 36th Floor
                                        Houston, Texas 77002-5210
                                        Attention: Mr. Richard Gould

                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA

                                        By:  First Union Corporation of
                                             North Carolina

                                        By:
     Commitment:                             Jay M. Chernosky,
                                             Vice President

     $25,000,000
                                        Address for Notices:

                                        First Union Corporation of
                                        North Carolina
                                        1001 Fannin, Suite 2255
                                        Houston, Texas 77002
                                        Attention: Mr. Jay M. Chernosky,
                                                   Vice President

                                        BANK OF MONTREAL



                                        By:
     Commitment:                             Robert L. Roberts,
                                             Director, U.S. Banking
     $25,000,000
                                        Address for Notices:

                                        700 Louisiana, Suite 4400
                                        Houston, Texas 77002
                                        Attention:  Mr. Robert L. Roberts,
                                                    Director, U.S. Banking

                                        -122-
     EXHIBIT 4.2
                                    COMMITTED NOTE


     $                                                                   , 199
                                                   Houston, Harris County, Texas


               FOR VALUE RECEIVED, SEAGULL ENERGY CORPORATION (the "Borrower"), a Texas corporation, hereby promises to pay to
               (the "Bank"), or order, at the principal office of Texas Commerce Bank National Association, a national banking association, 712 Main Street, Houston, Harris County, Texas 77002, the principal sum of
                                                    DOLLARS ($                 )
     (or such lesser amount as shall equal the outstanding principal balance hereof), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount of each Committed Loan made by the Bank to the Borrower under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of such Committed Loan until such Committed Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

               In addition to and cumulative of any payment required to be made against this Note pursuant to the Credit Agreement, this Note, including all principal then unpaid and accrued interest then unpaid, shall be due and payable on December 31, 2000, its final maturity. All payments shall be applied first to principal and the balance to accrued interest, except as otherwise expressly provided in the Credit Agreement.

               This Note is one of the Committed Notes referred to in the Credit Agreement (as restated, amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of May 24, 1994, among the Borrower, certain signatory banks named therein, Chemical Bank, as
     Auction Agent, and Texas Commerce Bank National Association, as Administrative Agent, and evidences the Committed Loans made by the Bank thereunder. This Note shall be governed by the Credit Agreement. This
     Note is secured by the Security Documents. Capitalized terms used in this Note and not defined in this Note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

               The Bank is hereby authorized by the Borrower to endorse on Schedule A (or a continuation thereof) attached to this Note, the amount and date of each Committed Loan made by the Bank to the Borrower under the Credit Agreement, and the amount and date of each payment or prepayment of principal of such Committed Loan received by the Bank, provided that any failure by the Bank to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this Note in respect of such Committed Loans.

               Except only for any notices which are specifically required by the Credit Agreement or the other Loan Documents, the Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

               The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayment of Committed Loans upon the terms and conditions specified therein.

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

                                             SEAGULL ENERGY CORPORATION,
                                              a Texas corporation




                                             By:
                                             Name:
                                             Title:

                                      EXHIBIT E
                                          to
                                   Credit Agreement


                                      SCHEDULE A



     This Note evidences Committed Loans made by the Bank under the within-described Credit Agreement to the Borrower, in the principal amounts set forth below, which Committed Loans are of the Type and for the Interest Periods and were made on the dates set forth below, subject to the payments of principal set forth below:


                Principal          Interest
                Amount of          Period/     Date of      Amount   Balance
       Date     Committed          Maturity   Payment or   Paid or    Out-
       Made       Loan      Type     Date     Prepayment   Prepaid   standing



                                      EXHIBIT E
                                          to
                                   Credit Agreement

     EXHIBIT 4.3
                                   COMPETITIVE NOTE


     $725,000,000                                                         , 199
                                                   Houston, Harris County, Texas


               FOR VALUE RECEIVED, SEAGULL ENERGY CORPORATION (the "Borrower"), a Texas corporation, hereby promises to pay to
               (the "Bank"), or order, at the principal office of Texas Commerce Bank National Association, a national banking association, 712 Main Street, Houston, Harris County, Texas 77002, the principal sum of SEVEN HUNDRED TWENTY-FIVE MILLION DOLLARS ($725,000,000) (or such lesser amount as shall equal the outstanding principal balance hereof), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount of each Competitive Loan made by the Bank to the Borrower under the Credit
     Agreement, at such office, in like money and funds, for the period commencing on the date of such Competitive Loan until such Competitive Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

               In addition to and cumulative of any payment required to be made against this Note pursuant to the Credit Agreement, (i) the principal amount of each Competitive Loan made by the Bank, together with all accrued and unpaid interest on each such Competitive Loan, shall be due and payable on the last day of the Interest Period for such Competitive Loan and (ii) this Note, including all principal then unpaid and accrued interest then unpaid, shall be due and payable on December 31, 2000, its final maturity. All payments shall be applied first to principal and the balance to accrued interest, except as otherwise expressly provided in the Credit Agreement.

               This Note is one of the Competitive Notes referred to in the Credit Agreement (as restated, amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of May 24, 1994, among the Borrower, certain signatory banks named therein, Chemical Bank, as Auction Agent, and Texas Commerce Bank National Association, as Administrative Agent, and evidences the Competitive Loans made by the Bank thereunder. This Note shall be governed by the Credit Agreement. This
     Note is secured by the Security Documents. Capitalized terms used in this Note and not defined in this Note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

               The Bank is hereby authorized by the Borrower to endorse on Schedule A (or a continuation thereof) attached to this Note, the amount and date of each Competitive Loan made by the Bank to the Borrower under the Credit Agreement, and the amount and date of each payment or prepayment of principal of such Competitive Loan received by the Bank, provided that any failure by the Bank to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this Note in respect of such Competitive Loans.

               Except only for any notices which are specifically required by the Credit Agreement or the other Loan Documents, the Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

               The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayment of Competitive Loans upon the terms and conditions specified therein.

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.


                                      EXHIBIT O
                                          to
                                   Credit Agreement


                                      SCHEDULE A


     This Note evidences Competitive Loans made by the Bank under the within-described Credit Agreement to the Borrower, in the principal amounts set forth below, which Competitive Loans are of the Type and for the Interest Periods and were made on the dates set forth below, subject to the payments of principal set forth below:


                 Principal           Interest
                 Amount of            Period/     Date of     Amount   Balance
       Date     Competitive          Maturity   Payment or   Paid or     Out-
       Made        Loan       Type     Date     Prepayment   Prepaid   standing


                                      EXHIBIT O
                                          to
                                   Credit Agreement


     EXHIBIT 4.4
                              ASSIGNMENT AND ACCEPTANCE

                          Dated:                    , 199___


          Reference is made to the Credit Agreement dated as of May 24, 1994 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among Seagull Energy Corporation, a Texas corporation (the  "Company"), the  Banks named  therein, Chemical  Bank, as
     Auction Agent, and Texas Commerce Bank National Association, as Administrative Agent (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance, between the Assignor (as defined and set forth on Schedule I hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on
     Schedule I hereto and made a part hereof).

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement respecting those, and only those, credit facilities contained in the Credit Agreement as are set forth on Schedule I (collectively, the "Assigned Facilities," individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule I.

          2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries or the performance or observance by the Company or its Subsidiaries of any of its respective obligations under the Credit
     Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note(s) held by it evidencing the Assigned Facility or Facilities, as the case may be, and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility or Facilities) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is a permitted assignee under Section 13.5 of the Credit Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 8.6, or if later, the most recent financial statements delivered pursuant to Section 9.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) agrees that it will be bound by the terms of the Intercreditor Agreement; (vii) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, and (viii) has supplied the information requested on the administrative questionnaire attached hereto as Exhibit A.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and the Company and recording by the Administrative Agent pursuant to Section 13.5(e) of the Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Administrative Agent, be at least five Business Days after the execution of this Assignment and Acceptance).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

          6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and shall be bound by the terms of the Intercreditor Agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7.   THIS  ASSIGNMENT  AND  ACCEPTANCE  SHALL   BE  GOVERNED  BY,  AND
     CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                      EXHIBIT H
                                          to
                                   Credit Agreement


               IN  WITNESS  WHEREOF,   the  parties  hereto  have   caused  this
     Assignment  and  Acceptance  to  be  executed   by  their  respective  duly
     authorized officers on Schedule I hereto.


                                      EXHIBIT H
                                          to
                                   Credit Agreement


                       Schedule I to Assignment and Acceptance
                           Respecting the Credit Agreement,
                           dated as of May 24, 1994, among
                             Seagull Energy Corporation,
                               the Banks named therein,
                           Chemical Bank, as Auction Agent
                               and Texas Commerce Bank
                    National Association, as Administrative Agent


     Legal Name of Assignor:

     Legal Name of Assignee:

     Effective Date of Assignment:                    , 199

                                                   Percentage Assigned of Each
                                                     Facility (to at least 8
                                 Principal            decimals) (Shown as a
                                 Amount (or,         percentage of aggregate
                                 with respect       original principal amount
                                 to Letters       [or, with respect to Letters
         Assigned                of Credit, face       Credit, face amount]
         Facilities              amount) Assigned         of all Banks)


     Committed Loans:            $                                 %

     Letter of Credit
       participation
       interests:                $                                 %

     Competitive Loans:          $


     Accepted:

     TEXAS COMMERCE BANK NATIONAL
       ASSOCIATION, as Administrative Agent               as Assignor


     By:                                        By:
     Name:                                      Name:
     Title:                                     Title:


     SEAGULL ENERGY CORPORATION                           as Assignee

     By:                                        By:
     Name:                                      Name:

                                      EXHIBIT H
                                          to
                                   Credit Agreement


     Title:                                     Title:


     EXHIBIT 4.5
                         FIRST AMENDMENT TO CREDIT AGREEMENT


          THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("First Amendment") dated as of May 24, 1994 (the "First Amendment Effective Date") is made and entered into by and among SEAGULL ENERGY CANADA LTD. (the "Borrower"), a corporation duly organized and validly existing under the laws of the Province of Alberta, Canada, the banking institutions from time to time a party to the Credit Agreement (as hereinafter defined) as amended by this First Amendment (each, together with its successors and assigns, a "Bank" and collectively, the "Banks"), CHEMICAL BANK OF CANADA, as arranger and as administrative agent for the Banks (in such capacity, the "Administrative Agent"), THE BANK OF NOVA SCOTIA, as paying agent and co-agent for the Banks (in such capacity, the "Paying Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE (in such capacity, the "Co-Agent"), as co-agent for the Banks.

     RECITALS:

          WHEREAS, the Borrower, the Administrative Agent, the Paying Agent, the Co-Agent and the Banks are parties to a Credit Agreement dated as of December 30, 1993 (the "Credit Agreement"); and

          WHEREAS, the Borrower, the Administrative Agent, the Paying Agent, the Co-Agent and the Banks have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

          NOW, THEREFORE, IT IS AGREED:

          Section 1. Definitions. Terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise provided herein.

          Section 2.     Amendments  to the Credit Agreement.   On and after the
     First Amendment Effective Date, the Credit Agreement shall be amended as follows:

          (a) The definition of "Key Contracts" set forth in Section 1 of the Credit Agreement is hereby deleted.

          (b) The following new definitions are hereby added to Section 1 of the Credit Agreement:

               "Articles of Amendment" shall mean the proposed Articles of Amendment attached hereto as Exhibit L.

               "B.A. Reference Banks" shall mean the Paying Agent and one (1) other Bank selected by the Paying Agent (after consultation with the Company) which is a "Schedule 1" accepting bank.

              "ENSTAR Alaska Group" shall have the meaning assigned to such term in the Articles of Amendment.

               "ENSTAR Alaska Stock" shall have the meaning assigned to such term in the Article of Amendment.

               "Seagull Energy Group" shall have the meaning assigned to the term "Seagull Energy" in the Articles of Amendment.

          (c) The definition of "Applicable Margin" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

               "Applicable Margin" shall mean, on any day and with respect to any Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt/Capitalization Ratio as of the last day of the most recently ending fiscal quarter of the Parent and its Subsidiaries with respect to which the Administrative Agent shall have received the financial statements and other information (the "Current Information") required to be delivered to the Administrative Agent pursuant to Section 9.1 hereof (said calculation to be made by the Administrative Agent as soon as practicable after receipt by the Administrative Agent of all required Current Information):

                                        Applicable Margin For
                                         Alternate Base Rate   Applicable
                                         Loans and Canadian    Margin for
                                             Prime Rate        Eurodollar
           Debt/Capitalization Ratio           Loans             Loans

          Greater than or equal to 60%         0.50              1.50

          Greater than or equal to 55%
          but less than 60%                    0.25              1.25

          Greater than or equal to 50%
          but less than 55%                    0.00              1.00

          Greater than or equal to 45%
          but less than 50%                    0.00              0.75

          Less than 45%                        0.00              0.625

          Notwithstanding the foregoing, at all times that a Borrowing Base Deficiency shall exist and is continuing for more than 30 days, the Applicable Margins provided for in this definition shall each be increased by adding 1.00%. Each change in the Applicable Margin based on a change in the Current Information shall be effective as of the fifteenth day of the month during which the Current Information used to calculate the new Applicable Margin was delivered to the Administrative Agent.

          (d) The definition of "Canadian Bankers' Acceptance Discount Rate" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

               "Canadian Bankers' Acceptance Discount Rate" shall mean

          (i) with respect to each Bankers' Acceptance which is required to be accepted and purchased by a Bank hereunder and which has a term of more than 90 days, the percentage discount rate (expressed to two decimal places) determined by the Paying Agent to be the average of the quoted discount rates at which Canadian Dollar Bankers' Acceptances having a comparable issue and maturity date are being bid for discount by the B.A. Reference Banks at approximately 11:00 a.m. Toronto, Ontario time (or as soon thereafter as practicable) on the day of the issuance and acceptance of the Bankers' Acceptances. If either B.A. Reference Bank does not furnish a timely quotation, the Paying Agent shall determine the relevant discount rate on the basis of the quotation or quotations furnished by the remaining B.A. Reference Bank; if neither of such quotations is available on a timely basis, the provisions of Section 6.2 shall apply; and

          (ii) with respect to each Bankers' Acceptance which is required to be accepted and purchased by a Bank hereunder and which has a term of 90 days or less, the percentage discount rate (expressed to two decimal places) for Canadian Dollar Bankers' Acceptances having a comparable issue and maturity date which is quoted on the Reuter's Canadian Discount Offer Rate Screen for "Schedule 1" accepting banks (or if such screen shall not be available, any successor or similar services may be selected by the Paying Agent and the Company) as of 11:00 a.m. Toronto, Ontario time (or as soon thereafter as practicable) on the day of acceptance of the Bankers' Acceptances. If none of such screen nor any successor or similar services is available then the "Canadian Bankers' Acceptance Discount Rate" shall mean, with respect to each
               Bankers' Acceptance which is required to be accepted and purchased by a Bank hereunder and which has a term of 90 days or less, the percentage discount rate (expressed to two decimal places) determined by the Paying Agent to be the average of the quoted discount rates at which Canadian Dollar Bankers' Acceptances having a comparable issue and maturity date are being bid for discount by the B.A. Reference Banks at approximately 11:00 a.m. Toronto, Ontario time (or as soon thereafter as practicable) on the day of the issuance and acceptance of the Bankers' Acceptances. If either B.A. Reference Bank does not furnish a timely quotation, the Paying Agent shall determine the relevant discount rate on the basis of the quotation or quotations furnished by the remaining B.A. Reference Bank; if neither of such quotations is available on a timely basis, the provisions of Section 6.2 shall apply.

               Each determination of the Canadian Bankers' Acceptance Discount Rate shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

          (e) The definition of "Dividend Payment" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

               "Dividend Payment" shall mean, with respect to any Person, dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the redemption of, or the setting apart of money for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of such Person, or the exchange or conversion of any shares of any class of capital stock of such Person for or into any obligations of or shares of any other class of capital stock of such Person or any other property, but excluding dividends to the extent payable in, or exchanges or conversions for or into, shares of common stock of the Parent or options or warrants to purchase common stock of the Parent.

          (f) The definition of "Dividend Tests" set forth in Section 1 of the Credit Agreement is hereby deleted in its entirety.

          (g) The definition of "Intercreditor Agreement" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

               "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated December 30, 1993 executed by and among the Company, the Parent, the Administrative Agent and the "Administrative Agent" under the U.S. Facility, as amended by that certain First Amendment to Intercreditor Agreement in the form of Exhibit I hereto dated May 24, 1994 executed by and among the Company, the Parent, the Administrative Agent and the "Administrative Agent" under the U.S. Facility and as the same may be further amended or modified from time to time.

          (h) The definition of "Investments Tests" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

               "Investments Tests" shall mean compliance with each of the following restrictions (both before and immediately after giving effect to the applicable Investments):

                 (i)     there shall exist no Borrowing Base Deficiency;

                (ii) no Default or Event of Default shall have occurred and be continuing; and

               (iii) the applicable Investment, when aggregated with any prior permitted Investments, shall not exceed 10% of Tangible Net Worth of the Parent and its Subsidiaries on a consolidated basis.

          (i) The definition of "Revolving Credit Availability Period" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

               "Revolving Credit Availability Period" shall mean the period from and including the date hereof to but not including December 31, 2000 or the date the Commitments are terminated pursuant to Section 11.1, whichever is first to occur.

          (j) The definition of "U.S. Facility" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

               "U.S. Facility" shall mean that certain Credit Agreement dated May 24, 1994 executed by and among the Parent, Texas Commerce Bank National Association, as Administrative Agent, Chemical Bank, as Auction Agent, and certain banks therein named, as amended by the Intercreditor Agreement and as the same may be further amended or modified from time to time.

          (k) Section 2.3(a)(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

               (i) The total Commitment of the Banks shall be reduced as follows:

                                  Reduction       Resulting Revolving
            Reduction Date         Amount          Credit Commitment

          March 31, 1997       U.S. $10,937,500   U.S. $164,062,500
          June 30, 1997        U.S.$ 10,937,500   U.S. $153,125,000
          September 30, 1997   U.S. $10,937,500   U.S. $142,187,500
          December 31, 1997    U.S. $10,937,500   U.S. $131,250,000
          March 31, 1998       U.S. $10,937,500   U.S. $120,312,500
          June 30, 1998        U.S. $10,937,500   U.S. $109,375,000
          September 30, 1998   U.S. $10,937,500   U.S. $ 98,437,500
          December 31, 1998    U.S. $10,937,500   U.S. $ 87,500,000
          March 31, 1999       U.S. $10,937,500   U.S. $ 76,562,500
          June 30, 1999        U.S. $10,937,500   U.S. $ 65,625,000
          September 30, 1999   U.S. $10,937,500   U.S. $ 54,687,500
          December 31, 1999    U.S. $10,937,500   U.S. $ 43,750,000
          March 31, 2000       U.S. $10,937,500   U.S. $ 32,812,500
          June 30, 2000        U.S. $10,937,500   U.S. $ 21,875,000
          September 30, 2000   U.S. $10,937,500   U.S. $ 10,937,500
          December 31, 2000    U.S. $10,937,500   U.S. $  0

          (l) Section 6.2(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

               (b)  the   Paying  Agent   determines   in   good  faith   (which
          determination shall be conclusive) that quotations of discount rates for the purchase of Canadian Dollar bankers' acceptances referred to in the definition of "Canadian Bankers' Acceptance Discount Rate" in
          Section 1.1 hereof are not available in the relevant amounts or for the relevant maturities for purposes of determining the Canadian

          Bankers' Acceptance Discount Rate therefor as provided in this Agreement; or

          (m) Section 6.5 of the Credit Agreement is hereby amended to read in its entirety as follows:

               6.5 Compensation. Subject to Section 13.6 hereof, the Company shall pay to the Paying Agent for the account of each Bank, within four (4) Business Days after demand therefor by such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense actually incurred by it (exclusive of any lost profits or opportunity costs) as a result of:

               (a) any payment, prepayment or conversion of a Eurodollar Loan made by such Bank or a Bankers' Acceptance accepted by such Bank on a date other than the last day of an Interest Period for such Eurodollar Loan or the specified maturity date for such Bankers' Acceptance, as the case may be; or

               (b) any failure by the Company to borrow a Eurodollar Loan to be made by such Bank or to issue a Bankers' Acceptance to be accepted and purchased by such Bank on the date for such borrowing or such issuance specified in the relevant notice under Section 5.5 hereof or to convert a Eurodollar Loan into a Bankers' Acceptance or a Loan of another Type or to convert a Bankers' Acceptance into a Loan on such date after giving notice of such conversion;

          such compensation to include, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Bank to fund or maintain its share of any Loan or to fund the acceptance and purchase of any Bankers' Acceptance. Compensation due pursuant to this Section with respect to Bankers' Acceptances shall be calculated using the Canadian Bankers' Acceptance Discount Rate for bankers' acceptances maturing on (or as close as reasonably possible) to the maturity date of the Bankers' Acceptances with respect to which such compensation arises (versus the actual Canadian Bankers' Acceptance Discount Rate for such Bankers' Acceptances). Subject to Section 6.8, each determination of the amount of such compensation by a Bank shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

          (n) The reference in Section 8.4 of the Credit Agreement to "or any Key Contract" is hereby deleted.

          (o) Section 9.15 of the Credit Agreement is hereby amended to read in its entirety as follows:

               9.15 Minimum ENSTAR Alaska Tax Payments. The Parent will receive from ENSTAR Alaska during each calendar year not less than the amount of federal income tax liability which the Parent in good faith determines would have been payable by ENSTAR Alaska for the previous year if ENSTAR Alaska were a separate taxable Person.

          (p) Section 10.1 of the Credit Agreement is hereby amended by deleting the reference to "and" at the end of clause (v), by changing the period (".") at the end of clause (w) to read "; and" and by adding the following new clause (x):

               (x) Indebtedness of the Company having a maturity of 364 days or less from the date of its incurrence in an aggregate principal amount not exceeding Canadian $10,000,000 at any one time outstanding.

          (q) Section 10.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

               10.4 Dividend Payment Restrictions. The Parent will not declare or make any Dividend Payment other than:

            (i) so long as no Default or Event of Default shall have occurred and is continuing, dividends on up to $150,000,000 of convertible preferred stock to extent that, in the reasonable good faith determination of the Parent and the Administrative Agent, such dividends are not materially in excess of dividends on similar securities issued in transactions of comparable type and magnitude for issuers similarly situated to the Parent at the time of issuance of such preferred stock; provided, however, that, with respect to any particular issue of convertible preferred stock, the Administrative Agent shall be deemed to have agreed with any determination of the Parent that the dividends for such issue satisfy the foregoing requirements if the Administrative Agent shall not have objected to such determination within 10 days after the Parent has informed the Administrative Agent of the maximum dividend that could be paid with respect to such issue; and

           (ii) so long as no Default or Event of Default has occurred and is continuing, any Dividend Payments attributable to the ENSTAR Alaska Stock which, when aggregated with any prior Dividend Payment attributable to the ENSTAR Alaska Stock, does not exceed (a) $20,000,000 plus (b) 100% of the net income of the ENSTAR Alaska Group on a cumulative basis for the period commencing on January 1, 1994, through the then current date; and

          (iii) so long as no Default or Event of Default has occurred and is continuing and there exists no Borrowing Base Deficiency, any Dividend Payment (other than those permitted by clauses
                    (i) and (ii) of this Section 10.4) which, when aggregated with any prior Dividend Payment (other than those permitted by clauses (i) and (ii) of this Section 10.4), does not exceed (a) $20,000,000 plus (b) 33-1/3% of net income of the Seagull Energy Group on a cumulative basis for the period commencing on January 1, 1994, through the then current date plus (c) 100% of the net income of the ENSTAR Alaska Group on a cumulative basis for such period minus (d) any Dividend

                    Payments previously made as permitted by clause (ii) of this Section.

          (r) Section 10.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

               10.11     Parent Debt/Capitalization Ratio.   The Parent will not
          permit the Debt/Capitalization Ratio to be, at any time, more than 65%.

          (s) Section 10.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

               10.13 Nature of Business. The Parent will not engage in, and will not permit any Subsidiary of the Parent to engage in, businesses other than oil and gas exploration and production, gas processing, transmission, distribution, marketing and storage and gas and liquids pipeline operations and activities related or ancillary thereto; provided, that if the Parent acquires one or more Subsidiaries in transactions otherwise permitted by the terms hereof, any such Subsidiary may be engaged in businesses other than those listed in this Section so long as the assets of such Subsidiaries which are used in the conduct of such other businesses do not constitute more than five percent (5%) of the consolidated total assets of the Parent (inclusive of the assets of the Subsidiary so acquired).

          (t) The third sentence of Section 11.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

          The rights, titles, benefits, privileges, duties and obligations of each applicable Agent with respect thereto shall be governed by the terms and provisions of this Agreement.

          (u) The reference in Section 12.1 to "Uniform Customs and Practice for Documentary Credits (1983 Revision, International Chamber of Commerce Publication No. 400)" is hereby amended to read "Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500)".

          (v) Section 13.15 of the Credit Agreement is hereby amended to read in its entirety as follows:

               13.15 Intercreditor Agreement. Reference is hereby made to the Intercreditor Agreement, which provides for certain matters relating to both the Obligations and the U.S. Facility. To the extent of any conflict between the terms hereof and the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control. The execution and delivery by the Administrative Agent of the Intercreditor Agreement on behalf of the Banks is hereby ratified and confirmed by each of the Banks. Any Bank that becomes a party to this Agreement after the First Amendment Effective Date agrees to be bound by the terms and provisions of the Intercreditor Agreement.

          (w) Exhibit C-1 to the Credit Agreement is hereby amended to be identical to Exhibit A attached hereto, being a revised Note (U.S. Dollars).

          (x) Exhibit C-2 to the Credit Agreement is hereby amended to be identical to Exhibit B attached hereto, being a revised Note (Canadian Dollars).

          (y) Exhibit E to the Credit Agreement is hereby amended to be identical to Exhibit C attached hereto, being a revised Compliance Certificate.

          (z) Exhibit I to the Credit Agreement is hereby amended to be identical to Exhibit D attached hereto, being the form of the First Amendment to Intercreditor Agreement referred to in the definition of "Intercreditor Agreement" (as amended hereby).

          (aa) A new Exhibit L is hereby added to the Credit Agreement, such new exhibit to be identical to Exhibit E attached hereto, being the Articles of Amendment of the Parent.

          Section 3. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this First Amendment and any of the foregoing documents (other than the Intercreditor Agreement), the terms of this First Amendment shall be controlling.

          Section 4. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Agents harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this First Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Administrative Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

          Section 5. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE PROVINCE OF ALBERTA AND OF CANADA FROM TIME TO TIME IN EFFECT.

          Section 6. Descriptive Headings, etc. The descriptive headings of the several Sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          Section 7. Entire Agreement. This First Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this First Amendment.

          Section 8. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

          Section 9. Amended Definitions. As used in the Credit Agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the First Amendment Effective Date the term "Agreement" shall mean the Credit Agreement as amended by this First Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.

     Exhibit A - Note (U.S. Dollars)
     Exhibit B - Note (Canadian Dollars)
     Exhibit C - Compliance Certificate
     Exhibit D - First Amendment to Intercreditor Agreement
     Exhibit E - Articles of Amendment


                                   SEAGULL ENERGY CANADA LTD.


                                   By:
                                        Robert M. King,
                                        Vice President

                                   CHEMICAL BANK OF CANADA,
                                   individually and as Arranger
                                   and as Administrative Agent


                                   By:
                                   Name:
                                   Title:



                                   THE BANK OF NOVA SCOTIA, as Paying
                                   Agent, as Co-Agent and as a Bank


                                   By:
                                   Name:
                                   Title:


                                   By:
                                   Name:
                                   Title:



                                   CANADIAN IMPERIAL BANK OF COMMERCE,
                                   as Co-Agent and as a Bank


                                   By:
                                   Name:
                                   Title:



                                   ABN AMRO BANK CANADA


                                   By:
                                   Name:
                                   Title:


                                   By:
                                   Name:
                                   Title:

                                   PARIBAS BANK OF CANADA


                                   By:
                                   Name:
                                   Title:


                                   By:
                                   Name:
                                   Title:



                                   MELLON BANK CANADA


                                   By:
                                   Name:
                                   Title:



                                   NBD BANK, CANADA


                                   By:
                                   Name:
                                   Title:



                                   SOCIETE GENERALE (CANADA)


                                   By:
                                   Name:
                                   Title:



                                   THE BANK OF TOKYO CANADA


                                   By:
                                   Name:
                                   Title:

                                   CREDIT LYONNAIS CANADA


                                   By:
                                   Name:
                                   Title:

                                        145

          The undersigned hereby joins in the execution of this Amendment to evidence its consent hereto and its acknowledgment that the Guarantee shall continue to apply to the Credit Agreement, as amended hereby.


                                   SEAGULL ENERGY CORPORATION


                                   By:
                                        Robert M. King,
                                        Vice President, Corporate
                                        Development and Treasurer


                                         146

     EXHIBIT 4.6
                                   PROMISSORY NOTE
                                    (U.S. Dollars)


     U.S. $                                                              , 199



               FOR VALUE RECEIVED, SEAGULL ENERGY CANADA LTD. (the "Borrower"), a corporation organized under the laws of the Province of Alberta, Canada,
     hereby promises to pay to                                              (the
     "Bank"), or order, at the principal office of The Bank of Nova Scotia, International Banking Division-Loan Accounting, 14th Floor, 44 King Street West, Toronto, Ontario, Canada M5H 1H1, Attention: Assistant Manager, the principal sum of
     UNITED STATES DOLLARS (U.S.  $                 ) (or such  lesser amount as
     shall equal the outstanding principal balance hereof), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount of each Loan denominated in U.S. Dollars made by the Bank to the Borrower under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

               In addition to and cumulative of any payment required to be made against this Note pursuant to the Credit Agreement, this Note, including all principal then unpaid and accrued interest then unpaid, shall be due and payable on December 31, 2000, its final maturity. All payments shall be applied first to principal and the balance to accrued interest, except as otherwise expressly provided in the Credit Agreement.

               This Note is one of the Notes referred to in the Credit Agreement (as restated, amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of December 30, 1993, among the Borrower, certain signatory banks named therein, Chemical Bank of Canada, as Arranger and as Administrative Agent, The Bank of Nova Scotia, as Paying Agent and as Co-Agent, and Canadian Imperial Bank of Commerce, as Co-Agent, and evidences the Loans denominated in U.S. Dollars made by the Bank thereunder. This Note shall be governed by the Credit Agreement. Capitalized terms used in this Note and not defined in this Note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

               The Bank is hereby authorized by the Borrower to endorse on Schedule A (or a continuation thereof) attached to this Note, the amount and date of each Loan denominated in U.S. Dollars made by the Bank to the Borrower under the Credit Agreement, and the amount and date of each payment or prepayment of principal of such Loan received by the Bank, provided that any failure by the Bank to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this Note in respect of such Loans.

                                         147

               Except only for any notices which are specifically required by the Credit Agreement or the other Loan Documents, the Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

               The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayment of Loans upon the terms and conditions specified therein.

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA, CANADA AND OF CANADA FROM TIME TO TIME IN EFFECT.

                                             SEAGULL ENERGY CANADA LTD.


                                             By:
                                             Name:
                                             Title:

                                      EXHIBIT A
                                          to
                         First Amendment to Credit Agreement

                                       Page 148

                                     SCHEDULE A

     This Note evidences Loans denominated in U.S. Dollars made by the Bank under the within-described Credit Agreement to the Borrower, in the principal amounts set forth below, which Loans are of the Type and for the Interest Periods and were made on the dates set forth below, subject to the payments of principal set forth below:


                                  Interest
               Principal          Period/     Date of     Amount    Balance
        Date   Amount of          Maturity   Payment or   Paid or     Out-
        Made     Loan      Type     Date     Prepayment   Prepaid   standing



                                      EXHIBIT A
                                          to
                         First Amendment to Credit Agreement

                                       Page 149

     EXHIBIT 4.7
                                   PROMISSORY NOTE
                                  (Canadian Dollars)


     Canadian $                                                          , 199



               FOR VALUE RECEIVED, SEAGULL ENERGY CANADA LTD. (the "Borrower"), a corporation organized under the laws of the Province of Alberta, Canada,
     hereby promises to pay to                                              (the
     "Bank"), or order, at the principal office of The Bank of Nova Scotia, International Banking Division-Loan Accounting, 14th Floor, 44 King Street West, Toronto, Ontario, Canada M5H 1H1, Attention: Assistant Manager, the principal sum of
     CANADIAN DOLLARS (Canadian  $                  ) (or such  lesser amount as
     shall equal the outstanding principal balance hereof), in lawful money of Canada and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount of each Loan denominated in Canadian Dollars made by the Bank to the Borrower under the Credit
     Agreement, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

               In addition to and cumulative of any payment required to be made against this Note pursuant to the Credit Agreement, this Note, including all principal then unpaid and accrued interest then unpaid, shall be due and payable on December 31, 2000, its final maturity. All payments shall be applied first to principal and the balance to accrued interest, except as otherwise expressly provided in the Credit Agreement.

               This Note is one of the Notes referred to in the Credit Agreement (as restated, amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of December 30, 1993, among the Borrower, certain signatory banks named therein, Chemical Bank of Canada, as Arranger and as Administrative Agent, The Bank of Nova Scotia, as Paying Agent and as Co-Agent, and Canadian Imperial Bank of Commerce, as Co-Agent, and evidences the Loans denominated in Canadian Dollars made by the Bank thereunder. This Note shall be governed by the Credit Agreement. Capitalized terms used in this Note and not defined in this Note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

               The Bank is hereby authorized by the Borrower to endorse on Schedule A (or a continuation thereof) attached to this Note, the amount and date of each Loan denominated in Canadian Dollars made by the Bank to the Borrower under the Credit Agreement, and the amount and date of each payment or prepayment of principal of such Loan received by the Bank, provided that any failure by the Bank to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this Note in respect of such Loans.


                                         150

               Except only for any notices which are specifically required by the Credit Agreement or the other Loan Documents, the Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

               The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayment of Loans upon the terms and conditions specified therein.

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA, CANADA AND OF CANADA FROM TIME TO TIME IN EFFECT.

                                             SEAGULL ENERGY CANADA LTD.


                                             By:
                                             Name:
                                             Title:




                                      EXHIBIT B
                                          to
                         First Amendment to Credit Agreement

                                       Page 151



                                      SCHEDULE A



     This Note evidences Loans denominated in Canadian Dollars made by the Bank under the within-described Credit Agreement to the Borrower, in the principal amounts set forth below, which Loans are of the Type and for the Interest Periods and were made on the dates set forth below, subject to the payments of principal set forth below:


                                  Interest
               Principal          Period/     Date of     Amount    Balance
        Date   Amount of          Maturity   Payment or   Paid or    Out-
        Made     Loan      Type     Date     Prepayment   Prepaid   standing



                                      EXHIBIT B
                                          to
                         First Amendment to Credit Agreement

                                       Page 152


     EXHIBIT 4.8
                      FIRST AMENDMENT TO INTERCREDITOR AGREEMENT

          THIS FIRST AMENDMENT TO INTERCREDITOR AGREEMENT ("First Amendment") dated as of May 24, 1994 (the "First Amendment Effective Date") is made and entered into by and among (i) the banks and other financial institutions (the "Canadian Lenders") which are or may from time to time become parties to the Canadian Credit Agreement (as defined in the Intercreditor Agreement hereinafter referred to and defined), by Chemical Bank of Canada, as their administrative agent (the "Canadian Agent");
     (ii) the banks and other financial institutions (the "U.S. Lenders") which are or may from time to time become parties to the U.S. Credit Agreement (as defined in the Intercreditor Agreement hereinafter referred to and defined), by Texas Commerce Bank National Association, as their agent (the "U.S. Agent"); (iii) Seagull Energy Canada Ltd., as borrower under the Canadian Credit Agreement (the "Canadian Borrower"); and (iv) Seagull Energy Corporation, as borrower under the U.S. Credit Agreement (the "U.S. Borrower") and guarantor of the obligations of the Canadian Borrower (in such capacity, the "Guarantor").


     RECITALS:

          Reference is hereby made to that certain Intercreditor Agreement dated December 30, 1993 executed by and among the Canadian Lenders, the U.S. Lenders, the Canadian Agent, the U.S. Agent, the Canadian Borrower and the U.S. Borrower (the "Intercreditor Agreement"); and

          WHEREAS, the Canadian Lenders, the U.S. Lenders, the Canadian Agent, the U.S. Agent, the Canadian Borrower and the U.S. Borrower have agreed, on the terms and conditions herein set forth, that the Intercreditor Agreement be amended in certain respects;

          NOW, THEREFORE, IT IS AGREED:

          Section 1. Definitions. Terms used herein which are defined in the Intercreditor Agreement shall have the same meanings when used herein unless otherwise provided herein.

          Section 2. Amendments to the Intercreditor Agreement. On and after the First Amendment Effective Date, the Intercreditor Agreement shall be amended as follows:

          (a) The definition of "Canadian Credit Agreement" set forth in
     Section 1.1 of the Intercreditor Agreement is hereby amended to read in its entirety as follows:

               "Canadian Credit Agreement" shall mean that certain Credit Agreement dated December 30, 1993 executed by and among Canadian Borrower, the Banks signatory thereto, Chemical as arranger and administrative agent, The Bank of Nova Scotia as paying agent and co-agent and Canadian Imperial Bank of Commerce as co-agent, as amended by that certain First Amendment to Credit Agreement dated

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           May 24, 1994, as further amended by this Agreement and as the same may be further amended or modified from time to time.

           (b) The definition of "Combined Majority Lenders" set forth in
     Section 1.1 of the Intercreditor Agreement is hereby amended to read in its entirety as follows:

               "Combined Majority Lenders" means (a) prior to the termination of the Commitments under the U.S. Credit Agreement, Lenders having greater than 66-2/3% of the aggregate amount of the Combined Commitments and (b) after the termination of the Commitments under the U.S. Credit Agreement, Lenders having greater than 66-2/3% of the Combined Outstandings.

          (c) The definition of "Combined Requesting Lenders" set forth in
     Section 1.1 of the Intercreditor Agreement is hereby amended to read in its entirety as follows:

               "Combined Requesting Lenders" means (a) prior to the termination of the Commitments under the U.S. Credit Agreement, Lenders having greater than 50% of the aggregate amount of the Combined Commitments and (b) after the termination of the Commitments under the U.S. Credit Agreement, Lenders having greater than 50% of the Combined Outstandings.

          (d) The definition of "Combined Super Majority Lenders" set forth in
     Section 1.1 of the Intercreditor Agreement is hereby amended to read in its entirety as follows:

               "Combined Super Majority Lenders" means (a) prior to the termination of the Commitments under the U.S. Credit Agreement, Lenders having 75% or more of the aggregate amount of the Combined Commitments and (b) after the termination of the Commitments under the U.S. Credit Agreement, Lenders having 75% or more of the Combined Outstandings.

          (e) The definition of "U.S. Credit Agreement" set forth in Section
     1.1 of the Intercreditor Agreement is hereby amended to read in its entirety as follows:

               "U.S. Facility" shall mean that certain Credit Agreement dated May 24, 1994 executed by and among the U.S. Borrower, the Banks signatory thereto, TCB as administrative agent and Chemical Bank as auction agent, as amended by this Agreement and as the same may be further amended or modified from time to time.

          Section 3. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Intercreditor Agreement or any of the other Loan Documents (as defined in the Credit Agreements), or (b) except as expressly set forth herein, prejudice any right or rights which the Lenders may now have or may have in the future under or in connection with the Intercreditor Agreement, the Loan Documents or any of the other documents referred to therein. Except

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     as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Intercreditor Agreement and any other Loan Documents (as defined in the Credit Agreements) or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this First Amendment and any of the foregoing documents, the terms of this First Amendment shall be controlling.

          Section 4. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

          Section 5. Descriptive Headings, etc. The descriptive headings of the several Sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          Section 6. Entire Agreement. This First Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this First Amendment.

          Section 7. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

          Section 8. Amended Definitions. As used in the Intercreditor Agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the First Amendment Effective Date the term "Agreement" shall mean the Intercreditor Agreement as amended by this First Amendment.

                                         155

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.

                   NOTICE PURSUANT TO TEX. BUS. & COMM. CODE  26.02

          THIS FIRST AMENDMENT AND ALL OTHER LOAN DOCUMENTS (AS DEFINED IN THE RESPECTIVE CREDIT AGREEMENTS) EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                 TEXAS COMMERCE BANK NATIONAL
                                 ASSOCIATION, as Administrative Agent under the U.S. Credit Agreement and on behalf of the U.S. Lenders


                                 By:
                                      Robert C. Mertensotto,
                                      Senior Vice President

                                 CHEMICAL BANK OF CANADA, as
                                 Administrative Agent under the Canadian
                                 Credit Agreement and on behalf of the Canadian Lenders


                                 By:
                                 Name:
                                 Title:

                                         156

     JOINDER:


     SEAGULL ENERGY CANADA LTD.
     (as Borrower under the Canadian
     Credit Agreement)


     By:
         Robert M. King,
         Vice President



     SEAGULL ENERGY CORPORATION
     (as Borrower under the U.S.
     Credit Agreement and as guarantor
     in respect of the Canadian Credit
     Agreement)


     By:
         Robert M. King,
         Vice President, Corporate
         Development and Treasurer

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